Structural and Collateral Term Sheet                                 May 18, 2006

$1,118,629,000 (approximate) of Offered Certificates
American Home Mortgage Assets Trust 2006-1 - Issuing Entity
American Home Mortgage Assets LLC - Depositor
Mortgage Backed Pass-Through Certificates, Series 2006-1

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF CERTIFICATES
The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Description of the Offered Certificates
Certificates	Approximate Certificate Principal/Notional Principal Balance ($) (1)	Primary Collateral Group	Prepayment Penalty Type	Ratings (S&P/ Moody’s)	Credit Enhancement Percentage(3)	Initial Pass-Through Rate (4)	Estimated Avg. Life (yrs) (5)	Principal Payment Window (5)
1A1(6)	165,000,000	Group 1A, 1B & 1C(2)	Aggregate	AAA/Aaa	8.05% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
1A2(6)	101,931,000	Group 1A, 1B & 1C(2)	Aggregate	AAA/Aaa	44.83% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
1A3(6)	42,470,000	Group 1A, 1B & 1C(2)	Aggregate	AAA/Aaa	21.84% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
1A4(6)	25,483,000	Group 1A, 1B & 1C(2)	Aggregate	AAA/Aaa	8.05% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
2A1(6)	427,532,000	Group 2A, 2B & 2C(2)	Aggregate	AAA/Aaa	44.83% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
2A2(6)	178,138,000	Group 2A, 2B & 2C(2)	Aggregate	AAA/Aaa	21.84% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
2A3(6)	106,883,000	Group 2A, 2B & 2C(2)	Aggregate	AAA/Aaa	8.05% (+/- 0.50%)	LIBOR + [ ]%	4.54	06/06-03/26
M-1(3)	15,948,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	AAA/Aa1	6.65% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-2(3)	13,669,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	AA+/Aa2	5.45% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-3(3)	8,543,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	AA+/Aa3	4.70% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-4(3)	6,834,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	AA/A1	4.10% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-5(3)	6,834,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	AA/A2	3.50% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-6(3)	6,265,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	AA-/A3	2.95% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-7(3)	5,695,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	A+/Baa1	2.45% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-8(3)	5,126,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	A/Baa2	2.00% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
M-9(3)	2,278,000	Group 1A, 1B, 1C, 2A, 2B & 2C	Aggregate	A-/Baa3	1.80% (+/- 0.50%)	LIBOR + [ ]%	7.99	06/06-03/26
X-A(7)	376,457,235	Group 1A & 2A(2)	No Penalty	AAA/Aaa	N/A	[ ]%	N/A	N/A
X-B(8)	391,102,231	Group 1B & 2B(2)	1 & 2 Yr Penalties	AAA/Aaa(10)	N/A	[ ]%	N/A	N/A
X-C(9)	371,578,761	Group 1C & 2C(2)	3 Yr Penalty	AAA/Aaa (10)	N/A	[ ]%	N/A	N/A

(1)	The Certificate Principal Balances are based on projected balances of the related Mortgage Loans as of May 1, 2006 and are subject to a +/- 10% variance in the aggregate.

(2)
The Class 1A1 Certificates will consist of three components - the Class 1A-A1, Class 1B-A1 and Class 1C-A1 Components (the “Class 1A1 Components”); the Class 1A2 Certificates will consist of three components - the Class 1A-A2, Class 1B-A2 and Class 1C-A2 Components (the “Class 1A2 Components”, each a “Super Senior Component”); the Class 1A3 Certificates will consist of three components - the Class 1A-A3, Class 1B-A3 and Class 1C-A3 Components (the “Class 1A3 Components”, each a “Super Senior Component”); the Class 1A4 Certificates will consist of three components - the Class 1A-A4, Class 1B-A4 and Class 1C-A4 Components (the “Class 1A4 Components”, each a “Senior Support Component”); the Class 2A1 Certificates will consist of three components - the Class 2A-A1, Class 2B-A1 and Class 2C-A1 Components (the “Class 2A1 Components”, each a “Super Senior Component”); the Class 2A2 Certificates will consist of three components - the Class 2A-A2, Class 2B-A2 and Class 2C-A2 Components (the “Class 2A2 Components”, each a “Super Senior Component”); and the Class 2A3 Certificates will consist of three components - the Class 2A-A3, Class 2B-A3 and Class 2C-A3 Components (the “Class 2A3 Components”, each a “Senior Support Component”). The Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 2A1, Class 2A2 and Class 2A3 Certificates are entitled to receive principal payments each on a component basis as described above. The Class X-A Certificate will consist of two interest-only components and two principal-only components - entitled to receive interest payments from the Class X-1A-IO and Class X-2A-IO Components and interest and principal payments from the Class X-1A-P and Class X-2A-P Components. The Class X-B Certificate will consist of two interest-only components and two principal-only components - entitled to receive interest payments from the Class X-1B-IO and Class X-2B-IO Components and interest and principal payments from the Class X-1B-P and Class X-2B-P Components. The Class X-C Certificate will consist of two interest-only components and two principal-only components - entitled to receive interest payments from the Class X-1C-IO and Class X-2C-IO Components and interest and principal payments from the Class X-1C-P and Class X-2C-P Components. The Class X-B and Class X-C Certificates are also entitled to receive any prepayment penalties with respect to the mortgage loans in the related groups.

(3)	The Credit Enhancement percentages are preliminary.

(4)
The Pass-Through Rates for each of the components of the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 2A1, Class 2A2 and Class 2A3 Certificates, respectively, will be adjustable rates equal to the lesser of (i) one-month LIBOR plus the related margin (which margins after the first possible optional call date will be multiplied by 2.0) and (ii) the weighted average of the net mortgage rates on the mortgage loans in the related loan group (adjusted to an actual/360 day count basis). The pass-through rates on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be adjustable rates equal to the lesser of (a) one-month LIBOR plus the related margin (which margins after the first possible optional call date will be multiplied by 1.5) and (b) the least of (i) the weighted average of the net mortgage rates for the Group 1A Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (ii) the weighted average of the net mortgage rates for the Group 1B Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (iii) the weighted average of the net mortgage rates for the Group 1C Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (iv) the weighted average of the net mortgage rates for the Group 2A Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (v) the weighted average of the net mortgage rates for the Group 2B Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis) and (vi) the weighted average of the net mortgage rates for the Group 2C Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis).

(5)	Assuming 20% CPR (the “Pricing Prepayment Assumption”) and the 1% Clean-up Call is exercised.

(6)
The components of the Class 1A2, Class 1A3, Class 2A1 and Class 2A2 Certificates will be entitled to additional credit support, as described in the “Credit Enhancement” section in this Term Sheet. Principal losses on the mortgage loans for each loan group will be allocated on a Certificate component level, and will not be allocated to the applicable Super Senior Component, unless the Certificate Principal Balances of the applicable Senior Support Component for each of the Class A Certificates have been reduced to zero. Please refer to the “Allocation of Realized Losses” section in this Term Sheet for a more detailed description.

(7)
The Class X-A Certificates will consist of two interest-only and two principal-only components. Holders of the Class X-A Certificates may not transfer the components separately. The first interest-only component will be the Class X-1A-IO Component and the first principal-only component will be the Class X-1A-P Component. For the purpose of calculating interest payments on the Class X-1A-IO Component, interest accrues on the Class X-1A-IO Component notional amount, which as of any date of determination is equal to the sum of the aggregate certificate principal balance of the Group 1A Components and that portion of the certificate principal balances of the Class M Certificates and the Class B Certificates attributable to the Group 1A Mortgage Loans. The Pass-Through Rates on the Class X-1A-IO Component will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the Group 1A Mortgage Loans for that distribution date, over (y) the weighted average of the Pass-Through Rates of the Group 1A Components, Class M and Class B Certificates, weighted on the basis of, in the case of the Group 1A Components, the certificate principal balance of each such class of Group 1A Components, and, in the case of the Class M Certificates and Class B Certificates, that portion of their certificate principal balance attributable to the Group 1A Mortgage Loans (adjusted to a 30/360 day count basis). Interest payable on the Class X-1A-IO Component will be reduced to the extent necessary to cover carryover shortfall amounts on the Group 1A Components, Class M Certificates and Class B Certificates. The Class X-1A-IO Component will not be entitled to reimbursement for such amounts. The principal balance of the Class X-1A-P Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class X-1A-IO Component. The pass-through rate on the Class X-1A-P Component will be a per annum rate equal to the weighted average of the net mortgage rates on the Group 1A Mortgage Loans.

The second interest-only component will be the Class X-2A-IO Component and the second principal-only component will be the Class X-2A-P Component. For the purpose of calculating interest payments on the Class X-2A-IO Component, interest accrues on the Class X-2A-IO Component notional amount, which as of any date of determination is equal to the sum of the aggregate certificate principal balance of the Group 2A Components and that portion of the certificate principal balances of the Class M Certificates and the Class B Certificates attributable to the Group 2A Mortgage Loans. The Pass-Through Rates on the Class X-2A-IO Component will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the Group 2A Mortgage Loans for that distribution date, over (y) the weighted average of the Pass-Through Rates of the Group 2A Components, Class M and Class B Certificates, weighted on the basis of, in the case of the Group 2A Components, the certificate principal balance of each such class of Group 2A Components, and, in the case of the Class M Certificates and Class B Certificates, that portion of their certificate principal balance attributable to the Group 2A Mortgage Loans (adjusted to a 30/360 day count basis). Interest payable on the Class X-2A-IO Component will be reduced to the extent necessary to cover carryover shortfall amounts on the Group 2A Components, Class M Certificates and Class B Certificates. The Class X-2A-IO Component will not be entitled to reimbursement for such amounts. The principal balance of the Class X-2A-P Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class X-2A-IO Component. The principal balance of the Class X-A Certificates will be equal to the sum of the principal balances of the Class X-2A-P and Class X-1A-P Components. The pass-through rate on the Class X-2A-P Component will be a per annum rate equal to the weighted average of the net mortgage rates on the Group 2A Mortgage Loans.

(8)
The Class X-B Certificates will consist of two interest-only and two principal-only components. Holders of the Class X-B Certificates may not transfer the components separately. The first interest-only component will be the Class X-1B-IO Component and the first principal-only component will be the Class X-1B-P Component. For the purpose of calculating interest payments on the Class X-1B-IO Component, interest accrues on the Class X-1B-IO Component notional amount, which as of any date of determination is equal to the sum of the aggregate certificate principal balance of the Group 1B Components and that portion of the certificate principal balances of the Class M Certificates and the Class B Certificates attributable to the Group 1B Mortgage Loans. The Pass-Through Rates on the Class X-1B-IO Component will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the Group 1B Mortgage Loans for that distribution date, over (y) the weighted average of the Pass-Through Rates of the Group 1B Components, Class M and Class B Certificates, weighted on the basis of, in the case of the Group 1B Components, the certificate principal balance of each such class of Group 1B Components, and, in the case of the Class M Certificates and Class B Certificates, that portion of their certificate principal balance attributable to the Group 1B Mortgage Loans (adjusted to a 30/360 day count basis). Interest payable on the Class X-1B-IO Component will be reduced to the extent necessary to cover carryover shortfall amounts on the Group 1B Components, Class M Certificates and Class B Certificates. The Class X-1B-IO Component will not be entitled to reimbursement for such amounts. The principal balance of the Class X-1B-P Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class X-1B-IO Component. The pass-through rate on the Class X-1B-P Component will be a per annum rate equal to the weighted average of the net mortgage rates on the Group 1B Mortgage Loans.

The second interest-only component will be the Class X-2B-IO Component and the second principal-only component will be the Class X-2B-P Component. For the purpose of calculating interest payments on the Class X-2B-IO Component, interest accrues on the Class X-2B-IO Component notional amount, which as of any date of determination is equal to the sum of the aggregate certificate principal balance of the Group 2B Components and that portion of the certificate principal balances of the Class M Certificates and the Class B Certificates attributable to the Group 2B Mortgage Loans. The Pass-Through Rates on the Class X-2B-IO Component will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the Group 2B Mortgage Loans for that distribution date, over (y) the weighted average of the Pass-Through Rates of the Group 2B Components, Class M and Class B Certificates, weighted on the basis of, in the case of the Group 2B Components, the certificate principal balance of each such class of Group 2B Components, and, in the case of the Class M Certificates and Class B Certificates, that portion of their certificate principal balance attributable to the Group 2B Mortgage Loans (adjusted to a 30/360 day count basis). Interest payable on the Class X-2B-IO Component will be reduced to the extent necessary to cover carryover shortfall amounts on the Group 2B Components, Class M Certificates and Class B Certificates. The Class X-2B-IO Component will not be entitled to reimbursement for such amounts. The principal balance of the Class X-2B-P Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class X-2B-IO Component. The principal balance of the Class X-B Certificates will be equal to the sum of the principal balances of the Class X-2B-P and Class X-1B-P Components. The pass-through rate on the Class X-2B-P Component will be a per annum rate equal to the weighted average of the net mortgage rates on the Group 2B Mortgage Loans.

(9)
The Class X-C Certificates will consist of two interest-only and two principal-only components. Holders of the Class X-C Certificates may not transfer the components separately. The first interest-only component will be the Class X-1C-IO Component and the first principal-only component will be the Class X-1C-P Component. For the purpose of calculating interest payments on the Class X-1C-IO Component, interest accrues on the Class X-1C-IO Component notional amount, which as of any date of determination is equal to the sum of the aggregate certificate principal balance of the Group 1C Components and that portion of the certificate principal balances of the Class M Certificates and the Class B Certificates attributable to the Group 1C Mortgage Loans. The Pass-Through Rates on the Class X-1C-IO Component will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the Group 1C Mortgage Loans for that distribution date, over (y) the weighted average of the Pass-Through Rates of the Group 1C Components, Class M and Class B Certificates, weighted on the basis of, in the case of the Group 1C Components, the certificate principal balance of each such class of Group 1C Components, and, in the case of the Class M Certificates and Class B Certificates, that portion of their certificate principal balance attributable to the Group 1C Mortgage Loans (adjusted to a 30/360 day count basis). Interest payable on the Class X-1C-IO Component will be reduced to the extent necessary to cover carryover shortfall amounts on the Group 1C Components, Class M Certificates and Class B Certificates. The Class X-1C-IO Component will not be entitled to reimbursement for such amounts. The principal balance of the Class X-1C-P Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class X-1C-IO Component. The pass-through rate on the Class X-1C-P Component will be a per annum rate equal to the weighted average of the net mortgage rates on the Group 1C Mortgage Loans.

The second interest-only component will be the Class X-2C-IO Component and the second principal-only component will be the Class X-2C-P Component. For the purpose of calculating interest payments on the Class X-2C-IO Component, interest accrues on the Class X-2C-IO Component notional amount, which as of any date of determination is equal to the sum of the aggregate certificate principal balance of the Group 2C Components and that portion of the certificate principal balances of the Class M Certificates and the Class B Certificates attributable to the Group 2C Mortgage Loans. The Pass-Through Rates on the Class X-2C-IO Component will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the Group 2C Mortgage Loans for that distribution date, over (y) the weighted average of the Pass-Through Rates of the Group 2C Components, Class M and Class B Certificates, weighted on the basis of, in the case of the Group 2C Components, the certificate principal balance of each such class of Group 2C Components, and, in the case of the Class M Certificates and Class B Certificates, that portion of their certificate principal balance attributable to the Group 2C Mortgage Loans (adjusted to a 30/360 day count basis). Interest payable on the Class X-2C-IO Component will be reduced to the extent necessary to cover carryover shortfall amounts on the Group 2C Components, Class M Certificates and Class B Certificates. The Class X-2C-IO Component will not be entitled to reimbursement for such amounts. The principal balance of the Class X-2C-P Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class X-2C-IO Component. The principal balance of the Class X-C Certificates will be equal to the sum of the principal balances of the Class X-2C-P and Class X-1C-P Components. The pass-through rate on the Class X-2C-P Component will be a per annum rate equal to the weighted average of the net mortgage rates on the Group 2C Mortgage Loans.

(10)	The ratings assigned to the Class X-B and Class X-C Certificates provide no assurance that any prepayment charges will be collected for loans in their related groups.

Mortgage Pool Description(1)

	Group 1 - Conforming	Group 2 - Non-Conforming	Aggregate Pool
Aggregate Principal Balance	$364,875,625	$776,553,054	$1,141,428,679
Average Loan Balance	$220,336	$614,848	$391,034
Number of Loans	1,656	1,263	2,919
Weighted Average Months to Roll	1	1	1
Weighted Average Remaining Term to Maturity	413	419	417
Gross WAC	6.635%	6.277%	6.392%
Weighted Average Expense Rate	0.635%	0.500%	0.543%
Net WAC	6.000%	5.778%	5.849%
Minimum Coupon	1.000%	1.000%	1.000%
Maximum Coupon	8.753%	8.528%	8.753%
Weighted Average Maximum Interest Rate	10.102%	10.020%	10.046%
Gross Margin	3.131%	3.010%	3.049%
Net Margin	2.496%	2.510%	2.506%
One-Month MTA Indexed Percent	100.00%	100.00%	100.00%
Prepayment Penalty Percent	76.35%	62.50%	66.93%
Weighted Average FICO	710	715	714
Cash Out Refinance Percent	58.26%	54.97%	56.02%
California Percent	24.26%	51.82%	43.01%
Primary Residence Percent	62.03%	79.27%	73.76%
Single Family and PUD Percent	78.71%	85.38%	83.25%
Single Largest Zip Code Percent	0.70%	0.86%	0.59%
Largest Individual Loan Balance	$361,014	$5,531,413	$5,531,413
Weighted Average Current Loan-to-Value Ratio	75.99%	74.71%	75.12%
Latest Maturity Date	4/1/2046	4/1/2046	4/1/2046

(1)	All percentages calculated herein are percentages of preliminary Mortgage Pool scheduled principal balances as of the Statistical Calculation Date.

Mortgage Pool Description(1)

	Group A - No PPP	Group B - 1 Yr and 2 Yr Hard PPP	Group C - 3 Yr Hard PPP
Aggregate Principal Balance	$377,462,478	$391,848,899	$372,117,302
Average Loan Balance	$458,086	$393,423	$338,596
Number of Loans	824	996	1,099
Weighted Average Months to Roll	1	1	1
Weighted Average Remaining Term to Maturity	409	422	420
Gross WAC	5.732%	6.440%	7.010%
Weighted Average Expense Rate	0.500%	0.566%	0.563%
Net WAC	5.233%	5.874%	6.448%
Minimum Coupon	1.000%	1.000%	1.000%
Maximum Coupon	7.876%	7.883%	8.753%
Weighted Average Maximum Interest Rate	10.064%	10.053%	10.020%
Gross Margin	2.815%	2.899%	3.444%
Net Margin	2.315%	2.333%	2.881%
One-Month MTA Indexed Percent	100.00%	100.00%	100.00%
Prepayment Penalty Percent	0.00%	100.00%	100.00%
Weighted Average FICO	720	716	704
Cash Out Refinance Percent	47.88%	58.42%	61.77%
California Percent	42.64%	49.94%	36.09%
Primary Residence Percent	66.42%	72.11%	82.95%
Single Family and PUD Percent	80.80%	82.21%	86.82%
Single Largest Zip Code Percent	1.47%	1.14%	0.96%
Largest Individual Loan Balance	$5,531,413	$3,797,390	$2,538,433
Weighted Average Current Loan-to-Value Ratio	74.18%	75.26%	75.93%
Latest Maturity Date	4/1/2046	4/1/2046	4/1/2046

(1)	All percentages calculated herein are percentages of preliminary Mortgage Pool scheduled principal balances as of the Statistical Calculation Date.

Time Table

Cut-Off Date:	May 1, 2006
Statistical Calculation Date:	April 1, 2006
Settlement Date:	May 25, 2006
Distribution Date:	25th of each month or the next business day if such day is not a business day
First Distribution Date:	June 26, 2006
Final Scheduled Distribution Date:	May 25, 2046

Features of the Transaction

■	Offering consists of certificates totaling approximately $1,118,629,000, subject to a +/- 10% variance of which approximately $1,047,437,000 will be rated Aaa/AAA by Moody’s and S&P.

■
The expected amount of credit support for the Class 1A2 and Class 2A1 Super Senior Certificates will be approximately 44.83% (+/- 0.50%), for the Class 1A3 and Class 2A2 Super Senior Certificates will be approximately 21.84% (+/- 0.50%), and for the Class 1A1 Certificates and the Class 1A4 and Class 2A3 Senior Support Certificates will be approximately 8.05% (+/- 0.50%).

■
Substantially all of the collateral is expected to consist of 1-Year MTA payment option adjustable rate mortgage loans with a negative amortization feature set to mature within 40 years of the date of origination, secured by first liens on one- to four-family residential properties and originated by American Home Mortgage Investment Corp.

Structure of the Certificates

Credit Enhancement

Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The subordinate certificates will be entitled to net principal prepayments only subject to the conditions as described in the shifting interest section below. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the “Senior Subordinate Certificates”) and the Class B-1, Class B-2, and Class B-3 Certificates (the “Junior Subordinate Certificates”, and together with the Senior Subordinate Certificates the “Subordinate Certificates”) will be subordinate in the right to receive payments of principal and interest and, therefore, provide credit protection to the Class 1A and Class 2A Certificates (collectively with the Class X Certificates and any class of residual certificates, the “Senior Certificates”). The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively the “LIBOR Certificates.” Furthermore, for the Group 1 Certificates, the Class 1A2 Certificates (comprised of the Class 1A-A2, Class 1B-A2 and Class 1C-A2 Components) and Class 1A3 Certificates (comprised of the Class 1A-A3, Class 1B-A3 and Class 1C-A3 Components) and for the Group 2 Certificates, the Class 2A1 Certificates (comprised of the Class 2A-A1, Class 2B-A1 and Class 2C-A1 Components) and Class 2A2 Certificates (comprised of the Class 2A-A2, Class 2B-A2 and Class 2C-A2 Components) will be entitled to additional credit support as described in the “Allocation of Realized Losses” Section. The components of the Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates receive distributions of interest or principal and the Subordinate Certificates will receive distributions in order of their numerical class designations.

Shifting Interest

Unless the aggregate Certificate Principal Balance of the Subordinate Certificates has reached a certain level relative to each group of Senior Certificates (subject to certain loss and delinquency criteria), each group of Senior Certificate components will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all Net Prepayments on the mortgage loans until the 10th anniversary of the closing date (i.e., the distribution date in May 2016). Thereafter, the Senior Certificate components will generally receive their share of scheduled principal payments and a decreasing share of Net Prepayments. This will result in a faster rate of return of principal to those Senior Certificate components than would occur if those Senior Certificate components and the Subordinate Certificates received all principal payments pro rata, and increases the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. The net prepayment percentages on the Subordinate Certificates are as follows:

Distribution Date	Percentage
June 2006 - May 2016	0%
June 2016 - May 2017	30%
June 2017 - May 2018	40%
June 2018 - May 2019	60%
June 2019 - May 2020	80%
June 2020 and after	100%

If before the Distribution Date in June 2009 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 50% of their pro rata share of Net Prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in June 2009 the credit support is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of the Net Prepayments, subject to certain loss and delinquency criteria.

Allocation of Realized Losses

Losses on the mortgage loans for all loan groups realized during any calendar month will be allocated on each Distribution Date to reduce the Certificate Principal Balances of the Subordinate Certificates in reverse order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero. If the Certificate Principal Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the Mortgage Loans for each respective loan group would be allocated pro rata to the respective group of Senior components based on their outstanding Certificate Principal Balances, in each case until the Certificate Principal Balance of such class of certificates has been reduced to zero.

Notwithstanding the foregoing, for the Group 1 Certificates, realized losses on the related Mortgage Loans will be allocated pro rata (i) to the Class 1A1 Certificates on a component basis and (ii) to the Class 1A2, Class 1A3 and Class 1A4 Certificates on a component basis in reverse sequential order. Realized losses otherwise allocable to the Class 1A-A2, Class 1B-A2 and Class 1C-A2 Components (collectively, the Class 1A2 Certificates) will be allocated first, to the Class 1A-A4, Class 1B-A4 and Class 1C-A4 Components (collectively, the Class 1A4 Certificates) respectively, and then to the Class 1A-A3, Class 1B-A3 and Class 1C-A3 Components (collectively, the Class 1A3 Certificates) respectively, and realized losses otherwise allocable to the Class 1A-A3, Class 1B-A3 and Class 1C-A3 Components will be allocated to the Class 1A-A4, Class 1B-A4 and Class 1C-A4 Components, respectively, to reduce the Certificate Principal Balance of each such class until the Certificate Principal Balance of each such class has been reduced to zero. In addition, realized losses otherwise allocable to the Class 2A-A1, Class 2B-A1 and Class 2C-A1 Components (collectively, the Class 2A1 Certificates) will be allocated first, to the Class 2A-A3, Class 2B-A3 and Class 2C-A3 Components, respectively (collectively, the Class 2A3 Certificates), and then to the Class 2A-A2, Class 2B-A2 and Class 2C-A2 Components, respectively (collectively, the Class 2A2 Certificates), and realized losses otherwise allocable to the Class 2A-A2, Class 2B-A2 and Class 2C-A2 Components will be allocated to the Class 2A-A3, Class 2B-A3 and Class 2C-A3 Components, respectively, to reduce the Certificate Principal Balance of each such class until the Certificate Principal Balance of each such class has been reduced to zero.

Priority of Distributions

1.
Concurrently, payment of interest to each group of Senior Certificate components from the applicable loan group allocated pro rata to each class of Senior Certificate components. Interest otherwise payable to each Class X-IO Component will instead be paid to the related group of Senior Certificate components and the Subordinate Certificates to the extent necessary to cover any carryover shortfall amounts allocated to such certificates.

2.
Concurrently, payment of principal to each group of Senior Certificate components from the applicable loan group on a pro rata basis to each class of related Senior Certificate components until their Certificate Principal Balances are reduced to zero.

3.
Payment of interest and then principal to each class of Subordinate Certificates after making the related payments set forth in clause (1) and (2) above, in the order of their seniority, beginning with the Class M-1, Class M-2, Class M-3, etc.

Negative Amortization
Since substantially all of the mortgage loans are subject to negative amortization, the Group 1, Group 2, the Subordinate, and the Class X Certificates are subject to increases in their Certificate Principal Balances. However, the amount of negative amortization that occurs in each period for each loan group will be offset by principal prepayments on the mortgage loans for each applicable loan group. Any negative amortization for each loan group that is not offset by principal prepayments ("Net Deferred Interest") for each respective loan group will be allocated to the Certificates or Certificate components, other than the Class X Certificates, based on the excess of (i) interest that accrued on such Certificates or Certificate components at its respective pass-through rate, over (ii) interest that accrued on such Certificates or Certificate components at its related Adjusted Rate Cap (the Net Rate Cap reduced by the net deferred interest). Net Deferred Interest for each loan group not allocated as described above will be allocated to the applicable Class X-IO Component by increasing the balance of the related Class X-P Component. Principal prepayments in excess of the negative amortization amount are “Net Prepayments”.

Key Terms

Issuing Entity:	American Home Mortgage Assets Trust 2006-1
Sponsor:	Goldman Sachs Mortgage Company
Depositor:	American Home Mortgage Assets LLC
Master Servicer:	Wells Fargo Bank, National Association
Trustee:	Deutsche Bank National Trust Company
Originator:	American Home Mortgage Investment Corp. (or an affiliate thereof)
Servicer:	American Home Servicing, Inc.
Rating Agencies:	Moody’s and Standard & Poor’s.
Type of Issuance:	Public for all the Offered Certificates.
Class X Certificates:	Class X-A, Class X-B and Class X-C Certificates
Class X-A Certificates:	Class X-1A-IO, Class X-2A-IO, Class X-1A-P and Class X-2A-P Components entitled to receive payments from Mortgage Loans with no prepayment penalties
Class X-B Certificates:	Class X-1B-IO, Class X-2B-IO, Class X-1B-P and Class X-2B-P Components entitled to receive payments from 1 year and 2 year prepayment penalty Mortgage Loans
Class X-C Certificates:	Class X-1C-IO, Class X-2C-IO, Class X-1C-P and Class X-2C-P Components entitled to receive payments from 3 year prepayment penalty Mortgage Loans
Group 1A Components:	Class 1A-A1, Class 1A-A2, Class 1A-A3 and Class 1A-A4 Components
Group 1B Components:	Class 1B-A1, Class 1B-A2, Class 1B-A3 and Class 1B-A4 Components
Group 1C Components:	Class 1C-A1, Class 1C-A2, Class 1C-A3 and Class 1C-A4 Components
Group 2A Components:	Class 2A-A1, Class 2A-A2 and Class 2A-A3 Components
Group 2B Components:	Class 2B-A1, Class 2B-A2 and Class 2B-A3 Components
Group 2C Components:	Class 2C-A1, Class 2C-A2 and Class 2C-A3 Components
Group 1A Mortgage Loans:	Conforming balance Mortgage Loans with no prepayment penalties
Group 1B Mortgage Loans:	Conforming balance Mortgage Loans with 1year and 2 year prepayment penalties
Group 1C Mortgage Loans:	Conforming balance Mortgage Loans with 3 year prepayment penalties
Group 2A Mortgage Loans:	Non-Conforming balance Mortgage Loans with no prepayment penalties
Group 2B Mortgage Loans:	Non-Conforming balance Mortgage Loans with 1 year and 2 year prepayment penalties
Group 2C Mortgage Loans:	Non-Conforming balance Mortgage Loans with 3 year prepayment penalties
Group 1 Certificates:	The Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates comprised of the Group 1A, Group 1B and Group 1C Components
Group 2 Certificates:	The Class 2A1, Class 2A2 and Class 2A3 Certificates comprised of the Group 2A, Group 2B and Group 2C Components
Class 1A Certificates:	Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates
Class 2A Certificates:	Class 2A1, Class 2A2 and Class 2A3 Certificates
Class A Certificates:	Class 1A and Class 2A Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Class B Certificates:	Class B-1, Class B-2 and Class B-3 Certificates
LIBOR Certificates:	Class A, Class M and Class B Certificates
Servicer Advancing:	The Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent the advance is deemed recoverable.
Compensating Interest:
On each distribution date, the Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the prospectus supplement. The reduction in the Servicer’s servicing compensation for any Distribution Date will be limited to an amount equal to one month’s interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Servicer’s aggregate obligations for any month shall be limited to the total amount of servicing fees actually received with respect to the Mortgage Loans by the Servicer during such month.

Mortgage Loan Remittance Rate:	With respect to each Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related mortgage interest rate minus the related servicing fee rate.
Interest Accrual:
The interest accrual period with respect to the Class X Certificates will be the calendar month preceding the month of the Distribution Date (on a 30/360 basis) and for the LIBOR Certificates, from the prior distribution date (or the closing date in the case of the first interest accrual period) to the day before the current distribution date (on an actual/360 basis).

Pricing Prepayment Assumption:	20% CPR.
Collateral Description:
Substantially all of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate teaser period of one or three months) based upon an index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”) index. After the one or three month initial fixed rate teaser period, the interest rate for each of these MTA-indexed Mortgage Loan will adjust monthly to equal the sum of MTA and the related gross margin. None of the MTA-indexed Mortgage Loans are subject to a periodic rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate.
For each of the MTA-indexed Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject generally to the conditions that (i) the amount of the minimum monthly payment will not increase or decrease by an amount that is more than 7.50% of the last minimum monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110%, 115% or 125% of the original principal balance due to Deferred Interest (the “Negative Amortization Limit”), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

On each payment date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Negative amortization on a MTA-indexed Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the MTA-indexed Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the MTA-indexed Mortgage Loan.

The Mortgage Loans:
The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties. Most of the mortgage loans are indexed to 1-Year MTA with monthly coupon adjustments that allow for negative amortization.

Expense Rate:	The “Expense Rate” is comprised of primary servicing fees and lender paid mortgage insurance. The weighted average Expense Rate before the reset date will be equal to approximately 0.543%.
Expected Subordination:
44.83% (+/- 0.50%) for the Class 1A2 and Class 2A1 Certificates, 21.84% (+/- 0.50%) for the Class 1A3 and Class 2A2 Certificates and 8.05% (+/- 0.50%) for the Class 1A1, Class 1A4 and Class 2A3 Certificates.

Other Certificates:
The following Classes of “Other Certificates” will be issued in the indicated approximate original Certificate Principal Balances, which will provide credit support to the Offered Certificates, but are not offered publicly:

Certificate	Approximate Certificate Principal Balance(1)	Initial Pass-Through Rate(2)
B-1	12,530,000	LIBOR + [ ]%
B-2	4,556,000	LIBOR + [ ]%
B-3	3,423,227	LIBOR + [ ]%

(1) The Certificate Principal Balances are based on projected balances of the related Mortgage Loans as of May 1, 2006 and are subject to a +/- 10% variance in the aggregate.
(2) The Pass-Through Rates for the Class B-1, Class B-2 and Class B-3 Certificates will be adjustable rates equal to the least of (i) one-month LIBOR plus the related margin (which margins after the first possible optional call date will be multiplied by 1.5) and (ii) the least of (i) the weighted average of the net mortgage rates for the Group 1A Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (ii) the weighted average of the net mortgage rates for the Group 1B Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (iii) the weighted average of the net mortgage rates for the Group 1C Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (iv) the weighted average of the net mortgage rates for the Group 2A Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), (v) the weighted average of the net mortgage rates for the Group 2B Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis), and (vi) the weighted average of the net mortgage rates for the Group 2C Mortgage Loans for that distribution date (adjusted to an actual/360 day count basis).

Clean Up Call:	1% of the Cut-off Date principal balance of the Mortgage Loans, exercisable by the Master Servicer.
Tax Treatment:	It is anticipated that the Offered Certificates will be treated as REMIC regular interests for tax purposes.
ERISA Eligibility:
The Class 1A1, Class 1A2 and Class 2A1 Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code (“Plans”), subject to certain conditions. The Class A Certificates (other than the Class 1A1 and Class 2A1 Certificates) and Class M Certificates may be sold to Plans only if they invest through certain insurance company general accounts. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:	The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.
Minimum Denomination:	$100,000 for the Class A Certificates, $2,000,000 for the Class X Certificates and $250,000 for the Senior Subordinate Certificates.
Delivery:	Senior Certificates and Senior Subordinate Certificates - DTC.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

Stats
As of Date: 20060501
Count: 2,919
Current Balance: $1,141,428,679.48
AverageCurBal: $391,034.15
OrigWAC: 1.377
GWAC: 6.392
NetWAC: 5.849
GrossMargin: 3.049
NetMargin: 2.506
FICO: 714
Original LTV: 74.96
%CA: 43.01%
WALA: 1
OrigTerm: 418
WAM: 417
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.046
Months to Roll: 1
Maximum 1 Zip Concentration: 0.586%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	824	377,462,478	33.07	5.732	2.815	2.315	1	720	74.07	0.00	0.00
12	728	296,901,028	26.01	6.381	2.902	2.344	1	717	74.98	100.00	0.00
24	265	93,469,912	8.19	6.626	2.892	2.301	1	715	75.33	0.00	0.00
26	3	1,477,958	0.13	6.396	2.677	1.936	1	750	79.98	0.00	0.00
36	1,099	372,117,302	32.60	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	1,504	612,273,387	53.64	6.594	2.970	2.414	1	709	75.28	26.93	38.95
1.001 -1.500	670	226,853,676	19.87	6.778	3.213	2.605	1	720	73.74	31.29	22.77
1.501 -2.000	490	206,456,086	18.09	5.525	2.965	2.481	1	717	73.41	17.04	30.27
2.001 -2.500	159	60,509,672	5.30	5.658	3.187	2.705	1	728	73.58	24.58	16.85
2.501 -3.000	26	14,235,707	1.25	6.128	3.285	2.899	1	684	78.91	34.67	14.57
3.001 -3.500	2	445,558	0.04	3.187	3.411	3.036	0	723	90.00	0.00	0.00
3.501 -4.000	47	14,336,350	1.26	7.417	3.875	3.563	1	747	97.80	24.08	38.15
4.001 -4.500	3	1,011,245	0.09	6.636	4.070	3.748	1	692	97.88	0.00	31.74
4.501 -5.000	16	3,708,905	0.32	7.180	3.813	3.425	1	747	96.34	26.84	37.62
5.001 -5.500	2	1,598,093	0.14	6.064	3.496	3.246	1	658	70.10	100.00	0.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 1.000
max: 5.350
wa: 1.377

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	29	14,591,136	1.28	1.000	2.883	2.407	1	700	74.81	51.30	19.03
1.001 -1.500	22	8,204,342	0.72	1.447	3.329	2.821	1	688	71.41	53.87	40.47
1.501 -2.000	93	51,481,606	4.51	1.767	2.789	2.423	1	726	65.48	3.75	4.97
2.001 -2.500	40	15,831,353	1.39	2.169	3.375	2.944	1	728	74.91	3.19	14.52
2.501 -3.000	9	3,135,976	0.27	2.775	3.297	2.999	0	716	90.53	18.20	30.02
3.001 -3.500	2	445,558	0.04	3.187	3.411	3.036	0	723	90.00	0.00	0.00
3.501 -4.000	1	798,806	0.07	3.800	3.950	3.700	1	747	74.42	0.00	100.00
4.001 -4.500	2	843,368	0.07	4.304	2.994	2.744	1	716	92.53	49.24	0.00
4.501 -5.000	3	701,758	0.06	4.920	3.481	2.946	0	696	86.66	0.00	25.92
5.001 -5.500	1	1,147,314	0.10	5.350	3.300	3.050	1	661	60.42	100.00	0.00
5.501 -6.000	31	11,869,590	1.04	5.923	2.327	1.765	1	720	74.15	31.32	14.26
6.001 -6.500	604	256,803,377	22.50	6.327	2.609	2.064	1	716	75.42	27.44	5.68
6.501 -7.000	1,054	425,513,323	37.28	6.716	2.941	2.390	1	718	74.40	39.77	17.03
7.001 -7.500	813	285,872,630	25.05	7.234	3.459	2.879	1	705	76.03	11.63	75.34
7.501 -8.000	194	56,951,194	4.99	7.674	3.856	3.322	1	701	78.15	6.58	84.14
8.001 -8.500	17	6,158,031	0.54	8.199	4.403	3.909	0	728	86.91	0.00	100.00
8.501 -9.000	4	1,079,317	0.09	8.607	4.719	4.402	1	729	100.00	0.00	100.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 1.000
max: 8.753
wa: 6.392

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	23	967,905	0.08	7.072	3.537	2.934	1	709	77.85	39.02	45.59
50,000.01 -100,000.00	93	7,357,934	0.64	6.864	3.191	2.545	1	719	71.53	35.40	40.88
100,000.01 -150,000.00	211	26,683,304	2.34	6.752	3.182	2.534	1	717	73.32	18.44	48.55
150,000.01 -200,000.00	351	61,875,765	5.42	6.814	3.183	2.537	1	706	76.13	22.35	47.14
200,000.01 -250,000.00	346	77,545,607	6.79	6.719	3.165	2.534	1	714	76.20	20.31	48.36
250,000.01 -275,000.00	170	44,490,836	3.90	6.522	3.112	2.507	1	709	75.31	27.41	37.88
275,000.01 -350,000.00	407	126,386,689	11.07	6.502	3.084	2.440	1	707	76.42	25.81	39.59
350,000.01 -400,000.00	231	86,134,094	7.55	6.475	3.055	2.526	1	710	77.02	20.40	30.92
400,000.01 -450,000.00	203	85,669,334	7.51	6.400	3.075	2.543	1	711	76.75	20.84	40.45
450,000.01 -500,000.00	186	87,877,600	7.70	6.377	3.045	2.522	1	709	76.45	28.49	30.05
500,000.01 -550,000.00	142	73,900,910	6.47	6.337	3.047	2.539	1	712	75.80	29.43	33.94
550,000.01 -600,000.00	130	74,649,208	6.54	6.093	2.932	2.426	1	712	75.46	24.59	29.20
600,000.01 -750,000.00	200	130,470,036	11.43	6.234	2.961	2.447	1	717	75.78	30.39	23.38
750,000.01 -850,000.00	62	49,218,922	4.31	6.297	3.001	2.471	1	712	73.87	27.46	25.64
850,000.01 -950,000.00	45	40,188,491	3.52	5.931	2.968	2.457	1	723	72.22	35.51	26.59
950,000.01 -1,000,000.00	22	21,594,940	1.89	5.078	2.894	2.452	1	707	68.77	18.19	18.08
1,000,000.01 -1,250,000.00	47	51,606,501	4.52	6.410	2.961	2.496	1	727	71.46	33.32	25.30
1,250,000.01 -1,500,000.00	21	29,195,501	2.56	6.014	2.985	2.491	1	724	74.05	32.75	14.64
1,500,000.01 -1,750,000.00	9	14,455,199	1.27	6.751	2.953	2.597	1	719	69.30	0.00	23.45
1,750,000.01 -2,000,000.00	6	10,934,629	0.96	6.742	3.013	2.447	1	740	67.54	67.28	16.44
2,250,000.01 >=	14	40,225,275	3.52	6.590	3.176	2.817	0	730	67.48	21.24	18.28
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 30,474
max: 5,531,413
avg: 391,034

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	1,566	593,697,715	52.01	6.249	3.012	2.481	1	714	74.17	24.11	31.19
480	1,353	547,730,965	47.99	6.547	3.089	2.532	1	713	75.82	28.07	34.13
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 360
max: 480
wa: 418

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	9	4,346,013	0.38	6.765	3.014	2.490	5	704	72.79	55.12	23.20
356	68	25,269,785	2.21	6.689	2.938	2.363	4	686	74.58	21.47	18.14
357	17	8,657,280	0.76	6.887	3.136	2.467	3	708	76.83	46.93	50.22
358	51	21,433,962	1.88	6.646	3.053	2.570	2	711	73.37	21.04	45.13
359	766	297,158,215	26.03	6.122	3.001	2.481	1	714	73.97	20.72	30.75
360	655	236,832,460	20.75	6.292	3.025	2.487	0	717	74.38	27.53	31.33
475	4	1,178,720	0.10	7.096	3.345	2.552	5	706	80.00	38.22	61.78
476	25	8,181,312	0.72	7.172	3.421	2.739	4	691	77.62	28.30	71.70
477	17	6,368,920	0.56	6.878	3.127	2.593	3	691	78.63	68.81	22.10
478	34	17,118,763	1.50	6.308	2.940	2.352	2	713	76.57	35.19	26.03
479	714	285,578,680	25.02	6.455	3.091	2.532	1	713	75.56	27.93	35.47
480	559	229,304,569	20.09	6.644	3.082	2.536	0	716	75.93	26.53	31.90
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 355
max: 480
wa: 417

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	1,214	466,137,029	40.84	6.465	3.053	2.511	0	717	75.14	27.04	31.61
1	1,480	582,736,895	51.05	6.286	3.045	2.506	1	713	74.75	24.25	33.07
2	85	38,552,725	3.38	6.496	3.003	2.473	2	712	74.79	27.32	36.65
3	34	15,026,201	1.32	6.883	3.132	2.520	3	701	77.59	56.20	38.30
4	93	33,451,097	2.93	6.807	3.056	2.455	4	687	75.32	23.14	31.24
5	13	5,524,733	0.48	6.836	3.085	2.503	5	705	74.33	51.51	31.43
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AK	1	332,727	0.03	6.488	2.600	1.755	1	770	80.00	0.00	0.00
AL	2	590,844	0.05	7.422	3.671	3.377	1	761	100.00	0.00	34.74
AZ	138	47,955,243	4.20	6.522	3.047	2.497	1	719	76.22	34.00	30.25
CA	1,023	490,949,540	43.01	6.272	3.000	2.462	1	716	73.61	29.81	27.35
CO	60	23,557,397	2.06	6.103	3.030	2.517	1	730	71.50	35.88	16.74
CT	36	14,567,993	1.28	6.546	2.944	2.462	1	715	71.42	40.25	25.73
DC	6	2,279,722	0.20	6.758	3.046	2.344	1	702	75.89	12.93	10.37
DE	6	1,661,283	0.15	6.695	2.915	2.171	0	669	74.72	51.61	0.00
FL	624	209,400,937	18.35	6.856	3.192	2.625	1	712	75.85	21.26	50.35
GA	30	12,427,236	1.09	6.190	2.761	2.157	1	718	75.20	55.16	21.19
HI	12	5,088,572	0.45	6.704	2.918	2.376	1	718	77.41	22.88	28.30
ID	11	2,180,502	0.19	6.602	2.903	2.179	1	699	79.99	5.55	41.67
IL	146	51,234,155	4.49	4.471	2.965	2.436	1	715	76.29	16.03	19.46
IN	6	789,539	0.07	6.326	2.624	1.858	2	674	71.46	60.04	13.10
KY	25	2,051,038	0.18	7.090	3.298	2.602	0	723	78.89	87.91	12.09
MA	7	2,493,156	0.22	6.813	2.992	2.556	1	729	75.91	44.80	38.04
MD	94	31,447,014	2.76	6.871	3.133	2.601	1	708	77.96	21.08	44.32
MI	48	12,069,784	1.06	6.950	3.457	2.950	1	704	77.72	9.08	78.02
MN	5	1,018,868	0.09	6.797	3.111	2.409	0	739	75.05	0.00	38.62
MO	15	3,418,387	0.30	6.668	3.269	2.798	1	693	82.02	24.64	43.02
MT	2	404,411	0.04	6.820	3.069	2.377	1	747	75.11	32.58	0.00
NC	40	14,618,726	1.28	6.382	3.000	2.358	1	710	77.46	28.82	7.21
NJ	41	19,713,140	1.73	6.405	2.849	2.366	1	708	73.30	0.00	0.00
NM	3	1,018,313	0.09	6.340	2.669	2.113	1	751	83.05	0.00	0.00
NV	77	22,228,617	1.95	6.664	3.197	2.611	1	724	76.70	18.24	56.88
NY	52	35,097,373	3.07	6.542	2.840	2.579	1	712	71.67	3.31	0.75
OH	25	2,229,371	0.20	7.158	3.400	2.830	1	692	79.51	20.28	65.60
OK	1	140,346	0.01	7.338	3.450	2.605	1	642	80.00	0.00	100.00
OR	66	16,820,815	1.47	6.605	2.990	2.317	1	723	76.28	30.17	26.85
PA	23	6,205,743	0.54	6.713	2.951	2.444	0	702	77.51	53.07	21.50
RI	15	3,386,345	0.30	6.861	3.092	2.519	1	689	71.29	50.21	30.95
SC	24	7,451,131	0.65	6.758	3.048	2.478	1	704	76.76	41.68	13.05
SD	2	572,687	0.05	6.351	2.600	2.225	0	723	90.00	0.00	0.00
TN	2	433,233	0.04	7.363	3.475	2.630	0	743	80.00	0.00	0.00
TX	9	1,574,780	0.14	7.023	3.241	2.664	1	686	81.20	4.35	57.93
UT	27	10,963,537	0.96	5.671	3.134	2.545	0	713	74.79	31.24	53.81
VA	138	55,769,396	4.89	6.556	3.121	2.531	1	700	78.57	25.36	43.55
VT	1	454,466	0.04	7.488	3.600	2.880	1	654	75.63	0.00	0.00
WA	64	24,994,391	2.19	6.641	3.091	2.509	1	709	77.50	17.77	55.04
WI	7	1,307,107	0.11	5.286	2.606	2.263	1	676	79.86	50.40	0.00
WY	5	530,816	0.05	6.644	2.918	2.073	0	783	80.00	0.00	0.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	111	33,084,661	2.90	5.736	2.936	2.628	1	723	41.55	20.47	29.82
50.01 -60.00	134	65,200,327	5.71	6.043	2.984	2.701	1	722	56.41	29.77	26.69
60.01 -70.00	398	186,932,873	16.38	6.023	3.014	2.734	1	709	66.81	23.11	30.98
70.01 -75.00	647	273,754,499	23.98	6.472	3.110	2.543	1	708	74.27	28.53	31.28
75.01 -80.00	1,262	461,627,974	40.44	6.533	2.995	2.245	1	717	79.52	26.71	32.62
80.01 -85.00	31	9,963,429	0.87	6.362	3.151	2.846	1	703	83.55	14.86	55.80
85.01 -90.00	247	85,736,584	7.51	6.450	3.111	2.809	1	710	89.74	21.73	41.00
90.01 -95.00	39	10,441,655	0.91	6.603	3.265	2.934	0	703	94.73	19.10	48.31
95.01 -100.00	50	14,686,677	1.29	7.717	3.981	3.660	1	750	99.99	27.11	33.92
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 17.64
max: 100.00
wa: 74.96

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	107	30,554,604	2.68	6.066	2.952	2.640	1	723	41.03	22.17	32.29
50.01 -60.00	131	63,679,944	5.58	5.987	2.978	2.695	1	724	56.26	30.48	25.25
60.01 -70.00	389	181,631,525	15.91	6.031	3.016	2.734	1	708	66.63	23.47	30.97
70.01 -75.00	638	266,131,893	23.32	6.458	3.111	2.542	1	708	74.09	28.45	31.36
75.01 -80.00	1,221	448,367,212	39.28	6.537	2.991	2.248	1	717	79.32	25.70	32.39
80.01 -85.00	41	15,247,510	1.34	6.195	3.141	2.724	1	699	81.16	26.42	42.82
85.01 -90.00	302	109,888,855	9.63	6.411	3.091	2.710	1	712	87.27	24.69	39.94
90.01 -95.00	39	10,441,655	0.91	6.603	3.265	2.934	0	703	94.73	19.10	48.31
95.01 -100.00	51	15,485,483	1.36	7.515	3.979	3.662	1	749	98.67	25.71	37.33
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 17.64
max: 100.00
wa: 75.41

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	4	4,737,124	0.42	7.273	3.385	3.089	1	598	68.32	8.89	0.00
620 -659	371	128,977,108	11.30	6.501	3.118	2.599	1	645	73.07	20.95	46.65
660 -699	906	348,375,573	30.52	6.413	3.056	2.499	1	680	75.72	24.43	36.28
700 -749	926	364,987,373	31.98	6.369	3.058	2.507	1	723	75.10	30.02	31.09
750 -799	640	264,774,169	23.20	6.319	3.006	2.473	1	771	75.07	26.04	24.93
800 -819	72	29,577,333	2.59	6.450	2.881	2.351	0	806	72.67	19.72	20.56
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
nzmin: 595
max: 818
nzwa: 714

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	52	24,625,521	2.16	7.035	3.353	2.880	1	726	71.63	31.57	13.98
Condominium	381	132,319,123	11.59	6.408	3.081	2.531	1	714	77.60	28.09	28.48
Cooperative	8	1,508,294	0.13	6.315	2.635	2.183	2	671	67.75	0.00	0.00
Planned Unit Development	605	255,351,979	22.37	6.432	3.076	2.522	1	715	75.52	27.42	35.85
Single Family	1,769	694,871,674	60.88	6.339	3.020	2.481	1	712	74.40	24.98	33.32
Two Family	104	32,752,090	2.87	6.647	3.107	2.541	1	719	74.70	25.60	24.11
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	778	224,232,964	19.64	6.656	3.244	2.622	1	724	74.24	30.89	20.72
Primary	1,947	841,936,909	73.76	6.311	3.007	2.483	1	710	75.03	24.68	36.66
Second Home	194	75,258,806	6.59	6.513	2.932	2.414	1	727	76.33	26.36	22.57
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	1,674	639,463,979	56.02	6.466	3.042	2.494	1	708	72.21	26.60	35.94
Purchase	824	328,277,813	28.76	6.594	3.046	2.482	1	726	80.66	27.41	23.49
RateTerm Refinance	421	173,686,887	15.22	5.739	3.080	2.593	1	710	74.32	21.19	37.51
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	648	201,917,029	17.69	6.627	3.123	2.571	1	716	79.59	25.46	31.60
Stated Income and Asset	372	126,964,123	11.12	6.289	3.146	2.705	1	695	66.69	18.56	53.53
Stated Income Full Asset	1,899	812,547,527	71.19	6.349	3.015	2.458	1	716	75.10	27.31	29.58
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	211	82,988,089	7.27	6.054	2.416	1.873	1	718	75.45	21.24	11.53
2.501 -3.000	1,252	536,313,943	46.99	6.010	2.772	2.242	1	716	74.04	35.19	6.55
3.001 -3.500	900	331,586,103	29.05	6.623	3.267	2.701	1	714	74.61	24.78	47.85
3.501 -4.000	503	171,432,933	15.02	7.205	3.664	3.112	1	703	77.50	4.56	87.61
4.001 -4.500	36	14,840,060	1.30	7.335	4.155	3.676	1	705	77.67	3.85	96.15
4.501 -5.000	16	4,117,814	0.36	7.228	4.619	4.286	1	735	98.05	0.00	100.00
5.001 -5.500	1	149,737	0.01	2.880	5.070	4.695	0	662	88.24	0.00	100.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 2.020
max: 5.070
wa: 3.049

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	2,031	883,507,066	77.40	6.312	2.972	2.441	1	711	74.43	24.72	35.39
10.350	781	225,489,158	19.75	6.668	3.244	2.622	1	724	74.21	30.88	21.22
10.550	107	32,432,456	2.84	6.639	3.770	3.453	1	727	94.61	27.21	35.90
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 9.950
max: 10.550
wa: 10.046

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	2,798	1,077,913,056	94.44	6.652	3.059	2.506	1	713	75.43	27.26	34.41
3	118	61,946,721	5.43	1.897	2.864	2.493	1	730	66.99	3.12	1.58
12	3	1,568,902	0.14	5.243	3.276	2.920	1	663	65.09	73.13	11.59
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	2,801	1,079,157,329	94.54	6.646	3.059	2.506	1	713	75.42	27.23	34.37
2	66	39,047,203	3.42	1.836	2.856	2.481	1	728	64.78	3.95	1.85
3	49	21,655,246	1.90	2.004	2.876	2.522	0	735	71.14	1.80	1.18
11	2	1,329,193	0.12	5.295	3.362	3.094	1	660	62.40	86.32	13.68
12	1	239,709	0.02	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
nzmin: 1
max: 12
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
	1	455,000	0.04	1.000	2.750	2.500	0	634	70.00	100.00	0.00
110	590	220,819,640	19.35	6.702	3.054	2.573	1	716	76.77	24.56	31.13
115	1	271,352	0.02	1.000	3.450	2.605	0	627	80.00	0.00	100.00
125	2,327	919,882,688	80.59	6.322	3.048	2.490	1	713	74.53	26.33	32.95
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

Stats
As of Date: 20060501
Count: 1,656
Current Balance: $364,875,625.47
AverageCurBal: $220,335.52
OrigWAC: 1.432
GWAC: 6.635
NetWAC: 6.000
GrossMargin: 3.131
NetMargin: 2.496
FICO: 710
Original LTV: 75.81
%CA: 24.26%
WALA: 1
OrigTerm: 414
WAM: 413
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.102
Months to Roll: 1
Maximum 1 Zip Concentration: 0.700%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	381	86,281,832	23.65	6.059	2.820	2.181	1	720	76.04	0.00	0.00
12	394	85,862,879	23.53	6.528	2.916	2.260	1	714	75.66	100.00	0.00
24	157	35,389,499	9.70	6.621	2.897	2.246	1	704	75.79	0.00	0.00
26	1	248,523	0.07	6.388	2.500	1.655	1	728	80.00	0.00	0.00
36	723	157,092,893	43.05	7.014	3.473	2.856	1	704	75.77	0.00	100.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	752	176,844,669	48.47	6.731	3.041	2.417	1	702	74.46	21.59	50.35
1.001 -1.500	475	91,543,367	25.09	6.837	3.235	2.527	1	720	74.73	30.71	31.16
1.501 -2.000	262	60,745,410	16.65	6.264	3.039	2.437	1	707	76.61	19.07	44.82
2.001 -2.500	103	21,023,533	5.76	5.789	3.234	2.562	1	721	75.73	22.34	26.34
2.501 -3.000	14	3,355,691	0.92	5.642	3.417	2.998	1	701	88.79	18.96	50.08
3.001 -3.500	2	445,558	0.12	3.187	3.411	3.036	0	723	90.00	0.00	0.00
3.501 -4.000	31	7,126,544	1.95	7.741	3.999	3.624	0	740	98.79	23.42	54.33
4.001 -4.500	2	583,165	0.16	8.204	4.438	4.063	1	697	100.00	0.00	55.04
4.501 -5.000	15	3,207,689	0.88	6.970	3.684	3.274	1	750	95.76	31.04	27.87
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 1.000
max: 4.950
wa: 1.432

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	9	1,996,067	0.55	1.000	3.101	2.537	0	677	73.15	0.00	63.91
1.001 -1.500	14	2,732,196	0.75	1.420	3.343	2.627	1	707	69.06	42.34	57.66
1.501 -2.000	25	6,734,583	1.85	1.781	2.933	2.309	0	729	73.03	14.01	18.81
2.001 -2.500	20	5,198,875	1.42	2.152	3.351	2.747	1	726	77.80	9.72	18.70
2.501 -3.000	5	1,198,237	0.33	2.931	3.440	3.065	1	726	91.56	0.00	78.58
3.001 -3.500	2	445,558	0.12	3.187	3.411	3.036	0	723	90.00	0.00	0.00
4.501 -5.000	3	701,758	0.19	4.920	3.481	2.946	0	696	86.66	0.00	25.92
5.501 -6.000	20	4,623,048	1.27	5.929	2.326	1.759	1	691	72.52	29.87	10.69
6.001 -6.500	282	67,321,226	18.45	6.330	2.610	1.993	1	711	74.93	30.47	7.85
6.501 -7.000	609	133,011,094	36.45	6.727	2.957	2.299	1	713	75.28	36.09	20.84
7.001 -7.500	509	109,536,962	30.02	7.230	3.456	2.806	1	706	75.98	10.39	82.18
7.501 -8.000	141	27,821,324	7.62	7.680	3.863	3.281	1	704	77.87	7.10	85.57
8.001 -8.500	14	2,976,596	0.82	8.281	4.473	4.098	0	730	94.59	0.00	100.00
8.501 -9.000	3	578,101	0.16	8.675	4.787	4.412	1	733	100.00	0.00	100.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 1.000
max: 8.753
wa: 6.635

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	23	967,905	0.27	7.072	3.537	2.934	1	709	77.85	39.02	45.59
50,000.01 -100,000.00	93	7,357,934	2.02	6.864	3.191	2.545	1	719	71.53	35.40	40.88
100,000.01 -150,000.00	211	26,683,304	7.31	6.752	3.182	2.534	1	717	73.32	18.44	48.55
150,000.01 -200,000.00	351	61,875,765	16.96	6.814	3.183	2.537	1	706	76.13	22.35	47.14
200,000.01 -250,000.00	346	77,545,607	21.25	6.719	3.165	2.534	1	714	76.20	20.31	48.36
250,000.01 -275,000.00	170	44,490,836	12.19	6.522	3.112	2.507	1	709	75.31	27.41	37.88
275,000.01 -350,000.00	406	126,054,400	34.55	6.501	3.083	2.439	1	707	76.41	25.88	39.43
350,000.01 -400,000.00	56	19,899,875	5.45	6.598	3.074	2.464	1	712	75.54	17.90	37.53
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 30,474
max: 361,014
avg: 220,336

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	957	201,231,087	55.15	6.510	3.081	2.442	1	711	75.48	23.88	41.66
480	699	163,644,538	44.85	6.789	3.192	2.562	1	709	76.22	23.11	44.77
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 360
max: 480
wa: 414

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	3	299,786	0.08	6.371	2.620	1.775	5	690	80.00	0.00	0.00
356	48	9,688,763	2.66	6.774	3.023	2.395	4	695	77.57	28.44	31.98
357	8	1,791,813	0.49	6.730	2.979	2.255	3	683	78.68	49.55	36.64
358	21	4,757,785	1.30	6.316	2.860	2.204	2	733	76.36	34.78	16.87
359	447	93,904,258	25.74	6.472	3.095	2.451	1	712	74.93	21.17	45.07
360	430	90,788,681	24.88	6.528	3.087	2.456	0	711	75.71	25.19	40.70
475	3	693,174	0.19	7.022	3.271	2.426	5	726	80.00	65.00	35.00
476	18	4,279,966	1.17	7.182	3.431	2.735	4	698	77.18	22.03	77.97
477	12	2,785,865	0.76	6.900	3.149	2.555	3	675	72.96	65.79	34.21
478	12	3,095,381	0.85	6.389	3.101	2.518	2	712	75.67	11.94	36.31
479	358	84,317,580	23.11	6.853	3.209	2.561	1	709	76.39	23.60	47.08
480	296	68,472,573	18.77	6.696	3.163	2.557	0	710	76.07	20.91	40.77
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 355
max: 480
wa: 413

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	726	159,261,254	43.65	6.600	3.120	2.499	0	711	75.87	23.35	40.73
1	805	178,221,838	48.84	6.652	3.149	2.503	1	710	75.62	22.32	46.02
2	33	7,853,166	2.15	6.345	2.955	2.328	2	725	76.09	25.78	24.53
3	20	4,577,678	1.25	6.833	3.082	2.437	3	678	75.20	59.43	35.16
4	66	13,968,729	3.83	6.899	3.148	2.499	4	696	77.45	26.48	46.07
5	6	992,960	0.27	6.826	3.075	2.230	5	715	80.00	45.38	24.43
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AK	1	332,727	0.09	6.488	2.600	1.755	1	770	80.00	0.00	0.00
AL	1	205,252	0.06	7.291	3.540	3.165	0	768	100.00	0.00	100.00
AZ	99	22,518,123	6.17	6.592	3.070	2.399	1	720	77.08	32.50	35.87
CA	326	88,521,515	24.26	6.653	3.109	2.494	1	706	70.84	24.80	43.55
CO	43	8,648,602	2.37	6.312	3.139	2.471	1	723	77.17	34.50	36.16
CT	21	4,261,904	1.17	6.696	2.938	2.379	1	703	72.09	36.63	40.57
DC	3	778,572	0.21	6.661	2.961	2.294	1	687	75.04	37.85	30.37
DE	5	995,766	0.27	6.758	2.958	2.199	1	700	73.35	86.11	0.00
FL	458	96,799,081	26.53	6.931	3.236	2.600	1	706	77.37	17.78	56.27
GA	17	2,713,747	0.74	5.944	2.831	2.168	1	707	79.16	47.06	12.71
HI	4	919,817	0.25	6.966	2.904	2.193	1	723	72.40	0.00	38.90
ID	10	1,736,819	0.48	6.483	2.763	2.038	1	713	81.27	6.97	26.77
IL	100	22,741,637	6.23	5.245	2.996	2.363	1	717	78.79	26.16	22.37
IN	6	789,539	0.22	6.326	2.624	1.858	2	674	71.46	60.04	13.10
KY	25	2,051,038	0.56	7.090	3.298	2.602	0	723	78.89	87.91	12.09
MA	4	985,376	0.27	6.834	3.045	2.325	0	701	76.59	54.52	45.48
MD	64	14,869,344	4.08	6.822	3.142	2.513	1	699	77.35	13.37	44.11
MI	38	6,673,529	1.83	6.662	3.386	2.784	1	712	78.92	16.43	66.90
MN	5	1,018,868	0.28	6.797	3.111	2.409	0	739	75.05	0.00	38.62
MO	13	2,213,081	0.61	6.599	3.351	2.873	1	696	86.33	38.06	36.09
MT	2	404,411	0.11	6.820	3.069	2.377	1	747	75.11	32.58	0.00
NC	28	5,444,972	1.49	6.614	3.143	2.493	1	736	80.80	31.92	19.35
NJ	19	4,770,096	1.31	6.221	2.850	2.319	1	728	72.64	0.00	0.00
NM	1	191,680	0.05	6.268	2.650	1.805	1	669	75.00	0.00	0.00
NV	59	13,651,654	3.74	6.793	3.241	2.592	1	726	77.52	17.87	58.56
NY	16	2,996,479	0.82	6.460	2.718	2.343	1	682	62.88	0.00	8.80
OH	25	2,229,371	0.61	7.158	3.400	2.830	1	692	79.51	20.28	65.60
OK	1	140,346	0.04	7.338	3.450	2.605	1	642	80.00	0.00	100.00
OR	58	12,282,874	3.37	6.556	3.018	2.340	1	722	76.61	29.80	29.81
PA	16	2,740,745	0.75	6.886	3.091	2.493	1	712	81.44	57.28	31.89
RI	15	3,386,345	0.93	6.861	3.092	2.519	1	689	71.29	50.21	30.95
SC	17	2,772,089	0.76	6.690	2.921	2.290	1	692	77.14	31.56	18.25
SD	2	572,687	0.16	6.351	2.600	2.225	0	723	90.00	0.00	0.00
TN	2	433,233	0.12	7.363	3.475	2.630	0	743	80.00	0.00	0.00
TX	8	1,208,961	0.33	7.109	3.359	2.683	1	698	81.28	5.67	75.46
UT	21	4,016,233	1.10	6.937	3.143	2.371	0	721	80.00	23.17	49.99
VA	68	16,325,476	4.47	6.581	3.095	2.386	1	706	77.17	27.25	35.15
WA	45	10,440,474	2.86	6.657	3.163	2.542	1	709	78.58	12.49	55.18
WI	5	562,351	0.15	6.452	2.639	2.174	2	678	82.61	49.46	0.00
WY	5	530,816	0.15	6.644	2.918	2.073	0	783	80.00	0.00	0.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	81	15,361,355	4.21	6.415	2.964	2.589	1	727	40.06	25.21	38.68
50.01 -60.00	74	17,246,160	4.73	6.622	3.051	2.676	1	709	55.68	22.93	44.77
60.01 -70.00	205	45,958,156	12.60	6.604	3.157	2.782	1	701	66.50	17.80	51.49
70.01 -75.00	343	76,214,918	20.89	6.751	3.191	2.513	1	702	74.28	24.67	45.02
75.01 -80.00	721	155,057,026	42.50	6.601	3.068	2.230	1	714	79.59	26.72	37.52
80.01 -85.00	19	4,396,967	1.21	6.159	3.266	2.891	1	694	83.24	13.38	63.06
85.01 -90.00	147	35,561,195	9.75	6.485	3.087	2.712	1	708	89.76	16.16	46.52
90.01 -95.00	31	6,806,155	1.87	6.576	3.295	2.920	1	698	94.60	15.93	62.84
95.01 -100.00	35	8,273,694	2.27	7.771	4.075	3.700	1	747	99.98	26.58	44.50
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 17.64
max: 100.00
wa: 75.81

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	81	15,361,355	4.21	6.415	2.964	2.589	1	727	40.06	25.21	38.68
50.01 -60.00	72	16,725,566	4.58	6.608	3.044	2.669	1	709	55.68	23.65	43.05
60.01 -70.00	203	45,694,244	12.52	6.602	3.157	2.782	1	700	66.49	17.90	51.37
70.01 -75.00	342	75,925,787	20.81	6.772	3.193	2.514	1	702	74.23	24.51	45.45
75.01 -80.00	701	150,208,775	41.17	6.629	3.065	2.228	1	714	79.54	26.82	37.60
80.01 -85.00	22	5,276,219	1.45	5.684	3.231	2.805	1	699	82.11	22.12	52.56
85.01 -90.00	169	40,603,831	11.13	6.436	3.097	2.669	1	710	88.40	16.01	46.19
90.01 -95.00	31	6,806,155	1.87	6.576	3.295	2.920	1	698	94.60	15.93	62.84
95.01 -100.00	35	8,273,694	2.27	7.771	4.075	3.700	1	747	99.98	26.58	44.50
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 17.64
max: 100.00
wa: 76.01

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	1	175,431	0.05	6.688	2.800	2.425	0	599	30.70	0.00	0.00
620 -659	226	50,753,516	13.91	6.781	3.188	2.579	1	643	74.05	21.37	57.12
660 -699	508	114,424,013	31.36	6.655	3.121	2.479	1	680	76.17	20.22	44.04
700 -749	523	114,456,167	31.37	6.612	3.140	2.496	1	721	76.87	25.50	40.94
750 -799	354	75,822,357	20.78	6.558	3.103	2.471	1	771	75.07	26.61	36.60
800 -819	44	9,244,140	2.53	6.501	3.073	2.454	1	806	74.92	27.18	33.52
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
nzmin: 599
max: 818
nzwa: 710

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	21	5,039,844	1.38	7.070	3.229	2.661	1	717	72.92	32.21	11.34
Condominium	260	54,558,214	14.95	6.661	3.142	2.495	1	715	78.59	24.97	40.58
Cooperative	8	1,508,294	0.41	6.315	2.635	2.183	2	671	67.75	0.00	0.00
Planned Unit Development	324	76,477,543	20.96	6.651	3.117	2.455	1	714	77.56	26.51	42.44
Single Family	969	210,715,730	57.75	6.603	3.125	2.502	1	707	74.70	22.42	45.25
Two Family	74	16,575,999	4.54	6.783	3.243	2.587	1	712	74.37	18.62	39.75
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	574	111,212,389	30.48	6.719	3.226	2.516	1	721	74.76	29.66	28.68
Primary	958	226,337,581	62.03	6.606	3.108	2.502	1	702	75.88	19.70	51.80
Second Home	124	27,325,655	7.49	6.537	2.933	2.364	1	724	79.59	30.35	29.09
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	950	212,560,678	58.26	6.722	3.126	2.475	1	704	72.15	23.50	47.99
Purchase	473	100,953,959	27.67	6.695	3.114	2.477	1	726	83.15	25.37	30.57
RateTerm Refinance	233	51,360,989	14.08	6.159	3.186	2.621	1	701	76.56	20.08	47.17
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	463	93,783,683	25.70	6.752	3.181	2.561	1	714	80.32	28.61	37.79
Stated Income and Asset	233	49,509,825	13.57	6.958	3.287	2.777	1	692	64.87	13.74	66.49
Stated Income Full Asset	960	221,582,118	60.73	6.513	3.075	2.406	1	712	76.35	23.57	40.05
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	112	26,854,484	7.36	6.113	2.416	1.815	1	707	75.25	27.99	10.83
2.501 -3.000	617	139,396,405	38.20	6.354	2.794	2.155	1	713	74.53	35.60	8.73
3.001 -3.500	571	121,744,308	33.37	6.670	3.282	2.620	1	711	75.74	20.87	58.80
3.501 -4.000	322	69,618,734	19.08	7.250	3.687	3.071	1	704	77.64	4.76	90.73
4.001 -4.500	20	4,385,343	1.20	7.458	4.199	3.771	0	686	78.58	0.00	100.00
4.501 -5.000	13	2,726,614	0.75	7.767	4.627	4.252	0	736	98.92	0.00	100.00
5.001 -5.500	1	149,737	0.04	2.880	5.070	4.695	0	662	88.24	0.00	100.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 2.020
max: 5.070
wa: 3.131

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	1,005	235,312,509	64.49	6.581	3.033	2.414	1	703	74.95	20.46	49.42
10.350	577	111,993,286	30.69	6.718	3.224	2.516	1	721	74.65	29.78	28.85
10.550	74	17,569,830	4.82	6.837	3.843	3.468	0	726	94.79	24.95	48.35
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 9.950
max: 10.550
wa: 10.102

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,618	354,945,245	97.28	6.760	3.134	2.499	1	709	75.86	23.92	44.05
3	36	9,508,792	2.61	2.052	3.014	2.370	1	738	73.97	9.92	6.03
12	2	421,588	0.12	4.950	3.210	2.568	0	667	77.80	0.00	43.14
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,620	355,542,269	97.44	6.752	3.134	2.499	1	709	75.86	23.88	43.97
2	14	3,570,839	0.98	1.903	2.975	2.292	1	748	70.03	15.51	8.90
3	20	5,340,930	1.46	2.140	3.025	2.429	0	734	76.28	7.30	4.78
11	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
12	1	239,709	0.07	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
nzmin: 1
max: 12
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
110	370	80,648,741	22.10	6.850	3.155	2.579	1	711	78.70	20.59	42.74
115	1	271,352	0.07	1.000	3.450	2.605	0	627	80.00	0.00	100.00
125	1,285	283,955,532	77.82	6.579	3.124	2.472	1	709	74.99	24.39	43.09
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1 -866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

Stats
As of Date: 20060501
Count: 1,263
Current Balance: $776,553,054.01
AverageCurBal: $614,848.02
OrigWAC: 1.351
GWAC: 6.277
NetWAC: 5.778
GrossMargin: 3.010
NetMargin: 2.510
FICO: 715
Original LTV: 74.56
%CA: 51.82%
WALA: 1
OrigTerm: 419
WAM: 419
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.020
Months to Roll: 1
Maximum 1 Zip Concentration: 0.861%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	443	291,180,646	37.50	5.636	2.814	2.355	1	720	73.48	0.00	0.00
12	334	211,038,149	27.18	6.322	2.896	2.379	1	718	74.71	100.00	0.00
24	108	58,080,413	7.48	6.629	2.889	2.336	1	721	75.05	0.00	0.00
26	2	1,229,436	0.16	6.397	2.713	1.993	1	754	79.98	0.00	0.00
36	376	215,024,410	27.69	7.007	3.422	2.899	1	705	75.71	0.00	100.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	752	435,428,718	56.07	6.538	2.941	2.413	1	711	75.62	29.10	34.33
1.001 -1.500	195	135,310,309	17.42	6.739	3.198	2.658	1	720	73.07	31.68	17.09
1.501 -2.000	228	145,710,675	18.76	5.217	2.934	2.500	1	721	72.08	16.19	24.21
2.001 -2.500	56	39,486,139	5.08	5.588	3.162	2.781	1	732	72.44	25.78	11.81
2.501 -3.000	12	10,880,016	1.40	6.278	3.245	2.868	1	679	75.86	39.52	3.61
3.501 -4.000	16	7,209,806	0.93	7.097	3.753	3.503	1	754	96.82	24.73	22.16
4.001 -4.500	1	428,081	0.06	4.500	3.570	3.320	0	686	94.99	0.00	0.00
4.501 -5.000	1	501,216	0.06	8.528	4.640	4.390	1	724	100.00	0.00	100.00
5.001 -5.500	2	1,598,093	0.21	6.064	3.496	3.246	1	658	70.10	100.00	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 1.000
max: 5.350
wa: 1.351

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	20	12,595,068	1.62	1.000	2.849	2.387	1	703	75.08	59.43	11.92
1.001 -1.500	8	5,472,146	0.70	1.461	3.322	2.919	0	679	72.59	59.63	31.90
1.501 -2.000	68	44,747,023	5.76	1.765	2.767	2.440	1	726	64.35	2.21	2.88
2.001 -2.500	20	10,632,478	1.37	2.178	3.387	3.041	1	728	73.50	0.00	12.47
2.501 -3.000	4	1,937,739	0.25	2.678	3.208	2.958	0	711	89.89	29.46	0.00
3.501 -4.000	1	798,806	0.10	3.800	3.950	3.700	1	747	74.42	0.00	100.00
4.001 -4.500	2	843,368	0.11	4.304	2.994	2.744	1	716	92.53	49.24	0.00
5.001 -5.500	1	1,147,314	0.15	5.350	3.300	3.050	1	661	60.42	100.00	0.00
5.501 -6.000	11	7,246,542	0.93	5.919	2.328	1.768	1	738	75.19	32.25	16.53
6.001 -6.500	322	189,482,152	24.40	6.326	2.609	2.089	1	717	75.59	26.37	4.90
6.501 -7.000	445	292,502,229	37.67	6.711	2.934	2.431	1	721	74.01	41.44	15.29
7.001 -7.500	304	176,335,669	22.71	7.236	3.461	2.924	1	705	76.06	12.40	71.09
7.501 -8.000	53	29,129,871	3.75	7.669	3.849	3.362	1	698	78.41	6.08	82.77
8.001 -8.500	3	3,181,435	0.41	8.122	4.338	3.732	0	725	79.72	0.00	100.00
8.501 -9.000	1	501,216	0.06	8.528	4.640	4.390	1	724	100.00	0.00	100.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 1.000
max: 8.528
wa: 6.277

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
275,000.01 -350,000.00	1	332,289	0.04	6.928	3.450	2.730	1	763	80.00	0.00	100.00
350,000.01 -400,000.00	175	66,234,219	8.53	6.439	3.050	2.545	1	709	77.47	21.16	28.94
400,000.01 -450,000.00	203	85,669,334	11.03	6.400	3.075	2.543	1	711	76.75	20.84	40.45
450,000.01 -500,000.00	186	87,877,600	11.32	6.377	3.045	2.522	1	709	76.45	28.49	30.05
500,000.01 -550,000.00	142	73,900,910	9.52	6.337	3.047	2.539	1	712	75.80	29.43	33.94
550,000.01 -600,000.00	130	74,649,208	9.61	6.093	2.932	2.426	1	712	75.46	24.59	29.20
600,000.01 -750,000.00	200	130,470,036	16.80	6.234	2.961	2.447	1	717	75.78	30.39	23.38
750,000.01 -850,000.00	62	49,218,922	6.34	6.297	3.001	2.471	1	712	73.87	27.46	25.64
850,000.01 -950,000.00	45	40,188,491	5.18	5.931	2.968	2.457	1	723	72.22	35.51	26.59
950,000.01 -1,000,000.00	22	21,594,940	2.78	5.078	2.894	2.452	1	707	68.77	18.19	18.08
1,000,000.01 -1,250,000.00	47	51,606,501	6.65	6.410	2.961	2.496	1	727	71.46	33.32	25.30
1,250,000.01 -1,500,000.00	21	29,195,501	3.76	6.014	2.985	2.491	1	724	74.05	32.75	14.64
1,500,000.01 -1,750,000.00	9	14,455,199	1.86	6.751	2.953	2.597	1	719	69.30	0.00	23.45
1,750,000.01 -2,000,000.00	6	10,934,629	1.41	6.742	3.013	2.447	1	740	67.54	67.28	16.44
2,250,000.01 >=	14	40,225,275	5.18	6.590	3.176	2.817	0	730	67.48	21.24	18.28
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 332,289
max: 5,531,413
avg: 614,848

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	609	392,466,628	50.54	6.115	2.977	2.502	1	715	73.49	24.23	25.83
480	654	384,086,426	49.46	6.444	3.044	2.519	1	716	75.65	30.19	29.59
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 360
max: 480
wa: 419

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	6	4,046,227	0.52	6.794	3.043	2.543	5	705	72.26	59.20	24.91
356	20	15,581,022	2.01	6.635	2.884	2.343	4	681	72.72	17.14	9.54
357	9	6,865,467	0.88	6.928	3.177	2.523	3	715	76.35	46.24	53.76
358	30	16,676,176	2.15	6.741	3.108	2.674	2	704	72.51	17.12	53.20
359	319	203,253,957	26.17	5.961	2.957	2.494	1	715	73.52	20.51	24.14
360	225	146,043,779	18.81	6.145	2.987	2.507	0	721	73.55	28.98	25.50
475	1	485,546	0.06	7.201	3.450	2.730	5	679	80.00	0.00	100.00
476	7	3,901,346	0.50	7.161	3.410	2.743	4	683	78.10	35.18	64.82
477	5	3,583,055	0.46	6.861	3.110	2.623	3	702	83.04	71.15	12.68
478	22	14,023,382	1.81	6.290	2.905	2.315	2	714	76.76	40.32	23.77
479	356	201,261,101	25.92	6.289	3.042	2.520	1	714	75.21	29.74	30.61
480	263	160,831,996	20.71	6.622	3.048	2.528	0	718	75.87	28.92	28.13
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 355
max: 480
wa: 419

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	488	306,875,775	39.52	6.395	3.019	2.518	0	720	74.77	28.95	26.88
1	675	404,515,057	52.09	6.124	2.999	2.507	1	715	74.36	25.10	27.36
2	52	30,699,559	3.95	6.535	3.015	2.510	2	709	74.45	27.72	39.75
3	14	10,448,523	1.35	6.905	3.154	2.557	3	711	78.64	54.78	39.67
4	27	19,482,368	2.51	6.741	2.990	2.423	4	681	73.80	20.75	20.61
5	7	4,531,773	0.58	6.838	3.087	2.563	5	702	73.09	52.86	32.96
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AL	1	385,593	0.05	7.491	3.740	3.490	1	758	100.00	0.00	0.00
AZ	39	25,437,121	3.28	6.461	3.027	2.584	1	718	75.45	35.33	25.27
CA	697	402,428,026	51.82	6.188	2.977	2.455	1	718	74.22	30.92	23.79
CO	17	14,908,796	1.92	5.981	2.967	2.544	1	734	68.21	36.69	5.48
CT	15	10,306,089	1.33	6.484	2.946	2.496	1	720	71.14	41.74	19.59
DC	3	1,501,150	0.19	6.809	3.090	2.370	0	710	76.32	0.00	0.00
DE	1	665,517	0.09	6.601	2.850	2.130	0	623	76.76	0.00	0.00
FL	166	112,601,855	14.50	6.793	3.154	2.646	1	716	74.55	24.25	45.25
GA	13	9,713,489	1.25	6.259	2.742	2.153	1	721	74.09	57.42	23.56
HI	8	4,168,755	0.54	6.647	2.921	2.416	1	717	78.52	27.93	25.96
ID	1	443,683	0.06	7.068	3.450	2.730	1	644	75.00	0.00	100.00
IL	46	28,492,519	3.67	3.853	2.941	2.495	1	714	74.28	7.95	17.14
MA	3	1,507,780	0.19	6.800	2.957	2.707	1	748	75.46	38.44	33.17
MD	30	16,577,669	2.13	6.915	3.124	2.681	1	715	78.51	28.00	44.51
MI	10	5,396,255	0.69	7.306	3.545	3.156	1	694	76.24	0.00	91.76
MO	2	1,205,306	0.16	6.795	3.118	2.660	1	688	74.11	0.00	55.74
NC	12	9,173,754	1.18	6.244	2.916	2.278	1	694	75.47	26.98	0.00
NJ	22	14,943,044	1.92	6.463	2.848	2.381	1	702	73.52	0.00	0.00
NM	2	826,634	0.11	6.357	2.674	2.185	1	770	84.91	0.00	0.00
NV	18	8,576,963	1.10	6.458	3.126	2.640	1	720	75.40	18.83	54.21
NY	36	32,100,894	4.13	6.550	2.852	2.602	1	715	72.49	3.62	0.00
OR	8	4,537,941	0.58	6.737	2.914	2.255	0	726	75.40	31.19	18.83
PA	7	3,464,999	0.45	6.576	2.839	2.406	0	694	74.40	49.73	13.28
SC	7	4,679,042	0.60	6.798	3.123	2.589	1	711	76.53	47.67	9.96
TX	1	365,819	0.05	6.738	2.850	2.600	1	644	80.95	0.00	0.00
UT	6	6,947,303	0.89	4.938	3.128	2.645	0	709	71.77	35.91	56.02
VA	70	39,443,920	5.08	6.546	3.132	2.591	1	698	79.15	24.58	47.02
VT	1	454,466	0.06	7.488	3.600	2.880	1	654	75.63	0.00	0.00
WA	19	14,553,917	1.87	6.630	3.039	2.486	1	709	76.73	21.56	54.93
WI	2	744,756	0.10	4.405	2.580	2.330	1	674	77.78	51.11	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	30	17,723,307	2.28	5.147	2.912	2.662	1	720	42.84	16.37	22.14
50.01 -60.00	60	47,954,166	6.18	5.835	2.960	2.710	1	727	56.67	32.23	20.18
60.01 -70.00	193	140,974,717	18.15	5.834	2.968	2.718	1	711	66.91	24.84	24.30
70.01 -75.00	304	197,539,582	25.44	6.365	3.079	2.554	1	711	74.27	30.02	25.98
75.01 -80.00	541	306,570,948	39.48	6.498	2.958	2.253	1	718	79.48	26.71	30.13
80.01 -85.00	12	5,566,462	0.72	6.523	3.061	2.811	1	710	83.79	16.03	50.06
85.01 -90.00	100	50,175,390	6.46	6.425	3.128	2.878	1	710	89.72	25.68	37.08
90.01 -95.00	8	3,635,500	0.47	6.654	3.208	2.958	0	713	94.97	25.05	21.12
95.01 -100.00	15	6,412,983	0.83	7.648	3.859	3.609	1	752	100.00	27.80	20.27
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 22.92
max: 100.00
wa: 74.56

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	26	15,193,249	1.96	5.713	2.941	2.691	1	718	42.01	19.09	25.83
50.01 -60.00	59	46,954,378	6.05	5.766	2.955	2.705	1	729	56.46	32.92	18.91
60.01 -70.00	186	135,937,281	17.51	5.840	2.968	2.718	1	711	66.67	25.34	24.11
70.01 -75.00	296	190,206,106	24.49	6.332	3.078	2.553	1	710	74.03	30.02	25.74
75.01 -80.00	520	298,158,437	38.40	6.490	2.954	2.258	1	719	79.21	25.14	29.76
80.01 -85.00	19	9,971,291	1.28	6.466	3.093	2.681	1	699	80.67	28.70	37.66
85.01 -90.00	133	69,285,024	8.92	6.396	3.087	2.734	1	713	86.60	29.78	36.27
90.01 -95.00	8	3,635,500	0.47	6.654	3.208	2.958	0	713	94.97	25.05	21.12
95.01 -100.00	16	7,211,789	0.93	7.222	3.869	3.619	1	752	97.17	24.72	29.10
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 22.92
max: 100.00
wa: 75.13

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	3	4,561,692	0.59	7.295	3.407	3.114	1	598	69.77	9.23	0.00
620 -659	145	78,223,592	10.07	6.319	3.073	2.613	1	646	72.44	20.68	39.86
660 -699	398	233,951,560	30.13	6.295	3.024	2.509	1	680	75.50	26.49	32.48
700 -749	403	250,531,206	32.26	6.258	3.020	2.512	1	724	74.29	32.08	26.59
750 -799	286	188,951,811	24.33	6.224	2.968	2.474	1	771	75.07	25.81	20.25
800 -819	28	20,333,193	2.62	6.426	2.793	2.304	0	807	71.65	16.33	14.67
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
nzmin: 595
max: 817
nzwa: 715

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	31	19,585,677	2.52	7.026	3.385	2.936	1	728	71.29	31.40	14.66
Condominium	121	77,760,909	10.01	6.230	3.038	2.556	1	714	76.90	30.28	19.99
Planned Unit Development	281	178,874,435	23.03	6.338	3.058	2.551	1	715	74.65	27.81	33.04
Single Family	800	484,155,943	62.35	6.225	2.974	2.471	1	715	74.27	26.09	28.13
Two Family	30	16,176,090	2.08	6.508	2.968	2.494	1	726	75.04	32.76	8.10
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	204	113,020,574	14.55	6.594	3.262	2.727	1	726	73.72	32.11	12.89
Primary	989	615,599,328	79.27	6.202	2.970	2.476	1	713	74.72	26.51	31.10
Second Home	70	47,933,152	6.17	6.500	2.931	2.441	1	729	74.47	24.08	18.85
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	724	426,903,301	54.97	6.338	3.000	2.504	1	710	72.24	28.15	29.94
Purchase	351	227,323,855	29.27	6.549	3.016	2.484	1	727	79.55	28.32	20.35
RateTerm Refinance	188	122,325,898	15.75	5.562	3.036	2.581	1	713	73.38	21.66	33.45
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	185	108,133,346	13.92	6.518	3.071	2.579	1	717	78.96	22.73	26.23
Stated Income and Asset	139	77,454,298	9.97	5.862	3.056	2.660	1	697	67.86	21.64	45.25
Stated Income Full Asset	939	590,965,410	76.10	6.288	2.993	2.478	1	718	74.63	28.72	25.66
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	99	56,133,605	7.23	6.027	2.415	1.901	1	723	75.54	18.01	11.86
2.501 -3.000	635	396,917,538	51.11	5.889	2.764	2.273	1	717	73.86	35.04	5.79
3.001 -3.500	329	209,841,795	27.02	6.596	3.258	2.748	1	716	73.96	27.05	41.50
3.501 -4.000	181	101,814,199	13.11	7.173	3.649	3.140	1	703	77.40	4.43	85.49
4.001 -4.500	16	10,454,717	1.35	7.283	4.136	3.637	1	713	77.29	5.46	94.54
4.501 -5.000	3	1,391,200	0.18	6.172	4.603	4.353	1	733	96.34	0.00	100.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 2.120
max: 4.640
wa: 3.010

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	1,026	648,194,558	83.47	6.215	2.950	2.451	1	713	74.24	26.27	30.29
10.350	204	113,495,871	14.62	6.618	3.264	2.726	1	726	73.77	31.97	13.68
10.550	33	14,862,625	1.91	6.404	3.684	3.434	1	729	94.39	29.89	21.18
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 9.950
max: 10.550
wa: 10.020

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,180	722,967,811	93.10	6.599	3.022	2.509	1	715	75.22	28.89	29.69
3	82	52,437,929	6.75	1.869	2.837	2.515	1	729	65.72	1.89	0.77
12	1	1,147,314	0.15	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,181	723,615,061	93.18	6.594	3.022	2.509	1	715	75.20	28.87	29.66
2	52	35,476,363	4.57	1.829	2.844	2.500	1	726	64.26	2.79	1.14
3	29	16,314,316	2.10	1.960	2.827	2.552	0	736	69.46	0.00	0.00
11	1	1,147,314	0.15	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
nzmin: 1
max: 11
nzwa: 1
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
	1	455,000	0.06	1.000	2.750	2.500	0	634	70.00	100.00	0.00
110	220	140,170,898	18.05	6.616	2.995	2.570	1	718	75.66	26.84	24.46
125	1,042	635,927,156	81.89	6.207	3.014	2.497	1	715	74.32	27.20	28.42
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

Stats
As of Date: 20060501
Count: 824
Current Balance: $377,462,478.02
AverageCurBal: $458,085.53
OrigWAC: 1.491
GWAC: 5.732
NetWAC: 5.233
GrossMargin: 2.815
NetMargin: 2.315
FICO: 720
Original LTV: 74.07
%CA: 42.64%
WALA: 1
OrigTerm: 409
WAM: 409
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.064
Months to Roll: 1
Maximum 1 Zip Concentration: 1.465%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	325	151,301,553	40.08	6.226	2.618	2.083	1	717	75.40	0.00	0.00
1.001 -1.500	209	83,892,860	22.23	6.756	3.017	2.436	1	721	73.59	0.00	0.00
1.501 -2.000	175	94,263,391	24.97	4.169	2.773	2.364	1	725	70.40	0.00	0.00
2.001 -2.500	83	33,806,732	8.96	5.016	3.065	2.598	1	727	73.92	0.00	0.00
2.501 -3.000	10	6,917,304	1.83	6.097	3.170	2.861	1	649	76.05	0.00	0.00
3.001 -3.500	1	219,145	0.06	3.350	3.350	2.975	0	768	90.00	0.00	0.00
3.501 -4.000	15	5,415,544	1.43	7.399	3.649	3.363	1	763	99.34	0.00	0.00
4.001 -4.500	2	690,299	0.18	5.652	3.701	3.404	0	689	96.89	0.00	0.00
4.501 -5.000	4	955,650	0.25	5.928	3.425	2.932	0	723	93.92	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 1.000
max: 4.950
wa: 1.491

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	10	4,204,944	1.11	1.000	2.627	2.046	1	704	77.63	0.00	0.00
1.001 -1.500	1	463,960	0.12	1.400	3.210	2.490	1	670	75.00	0.00	0.00
1.501 -2.000	79	46,992,156	12.45	1.761	2.743	2.396	1	729	65.18	0.00	0.00
2.001 -2.500	31	12,648,062	3.35	2.160	3.249	2.804	1	731	72.38	0.00	0.00
2.501 -3.000	4	1,623,638	0.43	2.750	2.856	2.586	0	741	88.75	0.00	0.00
3.001 -3.500	1	219,145	0.06	3.350	3.350	2.975	0	768	90.00	0.00	0.00
4.001 -4.500	1	428,081	0.11	4.500	3.570	3.320	0	686	94.99	0.00	0.00
4.501 -5.000	2	519,879	0.14	4.910	3.387	2.796	0	712	90.78	0.00	0.00
5.501 -6.000	17	6,259,202	1.66	5.918	2.329	1.794	1	727	72.81	0.00	0.00
6.001 -6.500	330	147,068,775	38.96	6.317	2.584	2.050	1	716	75.92	0.00	0.00
6.501 -7.000	294	128,953,796	34.16	6.734	2.951	2.415	1	722	73.81	0.00	0.00
7.001 -7.500	42	23,002,006	6.09	7.208	3.374	2.958	1	707	77.59	0.00	0.00
7.501 -8.000	12	5,078,835	1.35	7.657	3.668	3.194	1	728	87.31	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 1.000
max: 7.876
wa: 5.732

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	4	148,973	0.04	5.542	3.118	2.533	0	680	79.71	0.00	0.00
50,000.01 -100,000.00	18	1,470,254	0.39	6.289	2.761	2.088	2	726	71.66	0.00	0.00
100,000.01 -150,000.00	45	5,654,369	1.50	6.390	2.849	2.185	1	735	72.43	0.00	0.00
150,000.01 -200,000.00	75	13,282,291	3.52	6.515	2.811	2.189	1	722	75.39	0.00	0.00
200,000.01 -250,000.00	80	17,751,145	4.70	6.194	2.826	2.169	1	722	74.57	0.00	0.00
250,000.01 -275,000.00	42	10,999,895	2.91	5.864	2.917	2.294	0	717	78.01	0.00	0.00
275,000.01 -350,000.00	99	30,585,016	8.10	5.762	2.806	2.163	1	717	77.69	0.00	0.00
350,000.01 -400,000.00	83	31,064,991	8.23	6.049	2.816	2.291	1	714	77.50	0.00	0.00
400,000.01 -450,000.00	52	21,856,104	5.79	5.671	2.800	2.261	1	717	79.12	0.00	0.00
450,000.01 -500,000.00	60	28,376,038	7.52	5.396	2.786	2.279	1	709	77.31	0.00	0.00
500,000.01 -550,000.00	43	22,439,426	5.94	5.534	2.767	2.265	1	725	74.00	0.00	0.00
550,000.01 -600,000.00	52	29,928,460	7.93	5.251	2.672	2.206	1	722	73.34	0.00	0.00
600,000.01 -750,000.00	78	51,338,392	13.60	5.443	2.779	2.283	1	717	74.79	0.00	0.00
750,000.01 -850,000.00	22	17,583,921	4.66	6.121	2.767	2.219	1	712	72.90	0.00	0.00
850,000.01 -950,000.00	17	15,231,050	4.04	5.163	2.800	2.383	1	745	70.24	0.00	0.00
950,000.01 -1,000,000.00	12	11,817,337	3.13	4.171	2.794	2.428	1	714	65.20	0.00	0.00
1,000,000.01 -1,250,000.00	17	19,166,769	5.08	5.962	2.970	2.496	1	732	73.30	0.00	0.00
1,250,000.01 -1,500,000.00	11	15,358,529	4.07	5.259	2.869	2.451	1	732	73.77	0.00	0.00
1,500,000.01 -1,750,000.00	6	9,560,028	2.53	6.654	2.878	2.628	2	723	68.13	0.00	0.00
1,750,000.01 -2,000,000.00	1	1,780,014	0.47	6.568	2.950	2.700	1	667	34.13	0.00	0.00
2,250,000.01 >=	7	22,069,474	5.85	6.736	2.992	2.742	1	720	66.80	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 30,474
max: 5,531,413
avg: 458,086

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	481	222,415,910	58.92	5.635	2.810	2.329	1	721	72.91	0.00	0.00
480	343	155,046,568	41.08	5.872	2.822	2.296	1	719	75.73	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 360
max: 480
wa: 409

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	4	942,481	0.25	6.630	2.879	2.119	5	674	76.59	0.00	0.00
356	16	10,257,510	2.72	6.540	2.789	2.275	4	687	72.17	0.00	0.00
357	1	247,437	0.07	6.401	2.650	1.805	3	673	80.00	0.00	0.00
358	15	6,116,099	1.62	5.941	2.753	2.176	2	726	73.75	0.00	0.00
359	254	124,911,296	33.09	5.533	2.838	2.373	1	722	72.29	0.00	0.00
360	191	79,941,086	21.18	5.641	2.775	2.284	0	725	73.85	0.00	0.00
477	1	579,290	0.15	7.476	3.725	3.475	3	739	90.00	0.00	0.00
478	14	6,638,298	1.76	6.370	2.835	2.263	2	698	77.48	0.00	0.00
479	180	82,375,163	21.82	5.719	2.815	2.269	1	718	74.75	0.00	0.00
480	148	65,453,818	17.34	6.000	2.822	2.323	0	721	76.66	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 355
max: 480
wa: 409

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	339	145,394,904	38.52	5.803	2.796	2.301	0	723	75.11	0.00	0.00
1	434	207,286,459	54.92	5.607	2.828	2.332	1	720	73.27	0.00	0.00
2	29	12,754,397	3.38	6.164	2.796	2.221	2	711	75.69	0.00	0.00
3	2	826,728	0.22	7.154	3.403	2.975	3	719	87.01	0.00	0.00
4	16	10,257,510	2.72	6.540	2.789	2.275	4	687	72.17	0.00	0.00
5	4	942,481	0.25	6.630	2.879	2.119	5	674	76.59	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AK	1	332,727	0.09	6.488	2.600	1.755	1	770	80.00	0.00	0.00
AL	1	385,593	0.10	7.491	3.740	3.490	1	758	100.00	0.00	0.00
AZ	38	15,037,741	3.98	6.283	2.862	2.337	0	736	77.13	0.00	0.00
CA	298	160,962,825	42.64	5.471	2.784	2.276	1	722	72.23	0.00	0.00
CO	13	8,705,965	2.31	6.678	3.005	2.641	1	750	65.81	0.00	0.00
CT	11	4,385,426	1.16	6.236	2.930	2.512	1	714	71.34	0.00	0.00
DC	4	1,748,588	0.46	6.751	3.028	2.290	1	705	76.84	0.00	0.00
DE	1	138,299	0.04	6.488	2.600	1.755	1	719	80.00	0.00	0.00
FL	102	39,528,702	10.47	6.407	2.759	2.227	1	718	77.87	0.00	0.00
GA	3	1,625,656	0.43	4.455	2.687	2.100	1	736	73.92	0.00	0.00
HI	3	1,195,224	0.32	6.432	2.483	1.928	0	728	82.94	0.00	0.00
ID	6	1,150,744	0.30	6.341	2.610	1.903	1	712	82.57	0.00	0.00
IL	73	30,464,925	8.07	2.965	2.899	2.418	1	719	73.63	0.00	0.00
IN	1	63,888	0.02	6.688	2.800	1.955	0	724	75.00	0.00	0.00
MA	1	428,004	0.11	7.108	3.220	2.970	1	780	89.89	0.00	0.00
MD	27	8,512,284	2.26	6.593	2.828	2.286	1	720	76.82	0.00	0.00
MI	2	272,758	0.07	6.515	2.746	2.309	0	690	58.11	0.00	0.00
MO	3	661,324	0.18	6.520	2.743	2.050	0	719	78.49	0.00	0.00
MT	1	272,639	0.07	6.901	3.150	2.305	0	729	80.00	0.00	0.00
NC	21	8,940,692	2.37	6.481	2.926	2.234	1	713	79.84	0.00	0.00
NJ	41	19,713,140	5.22	6.405	2.849	2.366	1	708	73.30	0.00	0.00
NM	3	1,018,313	0.27	6.340	2.669	2.113	1	751	83.05	0.00	0.00
NV	13	3,986,686	1.06	5.590	2.720	2.118	1	723	80.12	0.00	0.00
NY	48	33,289,119	8.82	6.537	2.841	2.581	1	714	71.35	0.00	0.00
OH	2	176,399	0.05	6.381	2.630	1.785	1	661	80.00	0.00	0.00
OR	26	6,571,407	1.74	6.375	2.848	2.184	1	728	76.86	0.00	0.00
PA	4	1,162,346	0.31	6.371	2.580	2.110	1	709	74.38	0.00	0.00
RI	2	422,711	0.11	6.380	2.559	1.942	1	701	76.70	0.00	0.00
SC	12	3,373,438	0.89	6.500	2.801	2.265	1	694	74.10	0.00	0.00
SD	2	572,687	0.15	6.351	2.600	2.225	0	723	90.00	0.00	0.00
TN	2	433,233	0.11	7.363	3.475	2.630	0	743	80.00	0.00	0.00
UT	5	1,454,474	0.39	6.503	2.752	2.023	0	759	81.44	0.00	0.00
VA	34	13,706,541	3.63	6.281	2.759	2.128	1	693	78.79	0.00	0.00
VT	1	454,466	0.12	7.488	3.600	2.880	1	654	75.63	0.00	0.00
WA	12	5,342,836	1.42	6.685	2.881	2.347	0	743	80.18	0.00	0.00
WI	2	439,861	0.12	3.336	2.731	2.460	1	684	86.16	0.00	0.00
WY	5	530,816	0.14	6.644	2.918	2.073	0	783	80.00	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	37	13,624,920	3.61	4.471	2.723	2.432	1	721	40.01	0.00	0.00
50.01 -60.00	39	25,014,240	6.63	4.910	2.814	2.546	1	724	56.23	0.00	0.00
60.01 -70.00	112	71,774,938	19.02	5.397	2.830	2.564	1	714	66.92	0.00	0.00
70.01 -75.00	178	87,711,203	23.24	5.668	2.889	2.380	1	718	74.13	0.00	0.00
75.01 -80.00	355	143,105,208	37.91	6.087	2.741	2.018	1	723	79.60	0.00	0.00
80.01 -85.00	6	2,150,352	0.57	6.272	2.961	2.674	1	735	84.07	0.00	0.00
85.01 -90.00	74	25,916,195	6.87	5.926	2.753	2.455	1	715	89.76	0.00	0.00
90.01 -95.00	7	2,649,890	0.70	6.343	3.014	2.732	0	715	94.95	0.00	0.00
95.01 -100.00	16	5,515,533	1.46	7.334	3.737	3.438	1	760	99.98	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 17.64
max: 100.00
wa: 74.07

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	33	11,094,862	2.94	5.092	2.718	2.418	1	718	38.24	0.00	0.00
50.01 -60.00	39	24,814,878	6.57	4.824	2.822	2.553	1	728	55.78	0.00	0.00
60.01 -70.00	107	68,721,929	18.21	5.384	2.833	2.566	1	713	66.51	0.00	0.00
70.01 -75.00	176	86,160,799	22.83	5.632	2.883	2.370	1	716	73.85	0.00	0.00
75.01 -80.00	349	142,921,169	37.86	6.069	2.740	2.034	1	723	79.21	0.00	0.00
80.01 -85.00	10	3,917,801	1.04	5.501	2.973	2.576	1	720	80.90	0.00	0.00
85.01 -90.00	87	31,665,617	8.39	5.878	2.761	2.407	1	719	87.63	0.00	0.00
90.01 -95.00	7	2,649,890	0.70	6.343	3.014	2.732	0	715	94.95	0.00	0.00
95.01 -100.00	16	5,515,533	1.46	7.334	3.737	3.438	1	760	99.98	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 17.64
max: 100.00
wa: 74.62

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	2	4,140,677	1.10	7.306	3.418	3.168	1	597	69.23	0.00	0.00
620 -659	68	31,079,487	8.23	6.132	2.755	2.247	1	645	72.70	0.00	0.00
660 -699	248	108,746,150	28.81	5.707	2.774	2.255	1	681	74.35	0.00	0.00
700 -749	257	113,617,347	30.10	5.598	2.823	2.316	1	724	73.78	0.00	0.00
750 -799	224	105,682,145	28.00	5.667	2.864	2.378	1	771	74.91	0.00	0.00
800 -819	25	14,196,672	3.76	6.145	2.661	2.210	0	807	72.30	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
nzmin: 595
max: 816
nzwa: 720

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	23	12,531,092	3.32	6.841	3.246	2.794	1	726	71.86	0.00	0.00
Condominium	112	47,957,010	12.71	5.714	2.919	2.446	1	705	76.65	0.00	0.00
Cooperative	8	1,508,294	0.40	6.315	2.635	2.183	2	671	67.75	0.00	0.00
Planned Unit Development	154	73,801,732	19.55	5.536	2.808	2.293	1	725	72.96	0.00	0.00
Single Family	495	231,196,160	61.25	5.716	2.768	2.267	1	722	73.95	0.00	0.00
Two Family	32	10,468,190	2.77	6.140	2.940	2.396	0	716	76.19	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	275	91,442,093	24.23	6.254	3.069	2.455	1	729	74.81	0.00	0.00
Primary	476	250,694,817	66.42	5.453	2.719	2.260	1	716	73.41	0.00	0.00
Second Home	73	35,325,568	9.36	6.369	2.840	2.348	1	727	76.81	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	392	180,723,868	47.88	5.841	2.761	2.255	1	713	71.02	0.00	0.00
Purchase	309	135,574,302	35.92	6.379	2.896	2.370	1	730	79.42	0.00	0.00
RateTerm Refinance	123	61,164,308	16.20	3.978	2.794	2.372	1	719	71.21	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	175	68,041,228	18.03	6.198	2.902	2.400	1	723	78.85	0.00	0.00
Stated Income and Asset	68	28,790,923	7.63	5.137	2.724	2.342	1	705	65.75	0.00	0.00
Stated Income Full Asset	581	280,630,327	74.35	5.680	2.803	2.292	1	721	73.76	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	120	49,437,767	13.10	5.993	2.421	1.895	1	722	76.13	0.00	0.00
2.501 -3.000	531	244,245,049	64.71	5.555	2.742	2.243	1	717	73.22	0.00	0.00
3.001 -3.500	147	72,997,571	19.34	6.010	3.190	2.685	1	726	72.91	0.00	0.00
3.501 -4.000	26	10,782,091	2.86	6.676	3.741	3.382	1	732	91.64	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 2.020
max: 3.915
wa: 2.815

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	518	275,511,763	72.99	5.533	2.703	2.234	1	717	72.98	0.00	0.00
10.350	274	90,955,020	24.10	6.274	3.067	2.452	1	729	74.81	0.00	0.00
10.550	32	10,995,695	2.91	6.253	3.531	3.234	1	738	95.19	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 9.950
max: 10.550
wa: 10.064

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	714	318,186,168	84.30	6.444	2.809	2.284	1	718	75.38	0.00	0.00
3	109	59,036,601	15.64	1.902	2.849	2.486	1	731	67.00	0.00	0.00
12	1	239,709	0.06	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	717	319,430,441	84.63	6.426	2.809	2.284	1	718	75.33	0.00	0.00
2	60	36,782,179	9.74	1.838	2.839	2.471	1	729	64.80	0.00	0.00
3	46	21,010,149	5.57	2.012	2.863	2.518	0	735	71.04	0.00	0.00
12	1	239,709	0.06	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
nzmin: 1
max: 12
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
110	187	81,398,673	21.56	6.454	2.833	2.408	1	716	76.63	0.00	0.00
125	637	296,063,805	78.44	5.534	2.810	2.290	1	721	73.36	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

Stats
As of Date:	20060501
Count: 996
Current Balance:	$391,848,899.19
AverageCurBal:	$393,422.59
OrigWAC:	1.336
GWAC:	6.440
NetWAC:	5.874
GrossMargin:	2.899
NetMargin:	2.333
FICO: 716
Original LTV:	75.09
%CA: 49.94%
WALA: 1
OrigTerm:	423
WAM:	422
InitPerCap:	0.000
PerCap:	0.000
MaxRate:	10.053
Months to Roll:	1
Maximum 1 Zip Concentration:	1.141%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
12	728	296,901,028	75.77	6.381	2.902	2.344	1	717	74.98	100.00	0.00
24	265	93,469,912	23.85	6.626	2.892	2.301	1	715	75.33	0.00	0.00
26	3	1,477,958	0.38	6.396	2.677	1.936	1	750	79.98	0.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	513	222,463,065	56.77	6.338	2.767	2.212	1	714	74.81	74.12	0.00
1.001 -1.500	274	91,307,615	23.30	6.657	3.152	2.521	1	722	74.58	77.73	0.00
1.501 -2.000	140	49,694,871	12.68	6.355	2.795	2.243	1	712	75.95	70.78	0.00
2.001 -2.500	41	16,504,853	4.21	6.645	3.146	2.628	0	733	71.33	90.13	0.00
2.501 -3.000	8	5,244,533	1.34	6.415	3.264	2.761	0	720	77.89	94.11	0.00
3.001 -3.500	1	226,413	0.06	3.030	3.470	3.095	0	680	90.00	0.00	0.00
3.501 -4.000	11	3,451,532	0.88	7.505	3.795	3.485	0	736	99.31	100.00	0.00
4.501 -5.000	6	1,357,924	0.35	7.539	3.675	3.300	1	772	99.43	73.32	0.00
5.001 -5.500	2	1,598,093	0.41	6.064	3.496	3.246	1	658	70.10	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 1.000
max: 5.350
wa: 1.336

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	11	7,609,638	1.94	1.000	2.815	2.423	1	702	71.84	98.37	0.00
1.001 -1.500	9	4,419,718	1.13	1.456	3.191	2.837	0	697	68.23	100.00	0.00
1.501 -2.000	6	1,932,956	0.49	1.750	2.926	2.453	1	727	62.96	100.00	0.00
2.001 -2.500	3	884,940	0.23	2.183	3.371	3.050	0	701	84.24	57.12	0.00
2.501 -3.000	1	570,807	0.15	2.505	4.025	3.775	0	648	90.00	100.00	0.00
3.001 -3.500	1	226,413	0.06	3.030	3.470	3.095	0	680	90.00	0.00	0.00
4.001 -4.500	1	415,287	0.11	4.101	2.400	2.150	2	747	90.00	100.00	0.00
5.001 -5.500	1	1,147,314	0.29	5.350	3.300	3.050	1	661	60.42	100.00	0.00
5.501 -6.000	11	3,918,046	1.00	5.913	2.328	1.746	1	707	72.50	94.89	0.00
6.001 -6.500	233	95,156,582	24.28	6.346	2.651	2.079	1	714	75.13	74.06	0.00
6.501 -7.000	567	224,109,349	57.19	6.679	2.896	2.326	1	718	74.76	75.51	0.00
7.001 -7.500	139	47,503,026	12.12	7.155	3.330	2.703	1	719	76.28	70.00	0.00
7.501 -8.000	13	3,954,824	1.01	7.707	3.876	3.530	0	732	98.13	94.77	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 1.000
max: 7.883
wa: 6.440

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	9	377,662	0.10	7.121	3.278	2.689	1	710	75.52	100.00	0.00
50,000.01 -100,000.00	38	2,879,469	0.73	6.830	3.055	2.373	1	725	76.58	90.46	0.00
100,000.01 -150,000.00	65	8,073,536	2.06	6.425	2.887	2.198	1	722	74.80	60.94	0.00
150,000.01 -200,000.00	111	19,427,235	4.96	6.523	2.955	2.278	1	705	75.56	71.19	0.00
200,000.01 -250,000.00	100	22,295,774	5.69	6.654	2.969	2.323	1	715	77.30	70.63	0.00
250,000.01 -275,000.00	64	16,638,828	4.25	6.555	2.857	2.225	1	710	74.80	73.28	0.00
275,000.01 -350,000.00	148	45,767,488	11.68	6.520	2.885	2.243	1	709	75.46	71.29	0.00
350,000.01 -400,000.00	76	28,433,149	7.26	6.433	2.897	2.350	1	709	76.35	61.81	0.00
400,000.01 -450,000.00	69	29,157,773	7.44	6.505	2.866	2.371	1	720	75.45	61.22	0.00
450,000.01 -500,000.00	70	33,096,204	8.45	6.641	2.941	2.402	1	716	76.19	75.65	0.00
500,000.01 -550,000.00	51	26,382,696	6.73	6.553	2.882	2.373	1	714	74.32	82.44	0.00
550,000.01 -600,000.00	40	22,924,769	5.85	6.347	2.846	2.266	1	711	76.81	80.08	0.00
600,000.01 -750,000.00	75	48,625,595	12.41	6.472	2.858	2.313	1	723	75.61	81.54	0.00
750,000.01 -850,000.00	24	19,015,057	4.85	5.976	2.889	2.365	1	723	75.98	71.09	0.00
850,000.01 -950,000.00	16	14,270,892	3.64	5.935	2.891	2.286	1	713	76.11	100.00	0.00
950,000.01 -1,000,000.00	6	5,873,226	1.50	5.502	2.734	2.248	0	687	72.57	66.89	0.00
1,000,000.01 -1,250,000.00	18	19,382,646	4.95	6.481	2.816	2.408	1	724	68.78	88.73	0.00
1,250,000.01 -1,500,000.00	7	9,562,377	2.44	6.642	2.910	2.392	2	722	73.11	100.00	0.00
1,500,000.01 -1,750,000.00	1	1,504,755	0.38	6.838	2.950	2.230	0	719	75.00	0.00	0.00
1,750,000.01 -2,000,000.00	4	7,356,732	1.88	6.773	3.056	2.336	1	750	75.26	100.00	0.00
2,250,000.01 >=	4	10,803,034	2.76	5.678	3.168	2.722	0	738	67.85	79.10	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 32,564
max: 3,797,390
avg: 393,423

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	508	186,083,928	47.49	6.339	2.858	2.306	1	715	74.31	76.93	0.00
480	488	205,764,971	52.51	6.531	2.935	2.357	1	718	75.79	74.72	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 360
max: 480
wa: 423

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	3	2,395,436	0.61	6.634	2.883	2.453	5	727	71.91	100.00	0.00
356	35	10,427,841	2.66	6.643	2.892	2.317	4	690	75.09	52.04	0.00
357	8	4,062,434	1.04	6.777	3.026	2.279	3	713	76.87	100.00	0.00
358	15	5,644,220	1.44	6.599	2.848	2.372	2	711	73.77	79.89	0.00
359	221	80,857,398	20.63	6.267	2.811	2.261	1	715	74.66	76.14	0.00
360	226	82,696,599	21.10	6.322	2.892	2.341	0	718	73.84	78.84	0.00
475	2	450,563	0.11	6.873	3.122	2.277	5	725	80.00	100.00	0.00
476	8	2,315,258	0.59	6.677	2.926	2.196	4	711	76.10	100.00	0.00
477	10	4,382,277	1.12	6.647	2.896	2.388	3	686	77.85	100.00	0.00
478	10	6,023,926	1.54	5.635	2.737	2.121	2	741	78.85	100.00	0.00
479	247	101,897,429	26.00	6.428	2.911	2.345	1	718	75.26	78.26	0.00
480	211	90,695,519	23.15	6.696	2.978	2.389	0	718	76.05	67.07	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 355
max: 480
wa: 422

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	437	173,392,118	44.25	6.518	2.937	2.366	0	718	75.00	72.68	0.00
1	468	182,754,827	46.64	6.357	2.866	2.308	1	717	75.00	77.32	0.00
2	25	11,668,146	2.98	6.101	2.791	2.243	2	727	76.39	90.27	0.00
3	18	8,444,711	2.16	6.710	2.959	2.336	3	699	77.38	100.00	0.00
4	43	12,743,099	3.25	6.649	2.898	2.295	4	694	75.27	60.75	0.00
5	5	2,845,999	0.73	6.672	2.921	2.425	5	727	73.19	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 0
max: 5
wa: 1

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AZ	53	18,412,344	4.70	6.417	2.902	2.345	1	714	75.37	88.55	0.00
CA	398	195,692,215	49.94	6.441	2.868	2.321	1	718	74.06	74.80	0.00
CO	28	10,907,818	2.78	5.402	2.889	2.292	1	714	74.69	77.50	0.00
CT	14	6,434,777	1.64	6.558	2.836	2.257	1	727	73.19	91.12	0.00
DC	1	294,658	0.08	6.768	3.150	2.775	1	688	70.00	100.00	0.00
DE	5	1,522,984	0.39	6.714	2.943	2.209	0	665	74.24	56.30	0.00
FL	184	64,444,322	16.45	6.660	2.945	2.348	1	719	75.61	69.08	0.00
GA	22	8,168,198	2.08	6.410	2.768	2.157	1	711	74.66	83.92	0.00
HI	5	2,453,336	0.63	6.708	2.959	2.454	1	730	75.26	47.46	0.00
ID	1	121,107	0.03	6.318	2.700	1.855	1	706	79.97	100.00	0.00
IL	42	10,799,268	2.76	6.378	2.874	2.241	1	733	80.32	76.06	0.00
IN	4	622,214	0.16	6.241	2.543	1.798	2	655	69.67	76.18	0.00
KY	24	1,803,161	0.46	7.056	3.277	2.536	0	732	79.89	100.00	0.00
MA	3	1,116,820	0.29	6.612	2.790	2.363	1	729	75.26	100.00	0.00
MD	24	8,998,537	2.30	6.708	2.953	2.455	1	710	77.47	73.68	0.00
MI	10	2,380,530	0.61	6.891	3.126	2.670	3	707	80.03	46.06	0.00
MN	3	625,383	0.16	6.519	2.834	2.076	0	749	75.25	0.00	0.00
MO	6	1,286,629	0.33	6.121	3.251	2.832	1	709	87.46	65.46	0.00
MT	1	131,773	0.03	6.651	2.900	2.525	4	784	65.00	100.00	0.00
NC	13	4,624,484	1.18	6.371	3.030	2.464	1	698	71.75	91.10	0.00
NV	18	5,598,715	1.43	6.633	2.879	2.323	1	738	73.53	72.42	0.00
NY	3	1,544,543	0.39	6.568	2.738	2.488	0	685	79.69	75.15	0.00
OH	5	590,411	0.15	6.692	2.899	2.340	1	674	71.88	76.59	0.00
OR	20	5,732,994	1.46	6.419	2.847	2.166	0	728	75.56	88.53	0.00
PA	13	3,709,353	0.95	6.628	2.893	2.342	0	697	75.46	88.78	0.00
RI	8	1,915,725	0.49	6.871	3.104	2.549	1	693	69.80	88.75	0.00
SC	9	3,105,610	0.79	6.914	3.173	2.564	1	721	81.46	100.00	0.00
TX	4	662,526	0.17	6.708	2.882	2.365	2	691	79.97	10.35	0.00
UT	8	3,609,710	0.92	3.110	3.142	2.762	0	701	72.77	94.89	0.00
VA	47	17,775,761	4.54	6.395	2.980	2.323	1	707	79.02	79.58	0.00
WA	15	5,895,749	1.50	6.589	2.830	2.248	1	694	77.04	75.32	0.00
WI	5	867,246	0.22	6.275	2.542	2.163	1	671	76.66	75.97	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	35	9,595,039	2.45	6.207	2.809	2.495	0	729	42.68	70.59	0.00
50.01 -60.00	45	22,787,188	5.82	6.564	2.888	2.606	1	733	56.83	85.19	0.00
60.01 -70.00	125	57,238,116	14.61	5.849	2.872	2.593	1	708	66.86	75.47	0.00
70.01 -75.00	220	100,410,987	25.62	6.592	2.959	2.371	1	710	74.29	77.79	0.00
75.01 -80.00	470	167,958,109	42.86	6.525	2.850	2.092	1	721	79.46	73.42	0.00
80.01 -85.00	8	2,253,628	0.58	6.150	2.763	2.457	1	683	83.79	65.70	0.00
85.01 -90.00	67	24,669,877	6.30	6.359	2.922	2.626	1	712	89.85	75.52	0.00
90.01 -95.00	12	2,746,970	0.70	6.899	3.205	2.871	0	697	94.93	72.61	0.00
95.01 -100.00	14	4,188,986	1.07	7.622	3.796	3.474	0	747	99.99	95.06	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 20.87
max: 100.00
wa: 75.09

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	35	9,595,039	2.45	6.207	2.809	2.495	0	729	42.68	70.59	0.00
50.01 -60.00	45	22,787,188	5.82	6.564	2.888	2.606	1	733	56.83	85.19	0.00
60.01 -70.00	124	56,664,943	14.46	5.891	2.871	2.592	1	708	66.86	75.22	0.00
70.01 -75.00	216	96,506,477	24.63	6.557	2.962	2.382	1	710	74.22	78.45	0.00
75.01 -80.00	450	160,219,880	40.89	6.522	2.843	2.084	1	721	79.40	71.93	0.00
80.01 -85.00	12	4,801,373	1.23	6.111	2.848	2.308	1	692	80.24	83.90	0.00
85.01 -90.00	88	34,338,044	8.76	6.481	2.933	2.522	1	713	86.77	79.01	0.00
90.01 -95.00	12	2,746,970	0.70	6.899	3.205	2.871	0	697	94.93	72.61	0.00
95.01 -100.00	14	4,188,986	1.07	7.622	3.796	3.474	0	747	99.99	95.06	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 20.87
max: 100.00
wa: 75.44

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	2	596,447	0.15	7.041	3.153	2.534	0	604	61.97	70.59	0.00
620 -659	111	37,732,191	9.63	6.179	2.883	2.375	1	645	73.58	71.61	0.00
660 -699	294	113,241,448	28.90	6.376	2.878	2.313	1	680	75.91	75.16	0.00
700 -749	335	137,907,364	35.19	6.465	2.895	2.316	1	723	74.99	79.45	0.00
750 -799	227	93,072,789	23.75	6.569	2.940	2.378	1	771	75.01	74.08	0.00
800 -819	27	9,298,660	2.37	6.571	2.836	2.188	0	806	74.20	62.72	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
nzmin: 599
max: 818
nzwa: 716

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	20	8,652,033	2.21	7.092	3.335	2.876	1	729	70.81	89.84	0.00
Condominium	132	46,681,274	11.91	6.600	2.903	2.310	1	724	77.55	79.63	0.00
Planned Unit Development	221	90,001,077	22.97	6.519	2.898	2.318	1	719	76.34	77.80	0.00
Single Family	584	232,128,643	59.24	6.333	2.875	2.316	1	713	74.26	74.76	0.00
Two Family	39	14,385,872	3.67	6.767	2.998	2.438	1	722	75.10	58.29	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	301	86,334,265	22.03	6.791	3.176	2.555	1	723	74.00	80.24	0.00
Primary	626	282,565,350	72.11	6.329	2.823	2.272	1	713	75.38	73.54	0.00
Second Home	69	22,949,284	5.86	6.491	2.786	2.244	1	728	75.52	86.44	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	578	228,899,065	58.42	6.379	2.861	2.308	1	711	72.58	74.31	0.00
Purchase	296	115,577,352	29.50	6.564	2.947	2.331	1	730	80.57	77.86	0.00
RateTerm Refinance	122	47,372,482	12.09	6.434	2.965	2.458	1	709	73.83	77.69	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	243	70,073,692	17.88	6.610	2.984	2.407	1	715	79.09	73.37	0.00
Stated Income and Asset	84	30,208,538	7.71	5.556	2.858	2.374	1	699	68.54	78.01	0.00
Stated Income Full Asset	669	291,566,669	74.41	6.490	2.883	2.311	1	719	74.80	76.11	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	68	23,984,900	6.12	6.112	2.407	1.810	1	709	75.61	73.50	0.00
2.501 -3.000	627	256,917,360	65.57	6.364	2.789	2.230	1	715	74.71	73.45	0.00
3.001 -3.500	273	99,924,739	25.50	6.664	3.210	2.619	1	722	74.55	82.23	0.00
3.501 -4.000	27	10,451,093	2.67	7.137	3.694	3.245	0	724	87.36	74.84	0.00
4.001 -4.500	1	570,807	0.15	2.505	4.025	3.775	0	648	90.00	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 2.020
max: 4.025
wa: 2.899

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	663	295,361,261	75.38	6.335	2.795	2.237	1	714	74.79	73.96	0.00
10.350	302	86,694,016	22.12	6.789	3.175	2.554	1	723	73.89	80.32	0.00
10.550	31	9,793,622	2.50	6.513	3.574	3.260	1	721	94.55	90.11	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 9.950
max: 10.550
wa: 10.053

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	989	388,768,629	99.21	6.466	2.897	2.330	1	716	75.19	75.58	0.00
3	6	1,932,956	0.49	1.750	2.926	2.453	1	727	62.96	100.00	0.00
12	1	1,147,314	0.29	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	989	388,768,629	99.21	6.466	2.897	2.330	1	716	75.19	75.58	0.00
2	4	1,543,119	0.39	1.750	2.878	2.498	1	723	58.66	100.00	0.00
3	2	389,838	0.10	1.750	3.117	2.272	0	744	80.00	100.00	0.00
11	1	1,147,314	0.29	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
nzmin: 1
max: 11
nzwa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B
NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
	1	455,000	0.12	1.000	2.750	2.500	0	634	70.00	100.00	0.00
110	187	70,670,381	18.04	6.675	2.938	2.412	0	718	76.45	76.73	0.00
125	808	320,723,518	81.85	6.396	2.890	2.315	1	716	74.79	75.52	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

Stats
As of Date: 20060501
Count: 1,099
Current Balance: $372,117,302.27
AverageCurBal: $338,596.27
OrigWAC: 1.304
GWAC: 7.010
NetWAC: 6.448
GrossMargin: 3.444
NetMargin: 2.881
FICO: 704
Original LTV: 75.74
%CA: 36.09%
WALA: 1
OrigTerm: 420
WAM: 420
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.020
Months to Roll: 1
Maximum 1 Zip Concentration: 0.957%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
36	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	666	238,508,768	64.10	7.065	3.382	2.812	1	699	75.65	0.00	100.00
1.001 -1.500	187	51,653,201	13.88	7.030	3.638	3.027	1	715	72.48	0.00	100.00
1.501 -2.000	175	62,497,823	16.80	6.911	3.389	2.847	1	709	75.93	0.00	100.00
2.001 -2.500	35	10,198,087	2.74	6.189	3.657	3.187	1	724	76.10	0.00	100.00
2.501 -3.000	8	2,073,871	0.56	5.506	3.723	3.372	1	711	91.03	0.00	100.00
3.501 -4.000	21	5,469,274	1.47	7.380	4.149	3.811	0	739	95.32	0.00	100.00
4.001 -4.500	1	320,947	0.09	8.753	4.865	4.490	1	699	100.00	0.00	100.00
4.501 -5.000	6	1,395,331	0.37	7.689	4.213	3.883	1	738	94.98	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 1.000
max: 4.950
wa: 1.304

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	8	2,776,554	0.75	1.000	3.459	2.912	1	688	78.71	0.00	100.00
1.001 -1.500	12	3,320,664	0.89	1.441	3.530	2.846	1	680	75.15	0.00	100.00
1.501 -2.000	8	2,556,494	0.69	1.899	3.523	2.905	1	680	72.84	0.00	100.00
2.001 -2.500	6	2,298,351	0.62	2.218	4.073	3.678	0	720	85.23	0.00	100.00
2.501 -3.000	4	941,531	0.25	2.981	3.615	3.240	1	716	93.92	0.00	100.00
3.501 -4.000	1	798,806	0.21	3.800	3.950	3.700	1	747	74.42	0.00	100.00
4.501 -5.000	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
5.501 -6.000	3	1,692,342	0.45	5.964	2.319	1.700	1	721	82.92	0.00	100.00
6.001 -6.500	41	14,578,021	3.92	6.301	2.589	2.097	1	717	72.26	0.00	100.00
6.501 -7.000	193	72,450,177	19.47	6.799	3.064	2.542	1	712	74.37	0.00	100.00
7.001 -7.500	632	215,367,599	57.88	7.254	3.496	2.910	1	702	75.81	0.00	100.00
7.501 -8.000	169	47,917,536	12.88	7.674	3.874	3.319	1	696	75.53	0.00	100.00
8.001 -8.500	17	6,158,031	1.65	8.199	4.403	3.909	0	728	86.91	0.00	100.00
8.501 -9.000	4	1,079,317	0.29	8.607	4.719	4.402	1	729	100.00	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 1.000
max: 8.753
wa: 7.010

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	10	441,270	0.12	7.546	3.901	3.279	1	718	79.22	0.00	100.00
50,000.01 -100,000.00	37	3,008,211	0.81	7.176	3.532	2.933	1	710	66.63	0.00	100.00
100,000.01 -150,000.00	101	12,955,398	3.48	7.113	3.511	2.896	1	707	72.78	0.00	100.00
150,000.01 -200,000.00	165	29,166,238	7.84	7.143	3.505	2.869	1	700	76.84	0.00	100.00
200,000.01 -250,000.00	166	37,498,688	10.08	7.005	3.441	2.832	1	710	76.32	0.00	100.00
250,000.01 -275,000.00	64	16,852,113	4.53	6.920	3.490	2.924	1	703	74.04	0.00	100.00
275,000.01 -350,000.00	160	50,034,186	13.45	6.938	3.436	2.790	1	698	76.51	0.00	100.00
350,000.01 -400,000.00	72	26,635,954	7.16	7.018	3.504	2.989	1	706	77.19	0.00	100.00
400,000.01 -450,000.00	82	34,655,457	9.31	6.772	3.425	2.865	1	699	76.34	0.00	100.00
450,000.01 -500,000.00	56	26,405,357	7.10	7.101	3.454	2.935	1	698	75.83	0.00	100.00
500,000.01 -550,000.00	48	25,078,788	6.74	6.829	3.472	2.959	1	700	78.97	0.00	100.00
550,000.01 -600,000.00	38	21,795,979	5.86	6.983	3.379	2.895	1	701	76.96	0.00	100.00
600,000.01 -750,000.00	47	30,506,049	8.20	7.185	3.431	2.938	1	706	77.72	0.00	100.00
750,000.01 -850,000.00	16	12,619,943	3.39	7.027	3.496	2.981	1	698	72.05	0.00	100.00
850,000.01 -950,000.00	12	10,686,550	2.87	7.021	3.312	2.789	1	704	69.85	0.00	100.00
950,000.01 -1,000,000.00	4	3,904,377	1.05	7.190	3.438	2.834	1	717	73.86	0.00	100.00
1,000,000.01 -1,250,000.00	12	13,057,085	3.51	6.962	3.165	2.628	1	725	72.75	0.00	100.00
1,250,000.01 -1,500,000.00	3	4,274,594	1.15	7.325	3.574	2.854	1	698	77.14	0.00	100.00
1,500,000.01 -1,750,000.00	2	3,390,416	0.91	6.985	3.165	2.675	0	707	70.09	0.00	100.00
1,750,000.01 -2,000,000.00	1	1,797,883	0.48	6.788	2.900	2.650	1	768	69.02	0.00	100.00
2,250,000.01 >=	3	7,352,767	1.98	7.492	3.741	3.183	0	746	68.98	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 37,709
max: 2,538,433
avg: 338,596

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	577	185,197,877	49.77	6.896	3.408	2.841	1	704	75.54	0.00	100.00
480	522	186,919,425	50.23	7.123	3.479	2.921	1	704	75.93	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 360
max: 480
wa: 420

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	2	1,008,096	0.27	7.201	3.450	2.925	5	678	71.34	0.00	100.00
356	17	4,584,434	1.23	7.125	3.374	2.666	4	677	78.81	0.00	100.00
357	8	4,347,409	1.17	7.017	3.266	2.681	3	706	76.62	0.00	100.00
358	21	9,673,643	2.60	7.120	3.362	2.934	2	701	72.89	0.00	100.00
359	291	91,389,521	24.56	6.800	3.392	2.822	1	702	75.64	0.00	100.00
360	238	74,194,775	19.94	6.959	3.444	2.870	0	709	75.54	0.00	100.00
475	2	728,157	0.20	7.234	3.483	2.722	5	695	80.00	0.00	100.00
476	17	5,866,054	1.58	7.367	3.616	2.953	4	683	78.22	0.00	100.00
477	6	1,407,353	0.38	7.351	3.600	2.867	3	686	76.38	0.00	100.00
478	10	4,456,540	1.20	7.124	3.373	2.796	2	699	72.11	0.00	100.00
479	287	101,306,089	27.22	7.081	3.498	2.935	1	702	76.51	0.00	100.00
480	200	73,155,232	19.66	7.156	3.445	2.910	0	710	75.14	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 355
max: 480
wa: 420

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	438	147,350,007	39.60	7.057	3.445	2.890	0	709	75.34	0.00	100.00
1	578	192,695,609	51.78	6.948	3.448	2.882	1	702	76.10	0.00	100.00
2	31	14,130,182	3.80	7.121	3.366	2.891	2	700	72.64	0.00	100.00
3	14	5,754,762	1.55	7.099	3.348	2.726	3	701	76.56	0.00	100.00
4	34	10,450,488	2.81	7.261	3.510	2.827	4	680	78.48	0.00	100.00
5	4	1,736,253	0.47	7.215	3.464	2.840	5	685	74.97	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AL	1	205,252	0.06	7.291	3.540	3.165	0	768	100.00	0.00	100.00
AZ	47	14,505,158	3.90	6.905	3.423	2.856	1	710	76.34	0.00	100.00
CA	327	134,294,501	36.09	6.985	3.453	2.889	1	705	74.61	0.00	100.00
CO	19	3,943,614	1.06	6.770	3.478	2.868	1	730	75.26	0.00	100.00
CT	11	3,747,790	1.01	6.889	3.147	2.756	1	697	68.47	0.00	100.00
DC	1	236,477	0.06	6.801	3.050	2.205	0	701	76.13	0.00	100.00
FL	338	105,427,913	28.33	7.145	3.505	2.944	1	705	75.25	0.00	100.00
GA	5	2,633,382	0.71	6.579	2.787	2.191	1	729	77.63	0.00	100.00
HI	4	1,440,012	0.39	6.924	3.208	2.614	1	689	76.50	0.00	100.00
ID	4	908,650	0.24	6.971	3.300	2.571	1	681	76.73	0.00	100.00
IL	31	9,969,962	2.68	7.007	3.267	2.703	1	684	80.02	0.00	100.00
IN	1	103,437	0.03	6.618	3.000	2.155	1	751	80.00	0.00	100.00
KY	1	247,877	0.07	7.338	3.450	3.075	0	655	71.67	0.00	100.00
MA	3	948,333	0.25	6.917	3.128	2.597	1	707	70.36	0.00	100.00
MD	43	13,936,193	3.75	7.145	3.435	2.888	1	699	78.97	0.00	100.00
MI	36	9,416,497	2.53	6.977	3.561	3.039	1	704	77.71	0.00	100.00
MN	2	393,485	0.11	7.238	3.552	2.937	0	721	74.72	0.00	100.00
MO	6	1,470,434	0.40	7.213	3.521	3.105	1	668	78.84	0.00	100.00
NC	6	1,053,549	0.28	5.593	3.501	2.951	0	734	82.31	0.00	100.00
NV	46	12,643,216	3.40	7.016	3.488	2.894	1	718	77.02	0.00	100.00
NY	1	263,710	0.07	7.101	3.350	2.975	0	642	64.94	0.00	100.00
OH	18	1,462,560	0.39	7.440	3.695	3.154	1	703	82.53	0.00	100.00
OK	1	140,346	0.04	7.338	3.450	2.605	1	642	80.00	0.00	100.00
OR	20	4,516,414	1.21	7.174	3.380	2.703	1	708	76.36	0.00	100.00
PA	6	1,334,044	0.36	7.245	3.435	3.021	1	708	85.95	0.00	100.00
RI	5	1,047,909	0.28	7.034	3.283	2.697	0	678	71.82	0.00	100.00
SC	3	972,083	0.26	7.152	3.502	2.942	2	686	70.96	0.00	100.00
TX	5	912,254	0.25	7.251	3.501	2.880	0	682	82.10	0.00	100.00
UT	14	5,899,353	1.59	7.032	3.223	2.540	0	710	74.38	0.00	100.00
VA	57	24,287,093	6.53	6.829	3.429	2.911	1	699	78.12	0.00	100.00
WA	37	13,755,806	3.70	6.646	3.284	2.684	1	702	76.66	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	39	9,864,703	2.65	7.023	3.355	3.030	0	722	42.57	0.00	100.00
50.01 -60.00	50	17,398,899	4.68	6.991	3.354	3.049	1	706	56.11	0.00	100.00
60.01 -70.00	161	57,919,819	15.56	6.971	3.384	3.083	1	703	66.61	0.00	100.00
70.01 -75.00	249	85,632,309	23.01	7.156	3.515	2.910	1	697	74.39	0.00	100.00
75.01 -80.00	437	150,564,657	40.46	6.964	3.398	2.631	1	707	79.50	0.00	100.00
80.01 -85.00	17	5,559,448	1.49	6.483	3.383	3.071	1	699	83.25	0.00	100.00
85.01 -90.00	106	35,150,513	9.45	6.899	3.508	3.199	1	704	89.65	0.00	100.00
90.01 -95.00	20	5,044,795	1.36	6.579	3.430	3.074	1	699	94.50	0.00	100.00
95.01 -100.00	20	4,982,158	1.34	8.222	4.406	4.063	1	740	100.00	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 18.25
max: 100.00
wa: 75.74

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	39	9,864,703	2.65	7.023	3.355	3.030	0	722	42.57	0.00	100.00
50.01 -60.00	47	16,077,878	4.32	6.966	3.347	3.041	1	706	56.19	0.00	100.00
60.01 -70.00	158	56,244,653	15.11	6.964	3.386	3.084	1	703	66.53	0.00	100.00
70.01 -75.00	246	83,464,616	22.43	7.194	3.519	2.904	1	696	74.18	0.00	100.00
75.01 -80.00	422	145,226,163	39.03	7.014	3.401	2.640	1	707	79.33	0.00	100.00
80.01 -85.00	19	6,528,336	1.75	6.673	3.456	3.118	1	692	82.00	0.00	100.00
85.01 -90.00	127	43,885,194	11.79	6.740	3.452	3.077	1	705	87.39	0.00	100.00
90.01 -95.00	20	5,044,795	1.36	6.579	3.430	3.074	1	699	94.50	0.00	100.00
95.01 -100.00	21	5,780,964	1.55	7.611	4.343	4.013	1	741	96.47	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 18.26
max: 100.00
wa: 76.18

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	9	3,442,396	0.93	7.599	3.787	3.203	1	716	72.81	0.00	100.00
Condominium	137	37,680,839	10.13	7.053	3.507	2.913	1	714	78.85	0.00	100.00
Planned Unit Development	230	91,549,169	24.60	7.068	3.465	2.907	1	704	76.78	0.00	100.00
Single Family	690	231,546,870	62.22	6.968	3.417	2.860	1	702	74.99	0.00	100.00
Two Family	33	7,898,028	2.12	7.101	3.527	2.922	1	716	71.99	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	202	46,456,605	12.48	7.197	3.717	3.078	1	715	73.55	0.00	100.00
Primary	845	308,676,742	82.95	6.991	3.409	2.857	1	702	76.03	0.00	100.00
Second Home	52	16,983,955	4.56	6.844	3.320	2.777	1	725	76.41	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	704	229,841,046	61.77	7.043	3.442	2.869	1	702	72.77	0.00	100.00
Purchase	219	77,126,159	20.73	7.016	3.457	2.904	1	715	82.99	0.00	100.00
RateTerm Refinance	176	65,150,097	17.51	6.886	3.433	2.898	1	701	77.61	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	230	63,802,109	17.15	7.102	3.511	2.933	1	708	80.94	0.00	100.00
Stated Income and Asset	220	67,964,662	18.26	7.103	3.453	3.007	1	689	66.27	0.00	100.00
Stated Income Full Asset	649	240,350,531	64.59	6.959	3.423	2.832	1	707	77.03	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	23	9,565,422	2.57	6.229	2.407	1.914	1	719	71.49	0.00	100.00
2.501 -3.000	94	35,151,534	9.45	6.584	2.855	2.330	1	715	74.74	0.00	100.00
3.001 -3.500	480	158,663,793	42.64	6.879	3.339	2.761	1	704	75.44	0.00	100.00
3.501 -4.000	450	150,199,749	40.36	7.247	3.657	3.083	1	700	75.79	0.00	100.00
4.001 -4.500	35	14,269,254	3.83	7.528	4.160	3.672	1	708	77.18	0.00	100.00
4.501 -5.000	16	4,117,814	1.11	7.228	4.619	4.286	1	735	98.05	0.00	100.00
5.001 -5.500	1	149,737	0.04	2.880	5.070	4.695	0	662	88.24	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 2.210
max: 5.070
wa: 3.444

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	850	312,634,042	84.01	6.978	3.377	2.818	1	702	75.38	0.00	100.00
10.350	205	47,840,122	12.86	7.196	3.707	3.068	1	716	73.63	0.00	100.00
10.550	44	11,643,139	3.13	7.108	4.162	3.821	0	723	94.10	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 9.950
max: 10.550
wa: 10.020

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,095	370,958,259	99.69	7.025	3.443	2.881	1	704	75.74	0.00	100.00
3	3	977,164	0.26	1.853	3.653	2.983	1	699	74.35	0.00	100.00
12	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,095	370,958,259	99.69	7.025	3.443	2.881	1	704	75.74	0.00	100.00
2	2	721,905	0.19	1.890	3.690	2.915	1	680	77.20	0.00	100.00
3	1	255,259	0.07	1.750	3.550	3.175	0	753	66.27	0.00	100.00
11	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
nzmin: 1
max: 11
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
110	216	68,750,586	18.48	7.022	3.434	2.935	1	714	77.26	0.00	100.00
115	1	271,352	0.07	1.000	3.450	2.605	0	627	80.00	0.00	100.00
125	882	303,095,364	81.45	7.013	3.446	2.869	1	702	75.39	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

TERM SHEET SUPPLEMENT

For use with base prospectus dated April 21, 2006

American Home Mortgage Assets LLC

Depositor

Goldman Sachs Mortgage Company

Sponsor

Wells Fargo Bank, National Association

Master Servicer

American Home Mortgage Servicing, Inc.

Servicer

American Home Mortgage Assets Trust,
Mortgage-Backed Pass-Through Certificates

(Issuable in Series)

The Trusts

Each American Home Mortgage Assets Trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, divided into one or more loan groups. The mortgage loans will be master serviced by Wells Fargo Bank, National Association.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

You should consider carefully the risk factors beginning on page S-5 in this term sheet supplement.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLLFREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

May 16, 2006

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series. The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about the offered certificates of any series in three or more separate documents that provide progressively more detail:

•	the related base prospectus, dated April 21, 2006, which provides general information, some of which may not apply to your series of certificates;

•
this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's American Home Mortgage Assets Trust, Mortgage-Backed Pass-Through Certificates, some of which may not apply to the offered certificates of any series; and

•
one or more term sheets, which describe terms applicable to the classes of the series of offered certificates described therein and provide a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131641. The depositor’s principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (516) 396-7700.

The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

TABLE OF CONTENTS

RISK FACTORS
THE DEPOSITOR
ISSUING ENTITY
THE SPONSOR
THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR
THE SERVICER
THE TRUSTEE
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF THE MORTGAGE POOL
General
Loan Groups
Mortgage Rate Adjustment
Static Pool Information
Standard Hazard Insurance and Primary Mortgage Insurance
Underwriting Standards
Additional Information
DESCRIPTION OF THE CERTIFICATES
General
Crossed Transactions
Glossary of Terms
Interest Distributions
Carryover Shortfall Amount Distributions
Carryover Shortfall Reserve Fund
Allocation of Net Deferred Interest
Determination of LIBOR
Determination of MTA
Prepayment Charges
Principal Distributions on the Senior Certificates
Principal Distributions on the Class M Certificates
Allocation of Losses; Subordination
Advances
Residual Interests
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS
General
Prepayment Considerations
Realized Losses and Interest Shortfalls
Pass-Through Rates
Purchase Price
Assumed Final Distribution Date
Weighted Average Life
Class X Certificate Yield Considerations
Class M Certificate Yield Considerations
Additional Yield Considerations Applicable Solely to the Residual Certificates
POOLING AND SERVICING AGREEMENT
General
Custodial Arrangements
The Master Servicer and the Servicer
Servicing and Other Compensation and Payment of Expenses
Reports to Certificateholders
Evidence as to Compliance
Voting Rights
Termination
Trustee Duties
LEGAL PROCEEDINGS
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS AND EVIDENCE OF COMPLIANCE
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Special Tax Considerations Applicable to Residual Certificates
Tax Return Disclosure and Investor List Requirements
Penalty Protection
USE OF PROCEEDS
METHOD OF DISTRIBUTION
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS

RISK FACTORS

The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

The mortgage loans included in the trust established for any series may be divided into two or more loan groups. The risks associated with an investment in different classes of offered certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Negative amortization of the mortgage loans will affect the yield on and weighted average lives of the certificates.

The interest rates on the mortgage loans adjust monthly after an initial fixed rate period of generally one month or three months, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates. Except as otherwise set forth in any final term sheet for a class of certificates, the resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying full and partial principal prepayments received on the mortgage loans to interest distributions on the certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will reduce the amount payable to the certificates as described in the final term sheet for a class of certificates. The net deferred interest will be allocated to the offered certificates as described in the final term sheet and this term sheet supplement. Allocations of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates. Only the amount by which full and partial principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans, and other unscheduled and scheduled payments of principal will be distributed as a principal distribution on the certificates. The increase in the certificate principal balance of any class of certificates may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

Underwriting standards may affect risk of loss on the mortgage loans.

Generally, the mortgage loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor’s affiliate, American Home Mortgage Investment Corp. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

Examples include the following:

•	mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates;

•
mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property) may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;

•
mortgage loans with loan-to-value ratios of greater than 80%, which may be as high as 100% at origination, with no mortgage insurance may increase the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases;

•
mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of debt service on the other debt of the borrower represents a large portion of his or her income) may result in a deterioration of the borrower’s financial condition that could make it difficult for the borrower to continue to make mortgage payments; and

•	mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower’s income is less than that represented.

Some of the mortgage loans with loan-to-value ratios over 80% may be insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker’s price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See “The Mortgage Pools—Underwriting Standards” and “Legal Aspects of Mortgage Loans” in the related base prospectus.

Losses on the mortgage loans, which could occur due to a variety of causes, may affect the return on your certificates.

Losses on mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, as well as adverse changes in a borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.

One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans included in the trust established for any series, securing the certificates, may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the certificates.

Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months may have adversely affected mortgaged properties located in those states. AHMC will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, AHMC will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if AHMC fails to repurchase any mortgage loan that breaches this representation and warranty. Any such repurchases may shorten the weighted average lives of the offered certificates.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans included in the trust for a series are also subject to federal laws, including:

1.	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

2.
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

3.	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the related base prospectus.

On the closing date for each series, AHMC will represent, among other things, that each mortgage loan included in the related trust for the series, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, AHMC will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related base prospectus.

The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates.

Except as set forth in the final term sheet for a class of certificates, the only credit enhancement for any class of senior certificates of any series will be the subordination provided by the Class M Certificates and Class B Certificates of that series (and with respect to any class of super senior certificates, the subordination provided by the related class or classes of senior support certificates). The only credit enhancement for any Class M Certificates of any series will be the subordination provided by the Class B Certificates and by any class of Class M Certificates, if any, with a lower payment priority than that class. You should also be aware that the credit enhancement provided for some types of losses may be limited.

The value of your certificates may be reduced if losses are higher than expected.

If the performance of the mortgage loans included in the trust established for any series is substantially worse than assumed by the rating agencies rating any class of certificates of that series, the ratings of any class of those certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

FICO scores mentioned in this term sheet supplement are not an indicator of future performance of borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the related base prospectus.

Payments on the mortgage loans are the sole source of payments on your certificates.

The certificates offered in each series will represent interests only in the trust established for that series. The certificates do not represent an ownership interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the trust established for any series of certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

You may have to hold your certificates to maturity if their marketability is limited.

The underwriter of the related series will intend to make a secondary market in the offered certificates, however, the underwriter is not obligated to do so. There can be no assurance that a secondary market for your certificates will develop or, if one does develop, that it will provide you with liquidity of investment or that it will continue for the life of the certificates. As a result, the secondary market for your certificates may be very limited. In addition, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The certificates will not be listed on any securities exchange.

Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

A transfer of servicing in the event of a servicer default may increase the risk of payment application errors.

If the servicer defaults in its obligations under the servicing agreement, the servicing of the mortgage loans may be transferred to the master servicer or an alternate servicer, as described under “The Agreements—Events of Default and Rights Upon Event of Default” in the related base prospectus. In the event of such a transfer of servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor servicer.

The mortgage pool includes certain loans that may be subject to a higher risk of loss.

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% but may not be insured by a primary mortgage insurance policy. Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

You may incur losses if a primary mortgage insurer fails to make payments under a primary mortgage insurance policy.

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% and may be insured by a primary mortgage insurance policy. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of the related certificates as realized losses.

The mortgage loans may have environmental risks, which may result in increased losses with respect to these mortgage loans.

To the extent any related mortgaged property included in the trust established for any series is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the related base prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the certificates, to the extent not covered by credit enhancement, may be affected.

Cooperative loans have certain characteristics that may increase the risk of loss.

Some of the mortgage loans may not be secured directly by real property but may be cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See “Legal Aspects of Mortgage Loans—Cooperative Mortgage Loans” in the related base prospectus.

Bankruptcy proceedings could delay or reduce distributions on the certificates.

The transfer of the mortgage loans from any applicable seller to the depositor will be intended by the parties to be and will be documented as a sale. However, if any seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the applicable mortgage loans as a loan secured by those mortgage loans or to consolidate those mortgage loans with the assets of that seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

The bankruptcy of a borrower may increase the risk of loss on a mortgage loan.

If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower’s property are automatically stayed upon the filing of a bankruptcy petition.

The mortgage loans may have limited recourse to the related borrower, which may result in losses with respect to these mortgage loans.

The mortgage loans included in a trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may adversely affect the yield to maturity of the certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related certificates.

The yield on your certificates will vary depending on the rate of prepayments.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates:

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•
AHMC will be required to purchase mortgage loans from the trust for the series in the event certain breaches of representations and warranties occur and have not been cured. In addition, AHMC has the option to purchase mortgage loans that become 90 days or more delinquent, provided that such option may not be exercised beyond the end of the calendar quarter in which the mortgage loans become 90 days or more delinquent. These purchases will have the same effect on the holders of the certificates as a prepayment in full of any such purchased mortgage loans.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Maturity and Prepayment Considerations” in the related base prospectus.

The recording of mortgages in the name of MERS may affect the yield on the certificates.

The mortgages or assignments of mortgage for all or a portion of the mortgage loans included in the trust established for any series may have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee for any series, then any related expenses shall be paid by the related trust and will reduce the amount available to pay principal of and interest on the outstanding certificates of that series with the lowest payment priorities.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the related base prospectus.

Defaults on high balance mortgage loans could have a disproportionate impact on the performance of the mortgage pool.

The principal balances of some of the mortgage loans were in excess of $1,000,000 as of the cut-off date. The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

The yield on your certificates will be affected by the specific terms that apply to that class, discussed below.

The offered certificates of each class included in a series will have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of some of the categories of certificates that may be included in any series. See “Certain Yield and Prepayment Considerations” in this term sheet supplement.

The Class A Certificates of any series, other than any interest only certificates, may be subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates of any series entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the related loan group. Those classes of Class A Certificates of any series entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the mortgage pool experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage pool not covered by any applicable credit enhancement since these classes will be outstanding for a longer period of time. See “Description of the Certificates—Principal Distributions on the Senior Certificates” in this term sheet supplement.

Investors in the Class X Certificates of any series should be aware that the yields on Class X Certificates, to the extent of the Class X-IO Component, will be extremely sensitive to the rate and timing of principal payments on the mortgage loans included in the related loan group, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans included in the related loan group will have an adverse effect on the yields to investors in the Class X Certificates and could result in their failure to fully recover their initial investments.

The yield to maturity on the Class X-IO Component of any series will be particularly sensitive to the level of prepayments on the mortgage loans included in the related loan group with higher net mortgage rates. Interest will accrue on the Class X-IO Component at a pass-through rate equal to, for each distribution date, the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in the related loan group over the weighted average of the pass-through rates on another class or classes of certificates as and to the extent described in any final term sheet for such class. If mortgage interest rates decline, the higher interest rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. Increases in any applicable index may increase the weighted average pass-through rate on the other certificates to which the pass-through rate on the Class X Certificates is related, which also could reduce the pass-through rate on the Class X-IO Component. If for any distribution date, the weighted average of the net mortgage rates on the mortgage loans in the related loan group is equal to the weighted average of the pass-through rates on the certificates to which the pass-through rate on the Class X Certificates is related, the Class X-IO Component will receive no distributions of interest on that distribution date.

Investors in a class of senior support certificates of any series should be aware that all or a portion of losses on the mortgage loans in the related loan group otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as and to the extent set forth in the final term sheet for that series. Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

The yield to investors in any class of the subordinated certificates of any series will be sensitive to the rate and timing of losses on the mortgage loans in all related loan groups for any series, if those losses are not covered by a more subordinate class of the subordinated certificates.

It is not expected that a class of subordinated certificates, other than any class of senior support certificates, will receive any distributions of principal payments until the distribution date set forth in the final term sheet for a class of certificates. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans in each loan group may be allocated to the related senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans in each loan group may be paid to the holders of the subordinated certificates, other than any class of senior support certificates.

As a result, the weighted average lives of the subordinated certificates may be longer than would otherwise be the case. See “Description of the Certificates—Allocation of Losses; Subordination” in this term sheet supplement.

The yields on the floating rate certificates may be affected by changes in interest rates.

The interest rate on any class of floating rate certificates will vary in accordance with an applicable interest rate index. Therefore, the yield to investors on any class of floating rate certificates will be extremely sensitive to fluctuations of the applicable interest rate index. In addition, the mortgage rates on the mortgage loans may be based on an index that is different from that of the floating rate certificates, which may rise or fall more slowly or quickly, or may move in an opposite direction to the index applicable to the mortgage loans. We cannot assure you as to the level, rate or timing of changes in any index.

The yields on certificates with a pass-through rate subject to a cap will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans.

The pass-through rates on one or more classes of certificates of any series may be subject to a cap equal to the weighted average of the net mortgage rates on the related mortgage loans, in some cases adjusted to an actual over 360-day rate, or the lesser of the weighted average of the net mortgage rates on the related mortgage loans, in some cases adjusted to an actual over 360-day rate, and a fixed rate per annum. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in lower pass-through rates on those classes of certificates.

Investors in those classes of certificates should be aware that the mortgage rates on adjustable-rate mortgage loans may adjust at different times based on the related index, and sometimes after a fixed interest rate period. Consequently, the weighted average net mortgage rate on the related adjustable-rate mortgage loans, if any, during the related due period will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans, and may be less than interest that would accrue on those classes of certificates in the absence of the applicable cap on their passthrough rate. In a rising interest rate environment, those classes of certificates may receive interest at the applicable cap rate for a protracted period of time.

The yield on the interest only certificates will be sensitive to principal prepayments on the mortgage loans.

A class of interest only certificates included in any series will not be entitled to principal distributions and will receive interest distributions based on a notional amount, which may be based on all or a portion of the certificate principal balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Payments on certificates entitled to prepayment charges are difficult to predict and which may fluctuate significantly over time.

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may be entitled to prepayment charges collected in respect of the mortgage loans. The yield to maturity of those certificates will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Generally, each prepayment charge only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances the payment of any otherwise applicable prepayment charge may be waived by the servicer. Investors should conduct their own analysis of the effect, if any, that rate and timing of payment of prepayment charges, or decisions by the servicer with respect to waiver thereof, may have on the performance of those certificates entitled to prepayment charges. There can be no assurance as to the timing or amount of collections of prepayment charges or the effect of prepayment charges on the rate of prepayments on the mortgage loans. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the certificates entitled to prepayment charges.

See “Description of the Mortgage Pool - General” and “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Legal Aspects of Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

Payments on certificates related to any yield maintenance agreement may be affected by prepayments and are subject to the credit risk of the yield maintenance agreement provider.

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

However, the amount payable to those investors under a yield maintenance agreement will be based on a notional amount equal to the lesser of the aggregate certificate principal balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in the final term sheet for such class. In addition, if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in the final term sheet for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

Furthermore, investors are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

The return on the certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the available funds for the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the related certificates.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the Certificates contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since its inception.

The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated:

SHORT RESET ARMS	YEAR ENDED DECEMBER 31, 2005	QUARTER ENDED MARCH 31, 2006
NUMBER OF LOANS	3,418	3, 061
PRINCIPAL BALANCE	$1,287,655,301.36	$1,142,135,100.49

ISSUING ENTITY

The depositor will establish the Issuing Entity as a trust under the laws of the State of New York with respect to each series on the closing date for that series, pursuant to a pooling and servicing agreement, dated as of the cut-off date for that series, among the depositor, the master servicer and the trustee, referred to herein as the pooling and servicing agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 40 years. The mortgage pool may be divided into two or more loan groups. The trust will not have any additional equity. The pooling and servicing agreement for each series will authorize the Issuing Entity to engage only in selling the certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Agreement, please see “The Agreements — Amendment” in the related base prospectus.

The Issuing Entity’s fiscal year end is December 31.

The pooling and servicing agreement will provide that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the related base prospectus under “Glossary.”

THE SPONSOR

The sponsor is GSMC, a New York limited partnership. GSMC is an affiliate of the underwriter. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE: GS). GSMC’s executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. As of December 31, 2005, GSMC has sponsored the securitization of over $100 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, “scratch and dent” and re-performing loans, among others.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001.

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion
GSMC acquires residential mortgage loans in two contexts:

(1)	through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

(2)	through conduit purchases.

Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC’s review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and as Securities Administrator under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as Master Servicer pursuant to the pooling and servicing agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

THE SERVICER

American Home Mortgage Servicing, Inc., referred to herein as the Servicer, will act as the Servicer of the mortgage loans pursuant to the servicing agreement. The Servicer is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of January 1, 2006.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into the Custodial Account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of adjustable rate mortgage loans for the past three years and for the quarter ended March 31, 2006:

SHORT RESET ARMS	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2004	YEAR ENDED DECEMBER 31, 2005	QUARTER ENDED MARCH 31, 2006
NUMBER OF LOANS	6,328	20,751	36,698	42,825
PRINCIPAL BALANCE	$1,103,705,297	$4,762,653,643	$11,109,065,096	$13,801,968,216

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of three years or less.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is an affiliate of American Home Mortgage Investment Corp., a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The financial statements of American Home may be found at www.sec.gov. The Servicer is a “taxable REIT subsidiary” of American Home Mortgage Investment Corp.

A description of the duties of the Servicer, including the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans “ in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the Servicer reduces the borrower’s monthly payment, the amount payable to the related trust may be reduced.

The Servicer does not have any custodial responsibility for the Mortgage Loans. The custodian has sole custodial responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The Servicer is an affiliate of the Originator.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Issuing Entity, the Depositor, the Originator and the Servicer are affiliated parties. There are no other affiliated parties. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the Trustee, the Master Servicer or the Securities Administrator, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

DESCRIPTION OF THE MORTGAGE POOL

General

The mortgage pool for each series may consist of payment-option, adjustable-rate mortgage loans with a negative amortization feature divided into two or more loan groups. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties.

All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor from GSMC as described in this term sheet supplement and were originated by American Home Mortgage Investment Corp., an originator affiliated with the depositor.

The mortgage loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans originated pursuant to the standard described in “—Underwriting Standards” below.

The depositor and AHMC will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and AHMC will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the certificateholders of that series will be the limited representations and warranties made by AHMC and the depositor described in this paragraph. See “The Mortgage Pools—Representations by Sellers” in the related base prospectus.

Loan Groups

As more fully described in any final term sheet for that series, the mortgage loans included in the trust established for any series may be divided into two or more groups based on the certain payment, maturity, geographical or other characteristics.

Each loan group of any series will be assigned a numerical designation, such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

Payments received on the mortgage loans included in any loan group will be distributed to the classes of related offered certificates, as more fully described in any final term sheet for that class and this term sheet supplement.

As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean the loan group or loan groups from which a class of certificates will receive distributions of principal and interest, and references to the related (or words of similar effect) mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

The original mortgages for some of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Certain Yield and Prepayment Considerations—General” in this term sheet supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the related base prospectus.

A certain percentage of the mortgage loans in any loan group may provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within a certain period following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. The amount of the applicable prepayment charge, to the extent permitted under applicable law, is as provided in the related mortgage note. Applicable law may impose limitations on the amount of the prepayment charge or render such prepayment charge unenforceable. In addition, under certain circumstances the servicer may waive a prepayment charge. To the extent provided in a final term sheet for a class of certificates, the holders of a specified class of certificates may be entitled to all prepayment charges received on the mortgage loans. In any event, these amounts will not be available for distribution on any of the other offered certificates. See “Description of Certificates - Prepayment Charges” in this term sheet supplement and “Legal Aspects of Mortgage Loans — Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

In connection with mortgage loans secured by a leasehold interest, if any, AHMC shall have represented that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

A portion of the mortgage loans included in any loan group for any series may be subject to the Home Ownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in any loan group for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See “Legal Aspects of Mortgage Loans—Homeownership Act and Similar State Laws” in the related base prospectus.

A portion of the mortgage loans included in any loan group for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see Static Pool Information in this term sheet supplement.

A portion of the mortgage loans included in any loan group for any series may be Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

A portion of the mortgage loans in any loan group may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by AHMC after the origination of a mortgage loan if the seller does not provide to AHMC a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor’s Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to two percent (2%) of the original principal amount of the mortgage loan. Unless otherwise specified in the related term sheet, the prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Legal Aspects of the Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

All of the mortgage loans with prepayment charges have prepayment charges which are “hard” throughout the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment. None of the mortgage loans have prepayment charges which are “soft” throughout the period(s) for which a prepayment charge applies.

Mortgage Rate Adjustment

The interest rates on the mortgage loans adjust monthly, generally after an initial fixed rate period of one month or three months. The mortgage rate for each mortgage loan will be adjusted to equal the sum of the index applicable to that mortgage loan and a fixed percentage amount, or note margin, for the mortgage loan, subject to rounding and the limitations set forth in the related mortgage note and as described in this term sheet supplement.

Each of the mortgage loans will have an initial minimum monthly payment based on an amount that would fully amortize the mortgage loan over a 30 or 40 year term at the initial mortgage rate in effect on the mortgage loan. The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. While the interest rate on each mortgage loan will adjust monthly, the minimum monthly payment on each mortgage loan generally will adjust less frequently, beginning on the due date of the month following the month in which the adjustment date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related mortgage loan. Generally, the monthly payment adjusts annually and the payment adjustment cap on each mortgage loan limits the amount by which the monthly payment can increase on any annual payment adjustment date to 7.5% per annum.

No mortgage loan will have a mortgage rate that exceeds the maximum mortgage rate specified in the related mortgage note, or the maximum mortgage rate. Due to the application of the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and the gross margin. Each mortgage loan will have a minimum mortgage rate equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

Unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.

Because the mortgage rates on the mortgage loans adjust at a different time than the monthly payments thereon and the payment caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the related mortgage loan over its then remaining term at the applicable mortgage rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater than the entire monthly payment due on the related due date); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, the amount of interest that is not covered by the monthly payment, or deferred interest, is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Generally the unpaid principal balance of a mortgage loan may not be increased due to deferred interest above 110%, 115% or 125% of the original principal amount of the mortgage loan. On any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate. In addition, generally on the fifth payment adjustment date and on each fifth payment adjustment date thereafter, the payment adjustment cap will not apply and the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate.

Generally, on each payment date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Static Pool Information

General

As used in the Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the servicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan’s original payment terms. The trial period is designed to evaluate both a borrower’s desire to remain in the mortgaged property and, in some cases, a borrower’s capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the servicer to modify loans.

Charge offs are taken only when the servicer has determined that it has received all payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

AHMC

Current Static Pool Data with respect to mortgage loans originated by AHMC is available on the internet at https://www.americanhm.com/StaticPools/AHMA2006-1.aspx. AHMC does not have any material static pool information with respect to any mortgage loans of the same type as those included in the mortgage pool for any series, based on underwriting criteria and credit quality, originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by AHMC prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by AHMC on or after January 1, 2006, the Static Pool Data provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of AHMC and not for any mortgage loans which have been sold on a servicing released basis.

The Static Pool Data available on the internet contains vintage information for the previous three years. AHMC has determined that information provided solely from prior securitized pools does not adequately reflect the historical experience of mortgage loans acquired by AHMC with the characteristics of the same type of mortgage loans as those included in the mortgage pool for any series.

Standard Hazard Insurance and Primary Mortgage Insurance

Subject to limited exceptions, each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, subject to limited exceptions, and to the best of the depositor’s knowledge, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

The primary insurers for the mortgage loans included in the trust for each series will have a claims paying ability acceptable, as of the cut-off date for that series, to the rating agencies that have been requested to rate the related certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter. See “Description of Credit Enhancement—Mortgage Pool Insurance Policies” in the related base prospectus.

Underwriting Standards

The following information generally describes the Originator’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower’s creditworthiness based solely on information that the Originator believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator’s non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, the Originator’s underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator’s underwriters. The Originator’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense, on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by an underwriter of the Originator or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Additional Information

Prior to the issuance of the offered certificates, AHMC may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy certain characteristics. AHMC may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the Issuing Entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

DESCRIPTION OF THE CERTIFICATES

  General

The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of certificates, which are referred to collectively as the offered certificates, and one or more classes, if any, of Class B, Class R or Class P Certificates which are not publicly offered. The various classes of Class A Certificates are referred to collectively as the Class A Certificates. The various classes of Class X Certificates are referred to collectively as the Class X Certificates. The Class X Certificates will be comprised of two components: an interest-only component, the “Class X-IO Component” and a principal and interest component, the “Class X-P Component.” The holders of the Class X Certificates may not transfer any component separately. The various classes of Class R Certificates are referred to collectively as the Class R, or Residual, Certificates. The various classes of Class A, Class X and Class R Certificates are referred to collectively as the Senior Certificates. Those classes of certificates that have a pass-through rate based on an index, such as LIBOR, plus a related pass-through margin are referred to collectively as Adjustable Rate Certificates. Those classes of certificates that have a pass-through rate based on LIBOR are collectively referred to as the LIBOR Certificates. The Senior Certificates of each group will be assigned a numerical designation, such as Class I-A and Class II-A, or Class 1A and Class 2A, to denote the group to which the certificates belong. The Senior Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement. In addition to the Senior Certificates, each series of certificates will include a set of subordinate certificates as set forth in any final term sheet for that series, which will be assigned an alphanumeric designation, such as the Class M-1, Class M-2, Class B-1 and Class B-2, and which are collectively referred to as the subordinated certificates. The various classes of Class M Certificates are referred to collectively as the Class M Certificates. The various classes of Class B Certificates are referred to collectively as the Class B Certificates. The Class B Certificates shall be subordinate in rights to the Class M Certificates. Each class of certificates may be divided into components as described in the related term sheet, each component with features as described for certificates in this term sheet supplement. See “Glossary” in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

Crossed Transactions

For some series of certificates, referred to herein as Crossed Transactions, a separate group of subordinate certificates will be issued related to all groups of Senior Certificates of that series. The subordinate certificates will be enumerated without a numerical designation to denote inclusion in a particular group, such as Class M-1 and Class M-2. These subordinate certificates will receive payments on the mortgage loans in any loan group for that series and will serve as credit enhancement solely for all Senior Certificates of that series, as described in this term sheet supplement.

References to the related mortgage loans with respect to the subordinate certificates in any Crossed Transaction will mean the mortgage loans.

As used in this term sheet supplement, the Class M Certificates refers to all of the Class M Certificates issued as part of the series, and the Class B Certificates refers to all of the Class B Certificates issued as part of the series.

Only the Senior Certificates and the Class M Certificates of any series are offered hereby.

The certificates of any series will evidence the entire beneficial ownership interest in the related trust. For any series the related trust will consist of:

•
the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the related Cut-off Date, but excluding any payments of principal or interest due on or prior to the related Cut-off Date;

•	the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

•	property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

•	any applicable primary insurance policies and standard hazard insurance policies;

•	a Carryover Shortfall Reserve Fund, if applicable;

•	the rights of the depositor under the mortgage loan purchase agreement;

•	the rights with respect to the servicing agreement, to the extent assigned to the trust;

•	a yield maintenance agreement, if applicable; and

•	all proceeds of any of the foregoing.

The offered certificates identified in the final term sheet will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

The DTC registered certificates of any series will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this term sheet supplement under “—Book-Entry Registration of Certain of the Offered Certificates— Definitive Certificates.” Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

•	all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

•
all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

Accrued Certificate Interest— With respect to any class of offered certificates and any distribution date, an amount equal to (a) in the case of each class of offered certificates of that series, other than the Class X-IO Component of the Class X Certificates, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Class X-IO Component of the Class X Certificates of that series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the related pass-through rate for that distribution date; in each case less interest shortfalls on the mortgage loans in the related loan group, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates (and, to the extent provided in any final term sheet, with respect to a class of Super Senior Certificates, if any, by the subordination provided by the related Senior Support Certificates), of that series, including:

(i)
any Prepayment Interest Shortfall on the mortgage loans included in the related loan group to the extent not covered by the servicer as described in this term sheet supplement under “Description of the Certificates—Interest Distributions”;

(ii)	the interest portions of Realized Losses for the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the related mortgage loans not allocated through subordination;

(iii)	the interest portion of any Advances that were made with respect to delinquencies on the mortgage loans included in the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(iv)	any other interest shortfalls on the mortgage loans included in the related loan group not covered by the subordination provided by the Class M Certificates or Class B Certificates of that series, including interest shortfalls relating to the Relief Act, or similar legislation or regulations, all allocated as described below.

Any such reductions will be allocated among the holders of all related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions.

Accrued Certificate Interest on any class of LIBOR Certificates is calculated on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period. Accrued Certificate Interest on any class of Certificates other than a class of LIBOR Certificates is calculated on the basis of a 360 day year divided into twelve 30 day months.

Advance— As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal and interest due on the mortgage loan during the related Due Period which was not received as of the close of business on the business day preceding the related determination date advanced by the servicer in accordance with the servicing agreement.

AHMC — American Home Mortgage Corp.

Available Distribution Amount — With respect to any distribution date, and any series will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

•
the aggregate amount of scheduled payments on the mortgage loans included in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related servicing fees and any lender paid mortgage insurance fees;

•
all unscheduled payments on the mortgage loans included in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

•	all Advances on the mortgage loans included in the related loan group made for that distribution date, in each case net of amounts reimbursable therefrom to the servicer.

As described in this term sheet supplement under “—Principal Distributions on the Senior Certificates,” any amount with respect to which such election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

Capitalization Reimbursement Amount — With respect to any distribution date and each loan group of any series, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in that loan group during the preceding calendar month and reimbursed to the servicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the servicer on or prior to such distribution date. The servicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

Capitalization Reimbursement Shortfall Amount — With respect to any distribution date and each loan group of any series, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in that loan group during the preceding calendar month exceeds the amount of principal payments on those mortgage loans included in the related Available Distribution Amount for that series on that distribution date.

Carryover Shortfall Amount— If and to the extent set forth in a final term sheet for a class of certificates, for any distribution date and for such class, an amount equal to the sum of: (i) the excess, if any, of (a) the amount of Accrued Certificate Interest that would have accrued on such class at a pass-through rate equal to the applicable index plus the related Pass-Through Margin over (b) the amount of Accrued Certificate Interest on such class for such distribution date (in each case prior to any reduction for Net Deferred Interest), (ii) the portion of the amount described in clause (i) above remaining unpaid from prior distribution dates; and (iii) one month’s interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above. In addition, if and to the extent set forth in a final term sheet for a class of certificates, for the initial distribution date only and for such class, an amount equal to the excess, if any, of (a) the amount of Accrued Certificate Interest that would have accrued on such class at a pass-through rate equal to the applicable index plus the related Pass-Through Margin over (b) the amount of Accrued Certificate Interest on such class for such distribution date (in each case prior to any reduction for Net Deferred Interest).

Carryover Shortfall Reserve Fund— If and to the extent set forth in a final term sheet for a class of certificates, a reserve fund to be established by the depositor as described in “Description of Certificates — Interest Distributions — Carryover Shortfall Reserve Fund.”

Certificate Principal Balance— With respect to any offered certificate of any series, other than the Class X Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate,

•
reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, and

•	increased by the amount of Net Deferred Interest allocated to such class of certificates, as described in this term sheet supplement,

provided, however, that after the Certificate Principal Balances of the Class B Certificates for any series have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates for that series, outstanding with the highest payment priority to which Realized Losses, other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on the mortgage loans included in the trust established for that series, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

The Class X-IO Component is an interest-only component that will not have a component principal balance but will accrue interest on its Notional Amount. The Class X-P Component will have a Certificate Principal Balance (initially, equal to zero) that will increase depending on the amount of Net Deferred Interest on the mortgage loans that is allocated to the Class X-IO Component, and will be reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of such component on all prior distribution dates. The Certificate Principal Balance, if any, of the Class X Certificates will equal the component principal balance of the Class X-P Component. The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any distribution date to the extent of the amount of principal and interest distributed with respect to its components on such distribution date.

Class M Percentage — With respect to any class of Class M Certificates for any Crossed Transaction and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series immediately prior to that distribution date.

Credit Support Depletion Date— For any series that is a Crossed Transaction, the first distribution date on which the Senior Percentage equals 100%.

Deferred Interest — The amount of interest which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

Due Date — With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

Due Period— With respect to any distribution date, the calendar month in which the distribution date occurs.

Excess Bankruptcy Losses — For any Crossed Transaction, Bankruptcy Losses on the mortgage loans in excess of the Bankruptcy Amount for that series.

Excess Fraud Losses — For any Crossed Transaction, Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount for that series.

Excess Special Hazard Losses — For any Crossed Transaction, Special Hazard Losses on the mortgage loans in excess of the Special Hazard Amount for that series.

Expense Fee Rate— With respect to any mortgage loan, the sum of (i) the rate at which the servicing fee is paid and (ii) the rate at which the lender paid mortgage insurance fee is paid.

Final Disposition— With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

GSMC— Goldman Sachs Mortgage Company.

Interest Accrual Period— With respect to any class of LIBOR Certificates and any distribution date, the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date, and with respect to MTA Certificates and any other Adjustable Rate Certificates, as specified in the related term sheet with respect to any such class of certificates. With respect to any other class of certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans included in the related loan group for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

Interest Determination Date— With respect to each class of Offered Certificates and (i) the first Interest Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the second LIBOR Business Day preceding the related distribution date on which such Interest Accrual Period commences.

Interest Distribution Amount— With respect to any distribution date and the offered certificates, the aggregate amount of Accrued Certificate Interest for that distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, together with interest thereon at the Pass-Through Rate in effect for that distribution date, in each case to the extent distributed to the holders of the offered certificates as described under “—Interest Distributions.”

MTA Certificates— Any class of Adjustable Rate Certificates for which the pass-through rate is based on the MTA index.

MTA Determination Date— For each Interest Accrual Period, the date on which MTA is determined for any class of Adjustable Rate Certificates for which the index is MTA.

Net Deferred Interest — On any distribution date, Deferred Interest on the mortgage loans during the related Due Period net of prepayments in full and partial prepayments available to be distributed on the certificates on that distribution date.

Net Mortgage Rate— With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

Net WAC Rate — With respect to any distribution date and any class of certificates, the weighted average of the Net Mortgage Rates of the mortgage loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, as adjusted, in the case of the LIBOR Certificates, to reflect the accrual of interest using the actual over 360-day interest calculation method.

Notional Amount— As of any date of determination, the Notional Amount of any class of Notional Certificates is equal to the aggregate Certificate Principal Balance (or portion thereof) of the class or classes of certificates described in the final term sheet immediately prior to that date. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

Notional Certificates— Any class of certificates for which interest accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

Optional Termination Date— The distribution date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 1% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date after deducting payments of principal due during the month of the Cut-off Date.

Pass-Through Margin— That fixed percentage for any class of certificates, which when added to the related index, determines the pass-through rate for such class of certificates.

Record Date— With respect to each distribution date and (a) those classes of Certificates other than the LIBOR Certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs and (b) the LIBOR Certificates, the business day immediately prior to such distribution date, as long as such certificates are DTC registered certificates and, with respect to any such certificates that are no longer DTC registered certificates, the close of business on the last business day of the month prior to the following distribution date.

Reference Banks — Leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the securities administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

Regulation AB— Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reserve Interest Rate — With respect to any Interest Determination Date, the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates, as applicable, which New York City banks selected by the securities administrator (after consultation with the Depositor), are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate, as applicable, which New York City banks selected by the securities administrator (after consultation with the Depositor), are quoting on such Interest Determination Date to leading European banks.

Senior Accelerated Distribution Percentage — For each loan group of any series and with respect to any distribution date occurring during the first ten years following the closing date for that series, or during such other period as may set forth in any final term sheet for a class of certificates, 100%.

Except as may be set forth in any final term sheet for a class of certificates, the Senior Accelerated Distribution Percentage for any loan group for any distribution date occurring after the first ten years following the closing date for that series will be as follows:

•
for any distribution date during the eleventh year after the closing date, or during such other date as may set forth in any final term sheet for class of certificates, the related Senior Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

•
for any distribution date during the twelfth year after the closing date, the related Senior Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

•
for any distribution date during the thirteenth year after the closing date, the related Senior Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

•
for any distribution date during the fourteenth year after the closing date, the related Senior Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

•	for any distribution date thereafter, the related Senior Percentage for that distribution date.

Any scheduled reduction to the Senior Accelerated Distribution Percentage for a loan group shall not be made as of any distribution date unless:

(a) the outstanding principal balance of the mortgage loans in all loan groups, in a Crossed Transaction, delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates in a Crossed Transaction, is less than 50%, and

(b) Realized Losses on the mortgage loans in all loan groups, in a Crossed Transaction, to date for that distribution date, if occurring during the eleventh, twelfth, thirteenth, fourteenth or fifteenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates in a Crossed Transaction.

Except as may be set forth in any final term sheet for a class of certificates, notwithstanding the foregoing, if the weighted average of the Subordinate Percentages of all loan groups, in a Crossed Transaction, is equal to or in excess of twice the weighted average of the initial Subordinate Percentages of all loan groups, in a Crossed Transaction and

•
the outstanding principal balance of mortgage loans in all loan groups, in a Crossed Transaction, delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, in a Crossed Transaction, do not exceed 50% and

•
prior to the 37th distribution date, cumulative Realized Losses on the mortgage loans in all loan groups, in a Crossed Transaction, do not exceed 20% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, in a Crossed Transaction, and thereafter, cumulative Realized Losses on the mortgage loans in the related loan groups do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates in a Crossed Transaction

then on any distribution date prior to the 37th distribution date, the Senior Accelerated Distribution Percentage for that distribution date will equal the Senior Percentage for that distribution date plus 50% of the Subordinate Percentage for that distribution date, and on any distribution date on or after the 37th distribution date, the Senior Accelerated Distribution Percentage for that distribution date will equal the Senior Percentage for that distribution date.

Notwithstanding the foregoing, if, in the case of a Crossed Transaction, on any distribution date the weighted average of the Senior Percentages for all loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentage, calculated on such basis, each of the Senior Accelerated Distribution Percentages for that distribution date will once again equal 100%.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group to zero, the Senior Accelerated Distribution Percentage for that loan group will equal 0%.

Senior Interest Distribution Amount— With respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date.

Senior Percentage — For each loan group of any series and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related group of Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the related loan group, immediately prior to that distribution date.

Senior Principal Distribution Amount — For each loan group of a series and with respect to any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

(i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

(1) the principal portion of all scheduled monthly payments on the mortgage loans in that loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses on the related loan group are in excess of the related Bankruptcy Amount;

(2) except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all proceeds of the repurchase of a mortgage loan in that loan group or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

(3) except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all other unscheduled collections received in respect of the mortgage loans in that loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii) except to the extent applied to offset Deferred Interest on any distribution date, amounts received in connection with the Final Disposition of a mortgage loan in that loan group (x) that occurred in the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, in an amount equal to the lesser of:

(1) the then-applicable related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

(2) the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections on the mortgage loans included in that loan group, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

(iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments on the mortgage loans in that loan group made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period not applied to offset Deferred Interest on any distribution date; and

(iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates; minus

(v) the related Capitalization Reimbursement Amount on such distribution date, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount on such distribution date, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

Senior Support Certificates — For any series, any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

Stated Principal Balance — With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date, (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification and (iii) any amount by which the outstanding principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to the distribution date, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

Static Pool Data — Static pool information with respect to mortgage loans originated by AHMC or prior securitizations sponsored by GSMC, as applicable, as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subordinate Component — With respect to each loan group and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in that loan group for that distribution date minus the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

Subordinate Percentage— As of any date of determination and each loan group of any series, a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

Subsequent Recoveries— Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

Super Senior Certificates — For any series, any class of Class A Certificates of any series specified to be super senior certificates in any final term sheet for that class of certificates.

Interest Distributions

Holders of each class of Senior Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that series for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions. To the extent provided in any final term sheet for a class of certificates, holders of any class of certificates intended to be the beneficiary of a yield maintenance agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement. In addition, if and to the extent set forth in any final term sheet for a class of certificates, and with respect to the initial distribution date only, holders of such class will be entitled to receive amounts withdrawn from the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

Amounts distributable to the holders of the Class X Certificates in respect of accrued interest on the Class X-IO Component will be reduced to the extent necessary to pay any Carryover Shortfall Amount on those classes of certificates identified as being entitled to such in any final term sheet for a class of certificates. The Class X Certificates will not be entitled to reimbursement for such amounts.

Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for each related loan group, in the case of a Crossed Transaction, on that distribution date after distributions of interest and principal to the related Senior Certificates of that series, reimbursements for some Advances on the mortgage loans to the servicer and distributions of interest and principal to any class of related Class M Certificates of that series having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls on the related mortgage loans allocable thereto.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls on the mortgage loans in the related loan group resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders of that series on that distribution date will be offset by the servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed the servicing fee payable to the servicer for its servicing activities with respect to the mortgage loans in the related loan group on that distribution date. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement.

If on any distribution date the related Available Distribution Amount for each loan group of any series is less than the Accrued Certificate Interest on the related Senior Certificates of that series for that distribution date, the shortfall will be allocated among the holders of all classes of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable for that distribution date. In addition, the amount of any such interest shortfalls on the mortgage loans in the related loan group that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (v) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount for the related loan group for that series, after interest distributions as described in this term sheet supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

Interest shortfalls that are distributable on future distribution dates as described above could occur, for example, if delinquencies on the mortgage loans included in the related loan group were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

The pass-through rates applicable to the calculation of Accrued Certificate Interest for the offered certificates will be as set forth in any final term sheet for a class of certificates.

All amounts in respect of interest otherwise payable on the Class X-IO Component of the Class X Certificates on any distribution date will be reduced to the extent necessary to pay any Carryover Shortfall Amount as described in the following paragraph on those classes of certificates identified as being entitled to such in a final term sheet for a class of certificates.

Carryover Shortfall Amount Distributions

On each distribution date, the interest that would otherwise be distributable to the Class X Certificates with respect to the Class X-IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class X-IO Component on such distribution date), will be reduced by the amount, if any, that is necessary to pay any Carryover Shortfall Amounts to the holders of those classes of certificates identified as being entitled to such in any final term sheet for a class of certificates, after first giving effect to distributions, if any, from the Carryover Shortfall Reserve Fund. On any distribution date, such amounts will be distributed to the holders of such classes of Certificates, pro rata, based on the respective unpaid Carryover Shortfall Amounts due each class of certificates. In addition, and with respect to the initial distribution date only, holders of those classes of certificates identified as being entitled to such in any final term sheet for such class, will be entitled to receive amounts withdrawn from the Carryover Shortfall Reserve Fund, which will be paid pro rata, based on the respective unpaid Carryover Shortfall Amounts due each class of certificates on such distribution date.

Carryover Shortfall Reserve Fund

If and to the extent provided for in a final term sheet for a class of certificates, on the closing date, the depositor will cause, on behalf of the trust, an amount to be deposited with the securities administrator for deposit in the Carryover Shortfall Reserve Fund, which, to the extent provided for, will be an amount estimated to equal the amount of any potential shortfall of interest, on those classes of certificates identified as being entitled to such, on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period and the Net WAC Rate will be less than LIBOR or MTA plus the related Pass-Through Margin, as the case may be, on such distribution date. To the extent any such class of certificates entitled to the benefit of the Carryover Shortfall Reserve Fund has a shortfall of interest on the initial distribution date due to the application of the Net WAC Rate, amounts will be withdrawn from the Carryover Shortfall Reserve Fund and paid to such class of certificates on the initial distribution date. Except as may be provided in a final term sheet for a class of certificates, after the initial distribution date, the Carryover Shortfall Reserve Fund will be closed and amounts on deposit therein will be distributed to the underwriter or its designee.

Allocation of Net Deferred Interest

For any distribution date, net deferred interest will be deducted from the interest payable to the certificates as described in the final term sheet for a class of certificates.

Determination of LIBOR

LIBOR for any class of LIBOR Certificates and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

On each Interest Determination Date, the securities administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Interest Accrual Period for the LIBOR Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Interest Accrual Period for the LIBOR Certificates will be established separately by the securities administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(3)	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Interest Accrual Period.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator, and the securities administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Determination of MTA

MTA for any Interest Accrual Period will be determined as described below.

MTA shall be established by the securities administrator for each Interest Accrual Period. MTA is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, determined by averaging the monthly yield for the most recent twelve months. The MTA used for each Interest Accrual Period will be the most recent MTA figure available as of the related MTA Determination Date. If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

The establishment of MTA by the securities administrator and the securities administrator’s subsequent calculation of the pass-through rates applicable to the MTA Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Prepayment Charges

To the extent set forth in a final term sheet for a class of certificates, a class of certificates for any series may be entitled to receive on each distribution date any prepayment charges payable in connection with certain principal prepayments on the mortgage loans, unless such prepayment charges are waived as further described below and are not otherwise required to be paid by the servicer.

The amount available for distribution to the holders of a class of certificates, if any, entitled to the prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges paid by the mortgagors or the servicer in connection with principal prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such prepayment charge. In addition, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on a class of certificates entitled to prepayment charges. See “Legal Aspects of Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

Pursuant to the pooling and servicing agreement, if a class of certificates is entitled to prepayment charges, the servicer is not permitted to waive (or permit a servicer to waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. The servicer is not permitted to waive a prepayment charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default. A prepayment charge may only be waived by the servicer pursuant to the standards described above.

Investors should note that in certain instances, the amount of a prepayment charge might not be charged to the mortgagor. If the servicer is not allowed or required to waive (or permit the servicer to waive) the prepayment charge, the amount is required to be remitted by the servicer; otherwise the servicer will not have any obligation to make any payments from its own funds in respect of prepayment charges. See “Risk Factors” and “Certain Yield and Prepayment Considerations” herein.

Principal Distributions on the Senior Certificates

The holders of the Senior Certificates of any series, other than the Class X-IO Component, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this term sheet supplement and any final term sheet for that series and to the extent of the portion of the related Available Distribution Amount for that series remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal equal to the Senior Principal Distribution Amount.

Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, as follows:

(a) For each group of certificates, prior to the occurrence of the applicable Credit Support Depletion Date for that loan group; the related Senior Principal Distribution Amount shall be distributed to the Senior Certificates, as described in the final term sheet for the related Class of Senior Certificates.

(b) On or after the occurrence of the Credit Support Depletion Date for each loan group of any series, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates related to that loan group will be disregarded. Instead, the related Senior Principal Distribution Amount will be distributed to the Senior Certificates relating to that loan group remaining, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

(c) After reduction of the Certificate Principal Balances of the Senior Certificates in a certificate group of any series to zero, but prior to the Credit Support Depletion Date applicable to that class, the Senior Certificates will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the Class M Certificates and Class B Certificates, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

Notwithstanding the foregoing in the case of any Crossed Transaction, on any distribution date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of any of the Senior Certificates in any certificate group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior Certificates in that certificate group and in accordance with the priorities set forth in the clauses (a) and (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group, and (2) an amount equal to one month's interest at the applicable pass-through rate for such class or classes of certificates on the amount of such difference will be distributed from the related Available Distribution Amount for the other loan groups otherwise allocable on a pro rata basis to the Class M Certificates and Class B Certificates first to pay any unpaid interest on such class or classes of certificates and then to pay principal on such classes in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Certificate Principal Balance of each such group exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

In addition, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates in any certificate group to zero, 100% of the mortgagor prepayments on the mortgage loans in the related loan group will be allocated to the remaining Senior Certificates in the other certificate groups, as applicable, on a pro rata basis, and in accordance with the priorities set forth in clause (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate Percentages, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for each loan group, calculated on such basis, and (ii) the outstanding principal balance of the mortgage loans in each loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

Principal Distributions on the Class M Certificates

Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for each loan group, in the case of a Crossed Transaction, remaining after:

•	the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;

•
reimbursement is made to the servicer for some Advances on the mortgage loans in the related loan group remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under “—Advances”;

•
the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates, in the case of a Crossed Transaction, having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

•
the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal in the sum of the following:

(i) such class’s pro rata share, based on the Certificate Principal Balance of each class of Class M and Class B Certificates, in the case of a Crossed Transaction, then outstanding, of the aggregate of the following amounts to the extent not included in the Senior Principal Distribution Amount for the related loan group:

(1) the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other related Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount for that series;

(2) except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

(3) except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all other unscheduled collections received in respect of the related mortgage loans, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii) except to the extent applied to offset Deferred Interest on any distribution date, that class’s pro rata share, based on the Certificate Principal Balance of the Class M and Class B Certificates, in the case of a Crossed Transaction, then outstanding, of all amounts received in connection with the Final Disposition of a related mortgage loan (x) that occurred during the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

(iii) the portion of mortgagor prepayments in full on the related mortgage loans made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments on the related mortgage loans made by the respective mortgagors during the preceding calendar month not applied to offset Deferred Interest allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

(iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates, in the case of a Crossed Transaction, with a lower payment priority or the Class B Certificates of that series; minus

(v) the Capitalization Reimbursement Amount for that loan group on such distribution date multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates derived from the Available Distribution Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

References in this term sheet supplement to “payment priority” of the Class M Certificates of any series refer to a payment priority among those classes of certificates, beginning with the class of Class M Certificates with the highest payment priority.

As to each class of Class M Certificates of any series, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of the related Available Distribution Amount available for that purpose. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates, in the case of a Crossed Transaction, have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates, in the case of a Crossed Transaction, outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement. In addition, any interest shortfalls resulting from the failure of any yield maintenance agreement provider to make payments pursuant to a yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

All mortgagor prepayments on the mortgage loans in a loan group not otherwise distributable to the related Senior Certificates of that series will be allocated on a pro rata basis (i) among the class of Class M Certificates of that series, in the case of a Crossed Transaction, with the highest payment priority then outstanding and (ii) each other class of the Class M Certificate and Class B Certificates of that series, in the case of a Crossed Transaction, for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M or Class B Certificates of that series, respectively, only if the sum of the current percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

As stated above under “—Principal Distributions on the Senior Certificates,” the Senior Accelerated Distribution Percentage for each group will be 100% during the first ten years after the closing date, unless

•	the Certificate Principal Balances of the related Senior Certificates are reduced to zero before the end of that ten year period or

•	the weighted average of the Subordinate Percentages has doubled as described in the definition of “Senior Accelerated Distribution Percentage” and the related loss and delinquency conditions are met,

and will thereafter equal 100% whenever the related Senior Percentage of that series exceeds the initial related Senior Percentage. Furthermore, as described in this term sheet supplement, subject to the events described above, the related Senior Accelerated Distribution Percentage may exceed the related Senior Percentage during the eleventh through fourteenth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group. Accordingly, each class of the Class M Certificates of any series will not be entitled to any mortgagor prepayments on the related mortgage for at least the first ten years after the closing date for that series, unless the weighted average of the Subordinate Percentage has doubled and the related loss and delinquency conditions are met, or the Certificate Principal Balances of the related Senior Certificates have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this ten year period. See “—Principal Distributions on the Senior Certificates” in this term sheet supplement.

Allocation of Losses; Subordination

The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates, in the case of a Crossed Transaction, and the subordination provided to each class of Class M Certificates by any related Class B Certificates and by any class of related Class M Certificates subordinate thereto, will cover Realized Losses on the mortgage loans included in the trust for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans included in the trust for that series which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

in the case of a Crossed Transaction:

•	first, to the Class B Certificates, beginning with the class of Class B Certificates with the lowest payment priority; and

•	second, to the Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis; provided, however, that all losses otherwise allocable to a class of Super Senior Certificates, if any, will be allocated to the related Senior Support Certificates, if any, until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates,.

On any distribution date, Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

Investors in the Senior Certificates of a Crossed Transaction should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

•
its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that, in the case of a Crossed Transaction, no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series; and

•
the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the related Senior Certificates of that series described under “—Principal Distributions on the Senior Certificates” and any class of Class M Certificates, in the case of a Crossed Transaction, with a higher payment priority.

As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders of the related series, the servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under “Description of the Securities—Mortgage Loan Modifications” in the related base prospectus. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with GSMC’s program guide and may be implemented only by subservicers that have been approved by the servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the assumed final distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate. Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the related Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the Class M Certificates, in the case of a Crossed Transaction, in the order of their payment priority and third to the Class B Certificates, in the case of a Crossed Transaction. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the applicable Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto. Accordingly, the subordination provided to the related Senior Certificates and to each class of Class M Certificates, in the case of a Crossed Transaction, by the respective classes of certificates subordinate thereto with respect to Realized Losses on mortgage loans in the related loan group allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Certificates' allocable share, of future distributions of principal of the remaining mortgage loans in the related loan group. Thus, the related Senior Certificates will bear the entire amount of losses on the mortgage loans that are not allocated the Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, which losses will be allocated among all classes of related Senior Certificates as described in this term sheet supplement.

Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses related to any loan group or other losses of a type not covered by subordination will be allocated on a pro rata basis among the related Senior Certificates, related Class M Certificates and related Class B Certificates of that series. Any Realized Losses so allocated to the related Senior Certificates in any loan group, or the related Class M Certificates or Class B Certificates will be allocated without priority among the various classes of related Senior Certificates, Class M Certificates and the Class B Certificates; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates.

An allocation of a Realized Loss on a “pro rata basis” among two or more classes of certificates of any series or any certificate group means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans.

In the case of a Crossed Transaction, the pro rata allocation of Realized Losses on the mortgage loans included in a loan group to the Class M Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts for each loan group, on each distribution date, holders of related Senior Certificates of each series have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and Class B Certificates of that series, to the extent necessary to satisfy the related Senior Interest Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates of each series have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

The application of the related Senior Accelerated Distribution Percentage for each series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. To the extent that the Senior Certificates in the aggregate are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and Class B Certificates, the percentage interest evidenced by those related Senior Certificates in that loan group will be decreased, with a corresponding increase in interest in that loan group evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the related Class M Certificates and the Class B Certificates of that loan group collectively. In addition, if losses on the mortgage loans in the related loan group exceed the amounts described in this term sheet supplement under “—Principal Distributions on the Senior Certificates,” a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates of that series in the aggregate than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the related Class M Certificates and Class B Certificates of that series. In the case of a Crossed Transaction, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates related to any loan group to zero, the remaining related Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates’ respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan group or loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under “—Cross-Collateralization Mechanics in a Crossed Transaction,” thereby accelerating the amortization of such Senior Certificates relative to the Class M and Class B Certificates.

The priority of payments, including principal prepayments related to that loan group established for any series, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the related Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority of that series.

In a Crossed Transaction, the Special Hazard Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the mortgage loans included in the trust for that series. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

In a Crossed Transaction, the Fraud Loss Amount will be an amount acceptable to each rating agency rating any certificates of that series. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

In a Crossed Transaction, the Bankruptcy Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts allocated through subordination for such losses with respect to the mortgage loans included in the trust established for that series up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that series as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the mortgage loans included in the trust established for that series allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the master servicer in writing that:

•	the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

either:

•	the related mortgage loan is not in default with regard to payments due thereunder; or

•
delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount for the mortgage loans in a Crossed Transaction may be further reduced as described in the related base prospectus under “Description of Credit Enhancement—Subordinate Securities.”

Advances

Prior to each distribution date, the servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

These Advances are required to be made on mortgage loans included the trust established for any series only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or Class M Certificates. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ration and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the servicing agreement for any series will constitute an event of default thereunder, in which case the master servicer, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

All Advances on mortgage loans included in the trust established for any series will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B or Class M Certificates, in the case of a Crossed Transaction, provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on any of the related certificates and the amount of those losses will be allocated as described in this term sheet supplement. In addition, any Advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance on the related mortgage loans which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates, in the case of a Crossed Transaction, in each case having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero, any Advances related to any loan group previously made which are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on the Senior Certificates.

The servicing agreement for any series will provide that the servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the servicer’s obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the servicer if those advances were funded by the servicer, but on a priority basis in favor of the advancing person as opposed to the servicer or any successor servicer, and without being subject to any right of offset that the trustee, the master servicer or the trust might have against the servicer or any successor servicer.

Residual Interests

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other Certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

•
the rate and timing of principal payments on the mortgage loans included in the trust established for that series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

•	the allocation of principal payments among the various classes of offered certificates of that series;

•	realized losses and interest shortfalls on the mortgage loans included in the trust established for that series;

•	the pass-through rate on the offered certificates, and fluctuations in any index for the mortgage loans or the offered certificates of that series;

•
to the extent provided in any final term sheet for a class of certificates, with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payment, if any, made pursuant to such yield maintenance agreement;

•	allocations of Net Deferred Interest among the various classes of offered certificates; and

•	the purchase price paid for the offered certificates of that series.

For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Prepayment Considerations

The yields to maturity and the aggregate amount of distributions on each class of the offered certificates of any series will be affected by the rate and timing of principal payments on the mortgage loans included in the trust established for that series. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust established for that series. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans included in the trust established for any series may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In addition, the rate of prepayments of the mortgage loans included in the trust established for any series and the yields to investors on the certificates of that series may be affected by refinancing programs, which may include general or targeted solicitations, as described under “Maturity and Prepayment Considerations” in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”, no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

The mortgage loans may be prepaid by the mortgagors at any time; provided, however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments, which may have a substantial effect on the rate of prepayment of those mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in this term sheet supplement. Unless otherwise specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

To the extent set forth in any final term sheet for a class of certificates, all prepayment charges collected with respect to the mortgage loans will be paid to the holders of a class of certificates, if any, entitled to prepayment charges. In any event, prepayment charges will not be available for distribution on any other offered certificates. The amount available for distribution to the holders of the class of certificates entitled to prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges collected from the mortgagors in connection with principal prepayments on the mortgage loans during the prepayment period applicable to such distribution date. Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances, the servicer may waive the payment of the prepayment charges. The yield to maturity on a class of certificates entitled to prepayment charges will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Investors should conduct their own analysis of the effect, if any, that the rate and timing of payment of prepayment charges may have on the performance of a class of certificates entitled to those charges. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the class of certificates entitled to prepayment charges. See “Legal Aspects of Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

Prepayments, liquidations and purchases of the mortgage loans included in the trust established for that series will result in distributions to holders of the related offered certificates of that series of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans in the related mortgage pool. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by GSMC for the purpose of acquiring mortgage loans to collateralize securities issued by American Home Mortgage Assets LLC. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See “Description of the Mortgage Pool—Underwriting Standards” in this term sheet supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Maturity and Prepayment Considerations” in the related base prospectus.

The negative amortization feature of the mortgage loans may affect the yield on the certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest. During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the certificates because unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

The rate and timing of principal prepayments relative to the rate and timing of the creation of Deferred Interest on the mortgage loans will also affect the yields to maturity on the classes of certificates. To the extent that there is Net Deferred Interest, it will be allocated as described in the final term sheet for a class of certificates. Any allocation of Net Deferred Interest to a class of certificates or interest-bearing component of a class of certificates will reduce the amount of interest distributable on that class or component. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the related Certificate Principal Balance of a class of certificates may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. Except as described in any final term sheet for a class of certificates, the amount of the Deferred Interest on the mortgage loans is offset by using full and partial principal prepayments on the mortgage loans to make distributions of current interest on the certificates. On any distribution date, to the extent that the aggregate Deferred Interest on the mortgage loans as of the related due date exceeds the unscheduled principal collections, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of Accrued Certificate Interest on the classes of certificates to which the Net Deferred Interest is allocated.

The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

With respect to a Crossed Transaction, investors in the Class M Certificates of any series should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage for any loan group equals 100%, the Class M Certificates of that series will generally not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

Most of the mortgage loans contain due-on-sale clauses. The terms of the servicing agreement for any series generally require the servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates. As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Class M Certificates” in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans in any loan group will be allocated among the related Senior Certificates of that series and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans in any loan group will be distributed to each class of Class M Certificates, in the case of a Crossed Transaction. In addition to the foregoing, if on any distribution date, the loss level established for any class of Class M Certificates is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the class of Class M Certificates with a lower payment priority, as the case may be, will generally not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates, in the case of a Crossed Transaction, have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See “—Class M Certificate Yield Considerations” below. If the Certificate Principal Balances of the Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the mortgage loans in the related loan group, and the timing thereof, because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that class or those classes. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before some other related classes, holders of classes having a later priority of payment bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the mortgage loans in the related loan group. The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the related offered certificates. In addition, Realized Losses may affect the market value of the offered certificates, even if these losses are not allocated to those offered certificates.

After the Certificate Principal Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans for that series and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates. See “—Class M Certificate Yield Considerations” below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

In a Crossed Transaction, investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination” and “—Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the mortgage loans in the related loan group, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the related Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans in a loan group to the extent not covered by Advances will affect the yield to investors on the related Senior Certificates, particularly any related Senior Support Certificates more than otherwise anticipated because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of related Super Senior Certificates will be borne by the related class or classes Senior Support Certificates to the extent those certificates are then outstanding as and to the extent described in this term sheet supplement for that series. Consequently, after the Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, of any series are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates of that series, may be affected to a greater extent by losses in the related loan group. In addition, a higher than expected rate of delinquencies or losses on the mortgage loan in a loan group will also affect the rate of principal payments on one or more classes of the related Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls with respect to the mortgage loans in the related loan group to the extent not covered by subordination or the servicer, as described in the final term sheet for that series, including Prepayment Interest Shortfalls and, in the case of each class of the related Class M Certificates the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. See “Yield Considerations” in the related base prospectus and “Description of the Certificates—Interest Distributions” in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the related offered certificates and possible shortfalls in the collection of interest.

The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls on the mortgage loans in the related loan group allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the servicer. See “Description of the Certificates—Interest Distributions” in this term sheet supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “Description of the Mortgage Pool—Mortgage Pool Characteristics” in this term sheet supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the related base prospectus.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their pass-through rates. Any class of Adjustable Rate Certificates may not always receive interest at a rate equal to the applicable index plus the related margin. In addition, if a class of offered certificates is subject to a cap based on the Net WAC Rate, and if such cap is less than the applicable index plus the related margin, the pass-through rate on that class of Adjustable Rate Certificates will be limited to the Net WAC Rate less any net swap payments and swap termination payments, if any, payable by the trust. Thus, the yield to investors in a class of Adjustable Rate Certificates will be sensitive to fluctuations in the level of the applicable index and will be adversely affected by the application of the Net WAC Rate cap. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the related Adjustable Rate Certificates.

Investors in the Adjustable Rate Certificates should be aware that the mortgage loans have adjustable interest rates, in most cases after an initial fixed rate period, but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. Consequently, the interest that becomes due on the mortgage loans during the related Due Period may be less than interest that would accrue on the related Adjustable Rate Certificates at the rate of the applicable index plus the related margin. In a rising interest rate environment, the Adjustable Rate Certificates may receive interest at the Net WAC Rate for a protracted period of time. In addition, because the initial mortgage rates on the mortgage loans may be lower than the related minimum mortgage rates, and will remain fixed for the initial fixed rate period, the Net WAC Rate may initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on any class of Adjustable Rate Certificates may be limited by the Net WAC Rate. In addition, the pass-through rates on any class of Adjustable Rate Certificates may be subject to a cap as set forth in the final term sheet for such class of certificates.

To the extent the Net WAC Rate is paid on any class of the certificates, the difference between the Net WAC Rate and the pass-through rate on such certificates (but not more than any cap as set forth in the final term sheet for such class of certificates), will create a basis risk shortfall that will carry forward with interest thereon. These basis risk shortfalls will only be payable from, if applicable, a yield maintenance agreement or other derivative instrument, or, as and to the extent specified in any final term sheet for a class of certificates, from funds otherwise distributable on the Class X-IO Component. In any event, these shortfalls may remain unpaid on the Optional Termination Date or the applicable final distribution date.

Purchase Price

In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final distribution date with respect to each class of the offered certificates will be specified in the final term sheet for a class of certificates or in the pooling and servicing agreement for that series. The assumed final distribution date is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. For example, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool. In addition, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in the related loan group could produce slower or faster principal distributions than indicated at the various constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determination as to anticipated rates of prepayment on the mortgage loans in the related loan group under a variety of scenarios. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

Class X Certificate Yield Considerations

The pre-tax yield on the Class X Certificates, to the extent of the Class X-IO Component, will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans included in the related loan group, which rate may fluctuate significantly over time. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans included in the related loan group could result in the failure of those investors to fully recover their investments.

Investors in the Class X Certificates should note that increases in any index applicable to any other class of certificates to which the pass-through rate on the Class X Certificates is related, the allocation of any Net Deferred Interest to the Class X Certificates, or the application of amounts otherwise distributable on the Class X Certificates to pay Carryover Shortfall Amounts to any other class of certificates which may be entitled to such payments, may have a material negative effect on the yield on the Class X Certificates and may reduce the yield to zero even if the prepayments on the mortgage loans are consistent with the investor’s expectations as to prepayment rates.

Class M Certificate Yield Considerations

If the aggregate Certificate Principal Balance of the Class B Certificates, is reduced to zero, the yield to maturity on the class of Class M Certificates with the lowest payment priority, in the case of a Crossed Transaction, will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the class of Class M with the lowest payment priority.

If the Certificate Principal Balances of the Class B Certificates and any class of Class M Certificates having a lower payment priority have been reduced to zero, then the yield to maturity on the class of Class M Certificate having the next highest payment priority will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to such class of Class M Certificates.

Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on any class of Class M Certificates, it is highly unlikely that the related mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on such class of Class M Certificates are likely to differ from those assumed. There can be no assurance that the related mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on any class of Class M Certificates of any series will conform to the yields assumed. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M Certificates and particularly in classes of Class M Certificates with low payment priorities should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The after-tax rate of return on the Class R Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates of that series. Holders of Class R Certificates of any series may have tax liabilities with respect to their Class R Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of the Class R Certificates of any series may have tax liabilities with respect to their Class R Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage loans in the related loan group.

The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences” in the related base prospectus.

POOLING AND SERVICING AGREEMENT

General

The certificates for each series will be issued under a pooling and servicing agreement for that series, dated as of the cut-off date for that series, referred to as the pooling and servicing agreement, among the depositor, the master servicer, the securities administrator and the trustee. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. The offered certificates of any series will be transferable and exchangeable at an office of the securities administrator, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York 11747.

Under the pooling and servicing agreement of any series, transfers of the Class R Certificates of that series are prohibited to any non-United States person. Transfers of the Class R Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates” and “—Noneconomic REMIC Residual Certificates” in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See “The Agreements—The Trustee” in the related base prospectus.

Custodial Arrangements

Deutsche Bank National Trust Company, will serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian will maintain the mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in secure, fire-resistant facilities located at the trustee’s premises in California. The custodian will not physically segregate the mortgage files from other mortgage files in the custodian’s custody but they will be kept in shared facilities. However, the custodian’s proprietary document tracking system will show the location within its facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. See “The Trustee” in this term sheet supplement.

The Master Servicer and the Servicer

Master Servicer Responsibilities. The master servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	reconciling servicing activity with respect to the mortgage loans,

•	sending remittances to the securities administrator for distributions to certificateholders,

•	oversight, to a limited extent, of the servicing activity of the mortgage loans by the servicer,

•	approval of loss mitigation strategies,

•	providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

For a general description of the master servicer and its activities, see “The Master Servicer” in this term sheet supplement. For a general description of material terms relating to the master servicer’s removal or replacement, see “The Agreements—Events of Default and Rights Upon Event of Default—Pooling and Servicing Agreement” in the related base prospectus.

Servicer Responsibilities. The Servicer is generally responsible for the following duties:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•
accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer or the securities administrator, as applicable, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be a per annum percentage of the outstanding principal balance of that mortgage loan as set forth in the final term sheet for a class of certificates. The servicing fees consist of (a) servicing fees payable to the servicer in respect of its servicing activities and (b) subservicing and other related compensation payable to the subservicer, and such compensation paid to the servicer as the direct servicer of a mortgage loan for which there is no subservicer.

The primary compensation to be paid to the servicer for its servicing activities will be its servicing fee equal to a per annum percentage of the outstanding principal balance of each mortgage loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding principal balance of each mortgage loan serviced by it. The servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the servicer in connection with its responsibilities under the related servicing agreement. The servicing fee may be reduced if a servicer is appointed in certain circumstances, but may not be increased. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in the related base prospectus for information regarding other possible compensation to the servicer and for information regarding expenses payable by the servicer.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet for any series:

Description	Amount	Receiving Party
Servicer Fee
(i) with respect to any mortgage loan with a principal balance at origination of $359,650 or less, 0.375% per annum, and (ii) with respect to any mortgage loan with a principal balance at origination of $359,650 or more, 0.25% per annum*
Servicer

* The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs.

In addition, the servicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the servicing agreement, and certain other servicing expenses, including foreclosure expenses.

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the Certificate Account.

Reports to Certificateholders

On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth the information specifically described in the pooling and servicing agreement, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which, using the OTS method of calculation, (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to certificateholders will contain other information as is set forth in the pooling and servicing agreement, which may include prepayments, reimbursements to subservicers and the Master Servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of certificates during a portion of the calendar year, for the applicable portion of the year. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Certificateholders”

Evidence as to Compliance

The pooling and servicing agreement for each series will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the Depositor and the Master Servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement for each series will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement for each series will also provide for delivery to the Master Servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Voting Rights

There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. All voting rights for any series will be allocated among all holders of the certificates of that series as described in the pooling and servicing agreement for that series. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Class R Certificates of that series in specified circumstances.

Termination

The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under “The Agreements—Termination; Retirement of Securities” in the related base prospectus.

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans included in the trust established for any series is less than 1% of the aggregate principal balance of the mortgage loans included in the trust established for that series as of the cut-off date for that series after deducting payments of principal due during the month of the cut-off date, the master servicer may purchase from the trust the mortgage loans and all property acquired in respect of any mortgage loan remaining in the trust. Any such optional purchase will cause the termination of the trust and the retirement of the certificates.

In the case of an optional purchase as described in the preceding paragraph, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the mortgage loans (other than liquidated mortgage loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding servicing advances through the due date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, (b) the lesser of (1) the scheduled principal balance of the mortgage loans for any REO property remaining in the trust, plus accrued interest at the applicable mortgage rates (less the related servicing fee rates) and (2) the current appraised value of any such REO property and (c) the amount of any costs and damages incurred by the trust as a result of any violation of any applicable federal, state or local predatory or abusive lending law arising from or in connection with the origination of any mortgage loan remaining in the trust, and (y) the aggregate fair market value of all the assets in the trust, as determined in accordance with the pooling and servicing agreement. The proceeds of the sale of such assets of the trust (other than, with respect to any mortgage loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the certificates of any series, first, to the Class A Certificates, second, to the Class M Certificates in the order of their payment priority third, to the Class B Certificates, if any, and fourth, except as set forth in the pooling and servicing agreement, to the Class P Certificates and the Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates of that series if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the offered certificates as discussed above will be made at a price equal to 100% of the aggregate Certificate Principal Balance of the offered certificates plus the Accrued Certificate Interest thereon, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans will be distributed to the holders of the Class RC certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the Class RC certificates, the proceeds of such a purchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase the Mortgage Loans as set forth above will effect early retirement of the certificates and the certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.

Promptly after the purchase of such certificates of any series, the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement. Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates, in the case of a Crossed Transaction, outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

Trustee Duties

Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The trustee’s duties and responsibilities under the pooling and servicing agreement may include providing certificateholders and applicable rating agencies with notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the trustee an agreed-upon compensation for its services in accordance with a side letter agreement executed by the trustee and the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Any costs associated with removing and replacing a trustee will be paid by the depositor.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Servicer or the Originator, or with respect to which the property of any of the foregoing transaction parties is subject, that would have a material adverse impact on investors in these certificates. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to certificateholders.

All annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement—Reports to Certificateholders” and “Pooling and Servicing Agreement—Evidence as to Compliance” in this term sheet supplement, required to be filed for the issuing entity in each series under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as shall have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.

REPORTS TO CERTIFICATEHOLDERS AND EVIDENCE OF COMPLIANCE

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the certificates and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Pooling and Servicing Agreement—Reports to Certificateholders” in this term sheet supplement.

The Securities Administrator will make the statement described above available each month to certificateholders and the other parties to the pooling and servicing agreement via the Securities Administrator’s Internet website. The Securities Administrator will also make the periodic reports described in the prospectus under “Additional Information” relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Securities Administrator’s Internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

In addition, the Master Servicer, the Securities Administrator, the Servicer and the Custodian will furnish to the Depositor or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Pooling and Servicing Agreement—Evidence as to Compliance” in this term sheet supplement. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (exclusive of a yield maintenance agreement, if any), will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

•	the Class R Certificates collectively will represent ownership of the sole class of “residual interests” in one or more of the REMICs; and

•
each class of offered certificates, other than the Class R Certificates, and the Class B Certificates will represent ownership of “regular interests” in a REMIC, will generally be treated as debt instruments of that REMIC and will also represent the right to receive payments from a reserve fund and/or a swap account and the obligation to make payments to the swap account, if applicable.

See “Federal Income Tax Consequences—REMICs” in the related base prospectus.

For federal income tax purposes, the Class X Certificates will and the remaining classes of offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption used to price the offered certificates. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences—General” and “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the related base prospectus.

The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

If the method for computing original issue discount described in the related base prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the securities administrator in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “— Premium” in the related base prospectus.

The IRS has issued the OID Regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Internal Revenue Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered certificates. In the absence of other authority, the securities administrator shall be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Internal Revenue Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Internal Revenue Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Internal Revenue Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

Each holder of a LIBOR certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and a right to receive payments from a reserve fund and/or swap account with respect to Carryover Shortfall Amounts and the obligation to make payments to a swap account, if applicable. The reserve fund will consist of a portion of amounts received under the interest rate cap agreements. The treatment of amounts received by a LIBOR certificateholder under such certificateholder’s right to receive payments under the reserve fund and/or swap account will depend on the portion, if any, of such offered certificateholder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a LIBOR certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive certain payments with respect to Carryover Shortfall Amounts in accordance with the relative fair market values of each property right. Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss upon disposition. It is intended that certain payments made to the holders of the LIBOR certificates with respect to Carryover Shortfall Amounts be treated as includible in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the tax regulations relating to notional principal contracts. In the case of noncorporate holders of the LIBOR certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the LIBOR certificates are encouraged to consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund. The OID regulations provide that the trust’s determination of the issue price of the REMIC regular interest is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.

Under the REMIC regulations, the securities administrator is required to account for the REMIC regular interest and the right to receive payments with respect to Carryover Shortfall Amounts as discrete property rights. It is possible that the right to receive payments with respect to the reserve fund could be treated as a partnership among the holders of the LIBOR certificates and Class X-IO Certificates, in which case holders of the LIBOR certificates would be subject to potentially different timing of income and foreign holders of the LIBOR certificates could be subject to withholding in respect of any payments with respect to the reserve fund. Holders of the LIBOR certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the LIBOR certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

To the extent that the right to receive payments with respect to Carryover Shortfall Amounts are characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a LIBOR certificate, the amount of the sale allocated to the selling certificateholder’s right to receive such payments would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A LIBOR certificateholder would have gain or loss from such a termination of the right to receive payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the reserve fund. In addition, this calculation may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments from the reserve fund.

Gain or loss realized upon the termination of the right to receive certain payments with respect to the reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

This paragraph applies to the portion of each LIBOR certificate exclusive of any rights in respect to payments with respect to Carryover Shortfall Amounts. That portion of the LIBOR certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the LIBOR certificates, exclusive of any interest received with respect to Carryover Shortfall Amounts, will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the specified portion of the offered certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the securities administrator or the depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a prohibited transaction tax. See “Pooling and Servicing Agreement—Termination” in this term sheet supplement and “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the related base prospectus.

The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a LIBOR certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive certain payments with respect to Carryover Shortfall Amounts. The value of the right to receive any such payments under the reserve fund is a question of fact which could be subject to differing interpretations. Because the right to receive such payments under the reserve fund or the swap account, if applicable, is treated as a separate right of the offered certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

Any money deposited into the reserve fund on a distribution date will be distributed to the certificateholders on the same distribution date in accordance with the payment priorities described in this term sheet supplement.

For further information regarding federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of the Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of the Class R Certificates, including:

•	the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

•	is not a disqualified organization;

•	is not acquiring the Residual Certificate on behalf of a disqualified organization; and

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

•	a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

•
a grant to the securities administrator of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the related base prospectus.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain of their provisions apply only to transfers of residual interests occurring on or after August 19, 2002. See “Material Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the related base prospectus.

The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC’s term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders’ after-tax rate of return to be zero or negative even if the Residual Certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

The rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC’s taxable income allocable to holders of the Class R Certificates.

An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the related base prospectus.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests, adopting without change the proposed regulations as described in the related base prospectus. See “Material Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates—General” in the related base prospectus. These regulations are effective for taxable years ending on or after May 11, 2004. Holders of the Class R Certificates are encouraged to consult their tax advisors regarding the effect of these regulations.

The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC’s return.

GSMC will be designated as the “tax matters person” with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of each class of the Class R Certificates.

Purchasers of the Class R Certificates are encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

For further information regarding the federal income tax consequences of investing in the Class R Certificates, see “Certain Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this term sheet supplement and “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in the Class R Certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuing entity and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the related base prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates of any series to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes. See “Method of Distribution” in this term sheet supplement.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of the related underwriting agreement for any series, the underwriter set forth in any final term sheet and the prospectus supplement for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class and will agree to purchase and the depositor will agree to sell each applicable class of the Senior Certificates of that series and the Class M Certificates of that series, except that a de minimis portion of the Class R Certificates of that series will be retained by GSMC Each applicable class of certificates of any series being sold to the underwriter are referred to as the underwritten certificates for any series. It is expected that delivery of the underwritten certificates, other than the Class R Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Class R Certificates for any series, other than the de minimis portion retained by GSMC, will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

In connection with the underwritten certificates, of any series, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the underwritten certificates of any series by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series. The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series is also the underwriter of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

The underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

There is currently no secondary market for the offered certificates. The underwriter for any class of any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

The underwriter will be identified in the final term sheet with respect to the offered certificates.

The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under “Description of the Securities—Reports to Securityholders” and in this term sheet supplement under “Pooling and Servicing Agreement—Reports to Certificateholders,” which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

LEGAL OPINIONS

Certain legal matters relating to the certificates of any series will be passed upon for the depositor and American Home by Thacher Proffitt & Wood llp, New York, New York and for the Underwriter by McKee Nelson LLP, Washington, District of Columbia.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated in the final term sheet for a class of certificates by one or more rating agencies including by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Standard & Poor’s or S&P, Moody’s Investors Service, Inc. or Moody’s, or Fitch Ratings, or Fitch. Standard & Poor’s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement.

Standard & Poor’s ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor’s rating on the certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See “Certain Yield and Prepayment Considerations” in this term sheet supplement. The rating on the Class R Certificates only addresses the return of its Certificate Principal Balance and interest on the Class R Certificates at the related passthrough rate.

The rating assigned by Moody’s to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody’s ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the mortgage loans.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch’s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying mortgage loans. The rating on any class of the Class R Certificates only addresses the return of its Certificate Principal Balance and interest on that class of Class R Certificates at the related pass-through rate.

The ratings do not address the likelihood of the receipt of any amounts in respect of Carryover Shortfall Amounts.

The ratings do not address the likelihood that prepayment charges will be paid to holders of any class entitled to prepayment charges.

There can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

The offered certificates identified in the final term sheet with respect to such class of certificates will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.

One or more classes of the offered certificates of any series may be viewed as “complex securities” under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the related base prospectus.

ERISA CONSIDERATIONS

A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class 1A1 Certificates and Class 2A1 Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the exemption, as described under “ERISA Considerations” in the related base prospectus, provided that those certificates are rated at least “AA-” (or its equivalent) by Standard & Poor’s, Moody’s or Fitch Ratings, or Fitch, at the time of purchase. It is not expected that the exemption could apply to the Class A Certificates other than the Class 1A1 Certificates and the Class 2A1 Certificates and the Class M Certificates.

Each beneficial owner of the Class A Certificates other than the Class 1A1 Certificates and the Class 2A1 Certificates and the Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor, or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, the securities administrator, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Because the exemptive relief afforded by the exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class R Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the certificate registrar, unless the transferee provides the securities administrator with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

•	is permissible under applicable law;

•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee, the securities administrator or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan is encouraged to consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the related base prospectus.

The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

AMERICAN HOME MORTGAGE ASSETS LLC
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•
mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

The trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the Issuing Entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2006.

i

TABLE OF CONTENTS
(continued)

Tax Aspects of Cooperative Ownership	71
Leases and Rents	71
Contracts	71
Foreclosure on Mortgages and Some Contracts	73
Foreclosure on Shares of Cooperatives	75
Repossession with respect to Contracts	76
Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations on Lenders	78
Environmental Legislation	80
Consumer Protection Laws	81
Homeownership Act and Similar State Laws	81
Additional Consumer Protections Laws with Respect to Contracts	82
Enforceability of Certain Provisions	82
Subordinate Financing	84
Installment Contracts	84
Applicability of Usury Laws	85
Alternative Mortgage Instruments	85
Formaldehyde Litigation with Respect to Contracts	86
Servicemembers Relief Act	86
Forfeitures in Drug and RICO Proceedings	87
Junior Mortgages	87
Negative Amortization Loans	88
FEDERAL INCOME TAX CONSEQUENCES	88
General	88
REMICS	89
Notes	106
Grantor Trust Funds	107
Callable Classes	117
Penalty Avoidance	117
STATE AND OTHER TAX CONSEQUENCES	117
ERISA CONSIDERATIONS	117
Class Exemptions	118
Underwriter Exemption	120
Other Exemptions	126
ERISA Considerations Relating to Notes	126
Callable Securities	128
Tax Exempt Investors	128
Consultation with Counsel	128
LEGAL INVESTMENT MATTERS	129
USE OF PROCEEDS	130
METHODS OF DISTRIBUTION	130
LEGAL MATTERS	131
FINANCIAL INFORMATION	132
RATING	132
INCORPORATION OF INFORMATION BY REFERENCE	132
GLOSSARY	133

ii

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

The trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. Upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

The underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•
the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•
to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

The master servicer or another entity identified in the prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the Issuing Entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)  the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)  there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the

DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related trust fund are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

The trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure would provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the Issuing Entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the Issuing Entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing one- to four-family housing. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment. The insurance payment is reduced by the amount of any cash retained by the trust or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC for each series of securities. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Corp., a New York corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the Issuing Entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement).

Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the Issuing Entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the Issuing Entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, as specified in the related indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the trust fund, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the trust fund or which thereafter become part of the trust fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Company, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral

(which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular

Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular

Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC

Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding, the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates and any notes that the related prospectus supplement designates as required to also be 100% owned directly or indirectly, through one or more wholly owned qualified REIT subsidiaries (together with the Trust Certificates, the “Equity Securities”). For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries (each, a “Disregarded Entity”), classification of the trust as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities (a “TMP Trigger Event”), the Trust would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, no transfer of the Equity Securities will be permitted, except that (i) 100% of such Equity Securities may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities and (ii) if one or more classes of Equity Securities serve as collateral security for a financing transaction entered into by the REIT, qualified REIT subsidiary, or Disregarded Entity that owns such Equity Securities, in the event of default under the financing arrangement, the secured party would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Notwithstanding the foregoing, upon the occurrence of a TMP Trigger Event, subject to certain provisions, the assets of the Trust (exclusive of any assets which must be sold, as described below) will be transferred to a new trust (the “REMIC Trust”) and one or more REMIC elections will be made with respect to such REMIC Trust at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the Trust any REO property at the fair market value, and either restrict foreclosure on (within the REMIC Trust) or sell from the Trust any loan that is delinquent for 60 days or more.

Following a TMP Trigger Event, on the effective date of the REMIC election, each beneficial owner of an offered note will exchange its interest in the offered note for two things: a REMIC regular interest, which may be in the form of a certificate or a note, and a separate contractual right to receive payments from a reserve fund. The economic attributes and entitlements of the REMIC regular interest coupled with the contractual rights to receive payments from a reserve fund would be identical to those of the non-REMIC offered note exchanged therefor. The exchange would, nevertheless, be considered to be one on which the beneficial owner recognizes gain or loss equal to the difference, if any, between such beneficial owner’s adjusted basis in the non-REMIC offered note and the aggregate fair market value of the REMIC regular interest coupled with the contractual right to receive payments from a reserve fund.

See “Material Income Tax Consequences-Taxation of the REMIC” herein for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related

Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor

Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.
•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.
•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.
•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.
•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The Issuing Entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.
•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan Assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities”

underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest rate swap or yield supplement agreement to be held by the trust if it meets the conditions of the Exemption.

An interest-rate swap (a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

A yield supplement agreement is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

(1)	A mortgagor with respect to 5% or less of the fair market value of the trust fund assets or

(2)
An affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of securities acquired by a Plan or with Plan Assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1)  the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)  an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)  be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)  have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE

RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— American Home Mortgage Corp., the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Amount - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Clearstream— Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date — With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related trust fund, which may be a Master Servicer Collection Account.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC— The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related Issuing Entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount— The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets — “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Relief Act, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount— The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.